                                 Exhibit 10.1

                           ASSET PURCHASE AGREEMENT

                          dated as of March 11, 1992

                                     among

                           MUZAK LIMITED PARTNERSHIP

                               FIELD/MUZAK, INC.

                             THE FIELD CORPORATION

                                      and

                              MLP OPERATING, L.P.

                               TABLE OF CONTENTS

                                                                Page
                                                                ----
ARTICLE I         PURCHASE AND SALE............................   1

            1.1.     Purchased Assets..........................   1
            1.2.     Excluded Assets...........................   4
            1.3.     Assumed Liabilities.......................   5
            1.4.     Excluded Liabilities......................   6
            1.5.     Transfer of Purchased Assets..............   7
            1.6.     Conveyance and Transfer...................   7
            1.7.     Sales, Transfer and Related Taxes
                     and Charges...............................   8
            1.8.     Proration.................................   8

ARTICLE II        PURCHASE PRICE...............................   9

            2.1.     Purchase Price............................   9
            2.2.     Allocation of Purchase Price..............   9
            2.3.     Purchase Price Adjustment.................  10
            2.4.     Calculation of Closing Payment and
                     Payment of Purchase Price.................  12
            2.5.     Earn-Out..................................  14

ARTICLE III       CLOSING......................................  22

            3.1.     Closing Date..............................  22
            3.2.     Seller's Closing Deliveries...............  22
            3.3.     Buyer's Closing Deliveries................  24

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF SELLER
                  AND TFC......................................  25

            4.1.     Organization of Seller, General Partner
                     and TFC...................................  25
            4.2.     Subsidiaries and Investments..............  25
            4.3.     Authority of Seller, General Partner
                     and TFC; Non-Contravention................  25
            4.4.     Financial Statements......................  28
            4.5.     Absence of Changes........................  29
            4.6.     No Undisclosed Liabilities................  30
            4.7.     Taxes.....................................  31
            4.8.     Condition of Assets; Ownership of Assets..  31
            4.9.     Governmental Permits......................  32
            4.10.    Real Property.............................  32
            4.11.    Real Property Leases......................  32
            4.12.    Condemnation..............................  32
            4.13.    Personal Property; Sufficiency of Assets..  33
            4.14.    Personal Property Leases..................  33
            4.15.    Intellectual Property.....................  33
            4.16.    Accounts Receivable.......................  34
            4.17.    Environmental Matters.....................  34

                                                                Page
                                                                ----
            4.18.    Employees and Related Agreements; ERISA...  35
            4.19.    Contracts.................................  40
            4.20.    Music Services Contracts..................  42
            4.21.    Status of Contracts.......................  43
            4.22.    No Violation, Litigation or Regulatory
                     Action....................................  44
            4.23.    Insurance.................................  44
            4.24.    Organization, Capitalization and Financial
                     Statements of the German Licensee.........  44
            4.25.    Transactions with Affiliates and Trusts...  45
            4.26.    Investment Canada.........................  45
            4.27.    Personnel.................................  45
            4.28.    Inventory.................................  45
            4.29.    Customers and Suppliers...................  46
            4.30.    FCC Compliance............................  46
            4.31.    Torrance Note.............................  47
            4.32.    No Finder.................................  47

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF BUYER......  47

            5.1.     Organization of Buyer.....................  47
            5.2.     Authority of Buyer; Non-Contravention.....  48
            5.3.     Priority Partnership Interest;
                     Exchange Notes............................  49
            5.4.     No Prior Activities; No Subsidiaries......  49
            5.5.     Capitalization; Financing.................  49
            5.6.     Financial Ability.........................  50
            5.7      Buyer Sales...............................  50
            5.8      No Finder.................................  50

ARTICLE VI        ACTION PRIOR TO THE CLOSING DATE.............  50

            6.1.     Investigation of Seller by Buyer;
                     Environmental Audit.......................  50
            6.2.     Notices...................................  51
            6.3.     Other Action; Consents of Third Parties;
                     Governmental Approvals....................  52
            6.4.     Conduct of the Business Prior to
                     the Closing...............................  52
            6.5.     Antitrust Compliance, etc.................  54
            6.6.     FCC Compliance............................  54
            6.7.     Exon-Florio...............................  55
            6.8.     Seller's Disclosure.......................  55
            6.9      Taxes.....................................  56
            6.10     Proprietary Rights........................  56

ARTICLE VII       ADDITIONAL COVENANTS OF THE PARTIES..........  56

            7.1.     Covenant Not to Compete...................  56
            7.2.     Expenses..................................  56
            7.3.     Publicity.................................  57

                                                                Page
                                                                ----
            7.4.     Employment Matters........................  57
            7.5.     W-2 Matters...............................  62
            7.6.     Post-Closing Remittances..................  62
            7.7.     Change in Name............................  63
            7.8.     Access to Records After Closing...........  63
            7.9.     Cooperation in Litigation, Taxes
                     and Licensing Matters.....................  64
            7.10.    Modification and Performance of
                     POP Agreement.............................  64
            7.11.    FIRPTA....................................  64
            7.12.    Intellectual Property Assignments.........  65
            7.13.    Confidentiality...........................  65
            7.14.    Priority Partnership Interest.............  65
            7.15.    Further Assurances........................  66
            7.16.    Cash Available for Checks; Right of
                     Endorsement; Power of Attorney............  66
            7.17.    Bulk Sales; Location of Inventory.........  67
            7.18.    Purchase Price Escrow.....................  67
            7.19.    Environmental Matters.....................  67
            7.20.    Permitted Payments........................  68
            7.21.    Amended Partnership Agreement.............  68
            7.22.    Non-Solicitation..........................  69
            7.23.    Employees.................................  69
            7.24.    No Contest................................  70
            7.25.    Discharge of Certain Seller Obligations...  70
            7.26.    Management Agreements.....................  71
            7.27.    Subordination Agreements..................  71
            7.28.    Continuing Existence of Seller............  71
            7.29.    FCC Compliance............................  71
            7.30.    German Licensee Shares....................  71

ARTICLE VIII      CONDITIONS PRECEDENT TO OBLIGATIONS
                  OF BUYER.....................................  72

            8.1.     No Misrepresentations or Breach
                     of Covenants..............................  72
            8.2.     No Material Adverse Change................  72
            8.3.     Authorizing Action........................  72
            8.4.     No Governmental Proceeding or Litigation..  72
            8.5.     No Injunction.............................  73
            8.6.     Necessary Governmental Approvals..........  73
            8.7.     Release of Encumbrances...................  73
            8.8.     Consents..................................  73
            8.9.     Seller Deliveries.........................  73
            8.10.    Financing.................................  73
            8.11.    [Reserved]................................  73
            8.12.    Certificates..............................  73
            8.13.    Opinions of Counsel.......................  73
            8.14.    Subordination Agreements..................  74
            8.15.    Taxes.....................................  74

                                                                Page
                                                                ----
ARTICLE IX        CONDITIONS PRECEDENT TO OBLIGATIONS
                  OF SELLER....................................  74

            9.1.     No Misrepresentation or Breach
                     of Covenants..............................  74
            9.2.     Authorizing Action........................  74
            9.3.     No Governmental Proceeding or Litigation..  74
            9.4.     No Injunction.............................  75
            9.5.     Buyer Deliveries..........................  75
            9.6.     Necessary Governmental Approvals..........  75
            9.7.     Certificates..............................  75
            9.8.     Opinion of Counsel........................  75
            9.9.     Solvency..................................  75
            9.10.    Terms of Debt Financing...................  76
            9.11.    Management Plans..........................  76
            9.12.    Releases..................................  76

ARTICLE X         INDEMNIFICATION..............................  76

            10.1.    Survival of Indemnification...............  76
            10.2.    Indemnification by Seller.................  77
            10.3.    Indemnification by Buyer..................  78
            10.4.    Limitation on Amount of Indemnification...  78
            10.5.    Notice of Claims..........................  79
            10.6.    Third Party Claims........................  79
            10.7.    Certain Adjustments.......................  80
            10.8.    Exclusive Remedy..........................  80

ARTICLE XI        TERMINATION..................................  80

            11.1.    Termination...............................  80
            11.2.    Effect of Termination.....................  81

ARTICLE XII       GENERAL PROVISIONS...........................  81

            12.1.    Successors and Assigns, Parties, etc......  81
            12.2.    Entire Agreement; Amendments..............  83
            12.3.    Waivers...................................  83
            12.4.    Notices...................................  83
            12.5.    Partial Invalidity........................  84
            12.6.    Execution in Counterparts.................  85
            12.7.    Governing Law.............................  85
            12.8.    Exclusivity...............................  85

ARTICLE XIII      DEFINITIONS AND INTERPRETATION...............  85

            13.1.    Definitions...............................  85
            13.2.    Interpretation............................  99

                                   EXHIBITS
                                   --------

Exhibit A           Form of Earn-Out Notes

Exhibit B           Form of Non-Competition Agreement

Exhibit C           [RESERVED]

Exhibit D           Form of Escrow Agreement

Exhibit E           Form of Amended Partnership Agreement

Exhibits F1 - F2    Form of Agreements of Subordination

Exhibit G           Form of Certificates of Management

Exhibit H           Form of Assumption Agreement

Exhibit I           [RESERVED]

                                   SCHEDULES
                                   ---------


Schedule 1.1 (XVI)       Insurance

Schedule 2.3(b)          Exceptions to Seller's Accounting
                         Principles

Schedule 2.5(a)          EBITDA Target Chart

Schedule 4.1(a)          List of States where Seller is Qualified
                         To Transact Business

Schedule 4.1(b)          List of States where General Partner is
                         Qualified to Transact Business

Schedule 4.3             Non-Contravention

Schedule 4.4             Financial Statements

Schedule 4.5(a)          Material Adverse Changes

Schedule 4.5(b)          Operation of Business Since October
                         Balance Sheet Date

Schedule 4.6             Undisclosed Liabilities

Schedule 4.7             Taxes

Schedule 4.8             Condition of Assets

Schedule 4.9(b)          Governmental Permits

Schedule 4.11            Real Property Leases

Schedule 4.13            Personal Property

Schedule 4.14            Personal Property Leases

Schedules 4.15           Intellectual Property

Schedule 4.17            Environmental Matters

Schedule 4.18            Employees and Related Agreements; ERISA

Schedule 4.19(a)         Contracts

Schedule 4.19(a)(vii)    Standard Form of Salesman Contract

Schedule 4.19(b)         Licensee Agreements

Schedule 4.20            Music Service Contracts

Schedule 4.21           Status of Contracts

Schedule 4.22           Violations, Litigation and Regulatory
                        Matters

Schedule 4.23           Insurance

Schedule 4.24           Financial Statements of German Licensee

Schedule 4.25           Transactions with Affiliates and Trusts

Schedule 4.27           Personnel

Schedule 4.28           Inventory

Schedule 4.29           Customer and Supplier Terminations

Schedule 4.30           FCC

Schedule 5.5            Financing Documents

Schedule 7.4(a)         Auditor's Report

Schedule 7.15           Estoppel Certificates

Schedule 7.23           Employees

Schedule 8.8            Consents Required for Closing

Schedule 13.11          October Statement

          ASSET PURCHASE AGREEMENT ("Agreement") dated as of March 11, 1992, among Muzak Limited Partnership, a Delaware limited partnership ("Seller"), Field/Muzak, Inc., a Delaware corporation ("General Partner"), The Field Corporation, a Delaware corporation ("TFC"), and MLP Operating, L.P., a Delaware limited partnership ("Buyer").

          WHEREAS, Seller is engaged in the business of on-location and broadcast business services, which include without limitation producing, marketing and distributing programmed music, music video services, data communications services, electronic publication and information distribution services, video communications services, in-store advertising and promotion services, related equipment and ancillary communications and related services (collectively, the "Business");

          WHEREAS, Seller conducts the Business through certain divisions of Seller and in association with licensees ("Licensees"), including "Funktionelle Musik" Musikverbreitungs gesellschaft mit beschrankter Haftung, a German limited liability company ("German Licensee") in which Seller owns 199,500 shares of stock with a nominal value of 1 DM each (the "German Licensee Shares"); and

          WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, on a going concern basis, substantially all the non-cash assets and properties of Seller, and Buyer is willing to assume certain liabilities in connection therewith, all on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, Seller, Buyer, General Partner and TFC hereby agree as follows:


                                   ARTICLE I

                               PURCHASE AND SALE
                               -----------------

          1.1.    PURCHASED ASSETS.  Upon the terms and subject to the
                  ----------------
conditions of this Agreement, at the Closing (except for such of the following as are to be Transferred, purchased and acquired at a time thereafter pursuant to the terms hereof, in which case, at such time), Seller shall Transfer to Buyer, and Buyer shall purchase and acquire from Seller, on a going concern basis, free and clear of all Encumbrances (except for Permitted Encumbrances), all of Seller's rights, title and interest in and to all the assets, properties, interests, contracts and claims of every kind and description, wherever located, owned, used or held by Seller, real, personal or mixed, tangible or intangible, with such changes, deletions or additions thereto as may occur from the date of this Agreement to the Closing and consistent with the terms and conditions of this Agreement, including but not limited to Seller's rights, title and interest in and to the following, but in all cases excluding any Excluded Assets ("Purchased Assets"):

          (i)       all accounts and notes receivable and other receivables;

          (ii) all raw materials, supplies, work-in-process, finished goods, goods on consignment and other materials;

          (iii) all Governmental Permits, including without limitation the Governmental Permits listed in Schedule 4.9(b);

          (iv) all real property (including all buildings, improvements and structures located thereon and all appurtenances thereto) and real property interests (including without limitation all claims and rights of every kind related to real property leases, options, contract rights, rights of way and easements), including without limitation the properties and interests identified in Schedule 4.11;

          (v) all machinery, equipment, vehicles, furniture, leasehold improvements and fixtures and other fixed assets and personal property, including without limitation the fixed assets and personal property listed or referred to in Schedule 4.13;

          (vi) all intellectual property rights ("Proprietary Rights"), including without limitation: (a) all United States and foreign patents and patent applications, all United States and foreign copyrights and any renewals, extensions and continuations thereof, United States, state, and foreign trade names, trademarks and service marks, applications for registrations of trademarks and service marks and trademark and service mark registrations, including without limitation all trade names, trademarks and service marks containing the words "Muzak", "Yesco" or "Stimulus Progression" and all derivations thereof, as well as all registered, assumed or fictitious names under which Seller is conducting the Business or has conducted the Business ("Patent, Trademark and Intellectual Property Rights"); (b) all software ("Software"), including without limitation source code, software programs and all documentation and materials relating thereto, whether patentable and/or copyrightable or not;
     (c) all processes, concepts, discoveries, know-how, improvements or ideas ("Inventions"), whether patentable or not; (d) all useful information relating to Inventions and/or Patent, Trademark and Intellectual Property Rights ("Technical Information"), including know-how, technology, engineering drawings, reports, design information, trade secrets, practices, laboratory notebooks, specifications, test procedures and maintenance manuals; (e) all patent, trademark and/or copyright licenses and/or other licenses to use Patent, Trademark and Intellectual Property Rights, and/or Software and/or Inventions and/or Technical Information of others ("Proprietary Rights Licenses"); and (f) the Proprietary Rights listed in Schedule 4.15;

          (vii)     the Business as a going concern;

          (viii) all phonograph record albums, phonograph records, compact disks, master tapes and customer tapes;

          (ix)      all recordings and tape libraries;

          (x) all claims and rights of every kind arising out of or related to contracts, agreements, understandings, arrangements or commitments of any kind, in all cases whether written or oral (collectively, the "Contracts"), including without limitation joint venture agreements, partnership agreements, leases (including real and personal property leases), and licenses that allow Seller to program, arrange, produce, reproduce and distribute to its licensees and dealers its music programs, music video services, data messaging services, in-store advertising services and video communications services in the manner now carried out, as well as those that allow the performance of Seller's music programs, music video services, data messaging services, in-store advertising services and video communications services at the premises of Seller's subscribers, including without limitation all Contracts listed or described in Schedules 4.11, 4.14, 4.19(a), 4.19(b), 4.20(a), 4.20(b),
     4.20(c), 4.20(d), 4.20(f) or 4.20(g)(i);

          (xi) all mailing lists, customer lists, subscriber lists and processes, including related procedures, files and manuals and all source and object codes and documentation related thereto;

          (xii) all rights, claims and causes of action against third parties arising under warranties from vendors and other third parties in connection with the Purchased Assets;

          (xiii) all books and records (including all data and other information stored on disks, tapes or other media);

          (xiv) all prepaid charges, sums and fees, and all security and similar deposits, in each case paid by or on behalf of Seller in connection with Contracts, Proprietary Rights, Governmental Permits and other rights sold to Buyer pursuant hereto;

          (xv) all letters of credit with respect to which Seller is a beneficiary;

          (xvi)     all contracts and policies of insurance set forth in
     Schedule 1.1(xvi), and all claims and rights thereunder;

          (xvii)    the German Licensee Shares;

          (xviii)   all confidentiality agreements covering confidential
     information concerning the Business and all non-compete or similar agreements in favor of Seller restricting activities competitive with those of the Business;

          (xix) all assets reflected on the Closing Date Balance Sheet (as hereinafter defined);

          (xx) all payments received under or in respect of the POP Agreement in the ordinary course of business; and

          (xxi) all other properties and assets owned or held by Seller, whether or not of a type falling within any of the categories of assets or properties described in Section 1.1 (i)-(xx).

          1.2.      EXCLUDED ASSETS. "Excluded Assets" means:
                    ---------------

          (i)       all cash, cash equivalents, bank deposits and Marketable
Securities;

          (ii) all assets reflected on the October Balance Sheet disposed of or converted into cash after the October Balance Sheet Date in the ordinary course of business;

          (iii) the name "Field" or any related or similar trade names, trademarks, service marks or logos containing, or referring to or based on, the name "Field";

          (iv) all contracts and policies of insurance, except those listed in Schedule 1.1(xvi), and all claims and rights thereunder;

          (v) all notes and accounts receivable of, and other evidence of indebtedness to and rights to receive payment of, Seller owing to Seller from any of its Affiliates (other than from any such Affiliate in its capacity as a subscriber or similar customer of the Business or in its capacity as a Licensee of the Business) not included on the October Balance Sheet;

          (vi) all refunds, and rights to receive any refund, of any Tax paid by Seller or its Affiliates or the Trusts for periods prior to the Closing Date;

          (vii) the POP Sale Documents, all rights of Seller to receive money under or in respect of any of the POP Sale Documents and all rights of Seller to receive payment under the POP Agreement for the sale of the POP Assets;

          (viii) all minute books and income tax returns of Seller and its Affiliates and the Trusts; and

          (ix) all claims and rights of every kind arising out of or related to the Contracts, or any other contractual or other rights, if the liabilities and obligations arising or accruing thereunder are not to be assumed by Buyer pursuant hereto.

          1.3.      ASSUMED LIABILITIES.   Upon the terms and subject to the
                    -------------------
conditions of this Agreement, upon the Transfer of the Purchased Assets required to be Transferred at the Closing, Buyer shall assume and agree to pay, perform and discharge only the following liabilities and obligations of Seller (the "Assumed Liabilities"):

          (i) liabilities and obligations arising or accruing under the Contracts (other than (x) those Contracts that are not Transferred at the Closing, subject to the last sentence of Section 1.5, (y) any Contract that should have been listed on Schedules 4.11, 4.14, 4.19(a), 4.19(b), 4.20(a), 4.20(b), 4.20(c), 4.20(d), 4.20(f) or 4.20(g)(i) but was not listed (except to the extent that Buyer shall knowingly elect to accept performance thereunder by any counterparty thereto, such acceptance to be deemed effective as of the Closing Date) and (z) Contracts which are Excluded Assets) with respect to events occurring on or after the Closing, and in any case liabilities and obligations under the Non-Competition and Confidentiality Agreement dated August 10, 1987 by and between Seller and Melvin Bernstein;

          (ii) liabilities and obligations of Seller as of the Closing Date in the category referred to as Other Notes Payable on the October Statement, and in any case the Torrance Note;

          (iii) liabilities and obligations of Seller as of the Closing Date in the category referred to as Capital Lease Obligations on the October Statement;

          (iv) liabilities and obligations of Seller as of the Closing Date in the category referred to as Accounts Payable (other than A/R Refunds Payable (0000-1999)) on the October Statement;

          (v)       liabilities and obligations of Seller as of the

     Closing Date in the category referred to as Business and P/R Taxes on the October Statement;

          (vi) liabilities and obligations of Seller as of the Closing Date in the category referred to as Accrued License Fees on the October Statement;

          (vii) liabilities and obligations of Seller as of the Closing Date in the category referred to as Other Accrued Liabilities (other than (1) Payable to TFC (0000-2252); (2) Free Rent (0XXX-2270); (3) Presidents Discretionary Accrual; (4) Sidley & Austin (0000-2270); and (5) Portion of Acct for Interest Rate Cap (0110-2270)) on the October Statement;

          (viii) liabilities and obligations of Seller as of the Closing Date in the category referred to as Deferred Income on the October Statement; and

          (ix) all liabilities and obligations which accrue from and after the Closing Date under the plans, agreements or arrangements referred to in
     Section 7.4, other than any Multiemployer Plan, the Management Investment Plan and any plan, agreement or arrangement listed in Schedule 4.18(g).

          1.4.      EXCLUDED LIABILITIES.  Any liabilities and obligations,
                    --------------------
known and unknown, liquidated or unliquidated, contingent or fixed, of Seller which are not among the Assumed Liabilities (collectively, the "Excluded Liabilities"), whether or not disclosed in this Agreement or on any Schedule or Exhibit hereto, shall remain the liabilities and obligations of Seller, including but not limited to the following liabilities and obligations (it being understood that Seller shall have no liability or obligation with respect to the operation of the Business by Buyer from and after the Closing, except as may be specifically stated herein):

          (i) liabilities and obligations in the categories referred to on the October Statement as (A) Accrued Interest; (B) Payable to TFC (0000-
     2252); (C) Free Rent (0XXX-2270); (D) Presidents Discretionary Accrual; (E) Sidley & Austin (0000-2270); (F) Portion of Acct for Interest Rate Cap (0110-2270); and (G) Notes Payable Bank;

          (ii) liabilities and obligations to pay any Taxes which are due or shall become due: (x) as a result of the operations of the Business (including the German Licensee), through and including the Closing Date (other than those as of the Closing Date in the category referred to as Business and P/R Taxes on the October Statement or any other category on the October Statement which is explicitly set forth as an Assumed Liability pursuant to Section 1.3), (y) by reason of the Transfers made at Closing, including, without limitation, Taxes payable by Seller pursuant to Section 1.7 (but without derogating Buyer's obligations under Section 1.7) or (z) by reason of any amounts payable to Seller under or in respect of the POP Sale Documents and/or the POP Agreement;

          (iii) liabilities and obligations arising under Environmental Laws as in effect prior to the Closing Date with respect to events occurring prior to the Closing Date which were the immediate cause of such liabilities and obligations;

          (iv) liabilities and obligations relating to employees employed in the Business arising out of events occurring prior to the Closing Date except as stated in Section 1.3(v);

          (v) liabilities and obligations which accrue as a result of the rendering of services prior to the Closing Date arising out of any Plan (as defined in Section 4.18(a)); and

          (vi) liabilities and obligations arising out of the violation prior to the Closing Date of any Governmental Rule.

          1.5.      TRANSFER OF PURCHASED ASSETS.  Seller and Buyer shall comply
                    ----------------------------
with Section 6.3 in obtaining all required approvals, consents or waivers in respect of the Transfer of the Purchased Assets, including without limitation the Contracts, the Proprietary Rights, the Governmental Permits and any other right or asset. To the extent that any such required approval, consent or waiver with respect to any Purchased Asset is not obtained prior to the Closing, this Agreement shall not constitute a Transfer of such Purchased Asset, or an attempted Transfer of such Purchased Asset, and Buyer and Seller, to the extent commercially reasonable, will, on or before the Closing, enter into other arrangements (which shall not, however, obligate Seller to make any payment to effectuate any such arrangement except as provided in Section 6.3(c)) with respect to any such Purchased Asset so that Buyer and Seller will be in substantially the same economic position, including as to the assumption of corresponding liabilities and obligations, as if such approval, consent or waiver had been obtained and the Transfer effected on the Closing.

          1.6.      CONVEYANCE AND TRANSFER.  Seller and Buyer agree that the
                    -----------------------
Transfer of the Purchased Assets will be effected by bills of sale, endorsements, assignments and other instruments of transfer, all in such form as Buyer reasonably requests, vesting in Buyer ownership of the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

          1.7.      SALES, TRANSFER AND RELATED TAXES AND CHARGES.  Seller, on
                    ---------------------------------------------
the one hand, and Buyer, on the other hand, shall each be responsible for one-half (1/2) of the aggregate of all sales, use, gross receipts, transfer, recordation, gains or other Taxes (including without limitation all applicable foreign Taxes), together with any notarial fees or other charges, imposed on the Transfer of the Purchased Assets. At the Closing (i) whichever party is primarily responsible for such Taxes (or other charges) under applicable law (the "Responsible Party") shall prepare and file the appropriate Tax Returns (or other filings) relating to such Taxes (or other charges) based on the Buyer's schedule of the tentative allocations prepared pursuant to Section 2.2(a), shall deliver copies of such Tax Returns (or other filings) to the other party, and shall notify in writing the other party (the "Notice Party") of its payment obligations pursuant to this Section 1.7, and (ii) the Notice Party shall pay or reimburse the Responsible Party for its share of any Taxes (or other charges) due with respect to such Tax Returns (or other filings). In the event the amount of such Taxes (or other charges) increases as a result of an adjustment to the Purchase Price hereunder, or as a result of a determination of a Governmental Body, then (i) the Responsible Party shall prepare and timely file the appropriate Tax Returns (or other filings) relating to such additional Taxes (or other charges), shall deliver copies of such Tax Returns to the Notice Party and shall notify in writing the Notice Party of its payment obligations pursuant to this Section 1.7, and (ii) the Notice Party shall timely pay or reimburse the Responsible Party for its share of any such additional Taxes (or other charges). Notwithstanding the foregoing, if, under the laws of a particular jurisdiction, the Responsible Party is not able to transfer to the Notice Party the burden of its share of any such Taxes (or other charges), then the Notice Party shall pay a greater share of any such Taxes (or other charges) payable to a jurisdiction that permits (or requires) such Taxes (or other charges) to be borne by the Notice Party or shall take such other actions as may be reasonably requested by the Responsible Party to effectuate the division of the costs of any such Taxes (or other charges) in accordance with the first sentence of this Section 1.7. The Seller, on the one hand, and the Buyer, on the other hand, also agree that each shall share one-half of all refunds of any such Taxes (or other charges). With respect to any such Taxes requiring filing of questionnaires, affidavits or other information or documents in addition to or in lieu of any Tax Return (including without limitation Article 31-B of the New York Tax Law with respect to assignment of leases of real property), Seller and Buyer agree to comply in a timely manner with all requirements for such filings prior to and subsequent to the Closing.

          1.8.      PRORATION.  Ad valorem, property and other similar Taxes due
                    ---------
with respect to the Purchased Assets for any
taxable year (or period) beginning before the Closing Date and ending after the Closing Date shall be pro-rated as of the Closing Date; provided, however, that
                                                        --------  -------
if and to the extent that such Taxes are reflected in the liabilities on the Closing Date Balance Sheet, such Taxes shall be paid by Buyer.

                                  ARTICLE II

                                PURCHASE PRICE
                                --------------


          2.1.      PURCHASE PRICE.  The aggregate purchase price for the
                    --------------
Purchased Assets (the "Purchase Price") shall be (i) $54,950,000, plus (ii) the
                                                                  ----
Class C Limited Partner Interest referred to in the Amended Partnership Agreement (the "Priority Partnership Interest", which defined term shall include, where applicable, preferred stock of a corporation issued pursuant to
Section 3.03 or 16.01, or any successor provision, of the Amended Partnership Agreement). The terms and conditions of the Priority Partnership Interest and of the notes into which it shall be exchangeable (the "Exchange Notes") are set forth in the Amended Partnership Agreement. Any payment to which Buyer shall be entitled pursuant to Article X may at Buyer's option be setoff (x) against any amounts distributable in respect of the Priority Partnership Interest and/or (y) against the amount of any principal or interest payable on the Exchange Notes, in each case (x) and (y), pursuant to the Setoff Procedure. The Purchase Price shall be payable as provided in Section 2.4, shall be allocated among the Assets as provided in Section 2.2 and shall be adjusted as provided in this Agreement.


          2.2.      ALLOCATION OF PURCHASE PRICE.  (a)  The Purchase Price
                    ----------------------------
(together with the amount of the Assumed Liabilities) shall be allocated by Buyer among the Purchased Assets consistent with the appraisals and valuations of the Purchased Assets prepared by Arthur Andersen & Co. (collectively, the "Appraisal"). The amounts set forth in the Appraisal will represent the agreed upon values of the Purchased Assets. Buyer shall provide Seller with a schedule of such tentative allocations based on the Appraisal and consistent with the principles of Section 1060 of the Code at least five days prior to the Closing Date. It is understood that the amounts of such asset values are likely to change between the date the schedule is delivered and the determination of the adjustment to the Purchase Price as provided in Section 2.3. The schedule of allocations provided by Buyer shall be adjusted accordingly. Buyer shall provide such revised schedule of allocations to Seller within thirty (30) days after such determination, and, unless and until the Purchase Price is increased as a result of the Earn-Out Payment (as hereinafter defined), such revised schedule shall be final and binding on all the parties, absent manifest error. Subject to the provisions of Section 2.2(b), such revised allocation schedule shall be used by the parties in preparing and filing all relevant Tax Returns, and the parties agree to cooperate with each other in good faith in preparing any such Tax Returns, including IRS Form 8594 and any required exhibits thereto (or other forms required pursuant to Section 1060 of the Code, or other applicable tax laws); provided, however, that in determining the adjusted basis of Buyer with respect
- --------  -------
to any of the Purchased Assets, Buyer may increase the amount allocated to any of the Purchased Assets to the extent permissible under applicable tax laws for Buyer's additional costs and expenses that are neither actually received nor treated as received by Seller pursuant to such tax laws. The costs of obtaining the Appraisal shall be borne by Buyer.

          (b) When determined, the amount of the Earn-Out Payment, if any, reduced by the portion thereof representing imputed interest, shall be added to the Purchase Price, and such recomputed Purchase Price shall be allocated by Buyer among the Purchased Assets by recomputing the allocations previously determined pursuant to Section 2.2(a). Buyer shall provide the Seller with a schedule of such revised allocations as soon as practicable after the amount of the Earn-Out Payment, if any, is determined, and such revised schedule shall be final and binding on all the parties. The parties agree to prepare and file all relevant Tax Returns, including an amended IRS Form 8594 and any required exhibits thereto (or other forms required pursuant to Section 1060 of the Code, or other applicable tax laws), consistent with such revised schedule.

          2.3.      PURCHASE PRICE ADJUSTMENT.  (a)  The cash portion of the
                    -------------------------
Purchase Price will be adjusted as soon as practicable following the Closing in accordance with this Section 2.3.

          (b)       As soon as practicable (but in no event later than sixty
(60) days after the Closing Date) Buyer shall prepare a statement of the assets and liabilities of Seller included on the October Statement as of the Closing Date (the "Closing Date Balance Sheet") applying the same accounting principles, practices, methods and adjustments, except as set forth in Schedule 2.3(b), which were applied in the preparation of the October Statement; provided, that,
                                                                --------  ----
any Excluded Liabilities shall not be reflected as liabilities on the Closing Date Balance Sheet.

          (c) If the Net Assets (as reflected on the Closing Date Balance Sheet) (the "Net Assets") are less than $2,865,000, the Purchase Price shall be reduced to the extent of the difference between $2,865,000 and the Net Assets. If the Net Assets are more than $2,865,000, the Purchase Price shall be increased to the extent of the difference between the Net Assets and $2,865,000. If Seller is unable to Transfer all the German Licensee Shares to Buyer at the Closing because the restrictions prohibiting the Transfer of the German Licensee Shares have not been removed prior to the Closing, (i) the Purchase Price shall be reduced by $720,000 and
(ii) if and to the extent that the German Licensee Shares were included as Net Assets on the October Statement, they shall be deemed to be excluded from the October Statement for purposes of calculating Net Assets.

          (d) The term "Net Capital Expenditures" shall mean the amount, if any, by which (x) aggregate capital expenditures of Seller (determined on a basis consistent with Seller's previous financial statements) from November 1, 1991 to the Closing Date exceed (y) aggregate net proceeds realized by Seller from any Transfer of property, plant and equipment of Seller (other than the aggregate proceeds realized by Seller from any sales of equipment pursuant to the POP Agreement) from the period from November 1, 1991 to the Closing Date. The term "Projected Capital Expenditures" (which does not actually constitute or refer to a projection made by Seller) shall mean an amount equal to $376,000 per month from the period from November 1, 1991 to the Closing Date. For purposes of calculating Projected Capital Expenditures, if the Closing Date occurs on a date other than the last day of any month, it shall be assumed that Net Capital Expenditures for such month shall equal the product of (i) $376,000 and (ii) a fraction, the numerator of which is the number of days which have expired in the month during which the Closing occurs, through and including the Closing Date, and the denominator of which is the number of days in the month during which the Closing occurs. If the Net Capital Expenditures are less than the Projected Capital Expenditures, the Purchase Price shall be reduced to the extent of such difference. If the Net Capital Expenditures are more than the Projected Capital Expenditures, the Purchase Price shall be increased to the extent of such difference.

          (e) As soon as practicable (but not later than sixty (60) days) after the Closing Date, Buyer will deliver to Seller and Seller's accountants and attorneys the Closing Date Balance Sheet and calculation of the adjustments to the Purchase Price in accordance with Sections 2.3(c) and 2.3(d) (collectively, the "Adjustment"). Buyer shall provide Seller and Seller's accountants and attorneys with copies of all work papers, documents, receipts, invoices and other materials and access to Buyer's personnel during regular business hours as may be necessary or reasonably requested by Seller in its review of the Closing Date Balance Sheet and the Adjustment. If Seller does not timely deliver a "Contest Notice" (as hereinafter defined) in accordance with
Section 2.3(f), the Closing Date Balance Sheet and the Adjustment will be final and binding on all the parties, absent manifest error.

          (f) In the event that Seller contests any part of the revised Purchase Price, if any, and the Adjustment, if any, as set forth above, Seller shall give written notice of its objections thereto (a "Contest Notice") within thirty (30) business days following the delivery of the Closing Date Balance Sheet and the Adjustment. Any such Contest Notice shall specify in reasonable detail the nature of any disagreement asserted and the amount claimed by Seller.

          (g) During the period of thirty (30) business days following the timely delivery of any such Contest Notice, Buyer and Seller shall attempt to resolve any differences which Buyer and Seller may have with respect to any matter specified in the Contest Notice (which resolution, if any, shall be final and binding on all the parties, absent manifest error). If, at the end of such thirty (30) business day period, Buyer and Seller shall fail to reach written agreement with respect to all of such matters, then all such matters specified in any Contest Notice with respect to which such written agreement has not been reached (the "Disputed Matters"), shall be submitted to an independent certified public accounting firm selected by Buyer ("Buyer's Accountant") and an independent certified public accounting firm selected by Seller ("Seller's Accountant") who shall attempt to resolve the Disputed Matters within the immediately succeeding thirty (30) business day period (which resolution, if any, shall be final and binding on all the parties). If Buyer's Accountant and Seller's Accountant shall fail to reach written agreement with respect to the Disputed Matters within such thirty (30) business day period, the Disputed Matters shall be submitted to and arbitrated by a third independent certified public accounting firm (the "Arbitrator") selected by Buyer's Accountant and Seller's Accountant, respectively. The Arbitrator shall consider only the Disputed Matters. The Arbitrator shall act promptly, and the Arbitrator's decision with respect to all Disputed Matters shall be final and binding upon the parties hereto.

          (h) Buyer shall pay the fees and expenses of Buyer's Accountant, and Seller shall pay the fees and expenses of Seller's Accountant. The fees and expenses of the Arbitrator incurred in connection with its review and determination of any Disputed Matters shall be borne one-half (1/2) by Buyer and one-half (1/2) by Seller.

          2.4.      CALCULATION OF CLOSING PAYMENT AND PAYMENT OF PURCHASE
                    ------------------------------------------------------
PRICE.  (a) No more than five (5) business days prior to the Closing Date,
- -----
Seller, in consultation with the senior management of Seller, shall prepare an estimated unaudited statement of the assets and liabilities of Seller included on the October Statement as of the Closing Date (the "Estimated Balance Sheet") applying the same accounting principles, practices, methods and adjustments, except as set forth in Schedule 2.3(b), which were applied in the preparation of the October Statement; provided, that, any Excluded Liabilities shall not be
                       --------  ----
reflected as liabilities on the Estimated Balance Sheet.

          (b) At the Closing, Buyer shall pay to Seller, by wire transfer of immediately available funds to an account to be designated in writing by Seller at least five (5) business days prior to the Closing Date, an amount (the "Closing Payment") equal to $54,950,000 as increased or decreased by the amount, if any, of the Estimated Balance Sheet Adjustment (as hereinafter defined). The "Estimated Balance Sheet Adjustment" shall be calculated based on the same principles as the calculation of the Adjustment (as to Net Assets and as to capital expenditures of Seller pursuant to Sections 2.3(c) and 2.3(d)), except that (i) with regard to the calculation of Net Assets, all balance sheet references shall be to the Estimated Balance Sheet and (ii) with regard to the calculations of Net Capital Expenditures and Projected Capital Expenditures all references to the Closing or the Closing Date shall be to the date of the Estimated Balance Sheet. In addition, the Closing Payment shall be decreased by $720,000 if Seller is unable to Transfer the German Licensee Shares to Buyer at the Closing.

          (c) If the cash portion of the Purchase Price as adjusted pursuant to Section 2.3 exceeds the Closing Payment, then Buyer shall pay to Seller the amount of such excess, together with interest thereon from and including the Closing Date to but excluding the date of payment at the prime rate, by wire transfer of immediately available funds within two business days of (i) the last day for Seller to deliver a Contest Notice, if no such Contest Notice is delivered, or (ii) the date of the Arbitrator's determination with respect to the Disputed Matters, the date on which Buyer's Accountant and Seller's Accountant mutually resolve the Disputed Matters or the date on which Buyer and Seller mutually resolve any differences contained in a Contest Notice, as the case may be, if a Contest Notice is delivered by Seller. Such prime rate shall be the prime rate reported (or, if more than one rate is reported, the mean of those reported) under "Money Rates" in The Wall Street Journal or, if
                                               -----------------------
not then so reported, as reported in another published source agreeable to Buyer and Seller, on the business day preceding each relevant calculation date, and interest shall be calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be.

          (d) If the Closing Payment shall have exceeded the cash portion of the Purchase Price as adjusted pursuant to Section 2.3, then Seller shall pay to Buyer the amount of such excess, together with interest thereon from and including the Closing Date to but excluding the date of payment at the prime rate (determined as provided in Section 2.4(c)), by wire transfer within two business days of (i) the last day for Seller to deliver a Contest Notice, if no such Contest Notice is delivered, or (ii) the date of the Arbitrator's determination with respect to the Disputed Matters, the date on which Buyer's Accountant and

Seller's Accountant mutually resolve the Disputed Matters or the date on which Buyer and Seller mutually resolve any differences contained in a Contest Notice, as the case may be, if a Contest Notice is delivered by Seller.

          2.5.      EARN-OUT.  (a) If (x) cumulative "EBITDA" (as hereinafter
                    --------
defined) for the period (the "Base Period") commencing on the Closing Date and ending on the fifth anniversary of the Closing Date (the "Determination Date") is equal to or greater than the aggregate amount set forth in column I of
Schedule 2.5(a) or (y) on the occurrence of a Transfer Event (also, a "Determination Date"), cumulative EBITDA is "On Plan" (as hereinafter defined), Buyer shall make a payment to Seller (the "Earn-Out Payment") in an amount equal to the sum (the "Sum") of (A) $6,670,000, plus (B) an amount equal to the
                                          ----
product of (1) $13,330,000 and (2) a fraction, the numerator of which shall be the amount, if any, by which cumulative EBITDA for the period from the Closing Date until the Determination Date exceeds the aggregate amounts in column I of
Schedule 2.5(a) for such period, and the denominator of which shall be the difference between the aggregate amounts in column I and column II of Schedule 2.5(a) for the period from the Closing Date until the Determination Date, which Sum shall be discounted at the rate of 25% per annum for the number of months (including the month of the Determination Date) then remaining in the Base Period; provided, that, the Earn-Out Payment shall in no event exceed
        --------  ----
$20,000,000.

          (b)       The Earn-Out Payment shall be made on the date set forth in
Section 2.5(f)(vi); provided, however, that at the option of Buyer, the Earn-Out
                    --------  -------
Payment may be paid in whole or in part by delivery of one or more subordinated notes, substantially in the form of Exhibit A (the "Earn-Out Notes"), all such notes in the aggregate having a total original principal amount equal to the amount of the Earn-Out Payment.

          (c)       For purposes of this Section 2.5:

          (1) "EBITDA" shall mean, with respect to any period, the following, which shall be determined in accordance with GAAP (including accounting methods and practices) as applied by Seller as of the Closing Date:
     Buyer's earnings before interest, income taxes, depreciation and amortization, plus:
                   ----

          (x)  the sum of:

                    (i) the fees referred to in Section 2.5(d)(ii)(x) and any other management or other fees paid, directly or indirectly, by Buyer to any Affiliate of Buyer during such period (to the extent deducted from earnings);

                    (ii) any accrued long-term management incentive compensation expenses (to the extent deducted from earnings);

                    (iii) any losses on extraordinary asset sales (to the extent such losses were deducted from earnings); and

                    (iv) an amount (the "Operating Lease Adjustment") that shall be added only if (I) through the month prior to any Determination Date Buyer shall have made cumulative average capital expenditures of less than $366,667 per month and (II) Buyer shall have utilized operating leases and incurred operating lease expenses with respect to assets not financed with operating leases by Seller under Seller's accounting practices prior to Closing, in which case the Operating Lease Adjustment shall equal the actual amount of such operating lease expenses for each month from the Closing Date through the Determination Date; provided, however, that the Operating Lease Adjustment shall
                    --------  -------
not exceed an amount equal to the product of (A) the absolute value of the difference between (x) cumulative actual capital expenditures from the month following the Closing Date through and including the month of the Determination Date and (y) the product of $366,667 multiplied by the number of months from the month following the Closing Date through and including the month of the Determination Date and (B) the "Weighted Average Annual Lease Rate" divided by twelve multiplied by the number of months from the month following the Closing Date through and including the month of the Determination Date (for this purpose, the "Weighted Average Annual Lease Rate" shall be calculated by Buyer's independent certified public accountants and shall be equal to the weighted average of all individual operating lease payments divided by the original cost of assets underlying each individual operating lease); and provided further,
                                                           -------- -------
however, that, if Buyer shall adopt any incentive plan for management employees
- -------
of Buyer to own or purchase any interests in Buyer or to receive any incentive, performance-based, equity-linked or similar payments, or shall amend any existing such plan (including the plan for management employees attached in
Schedule 5.5), which incentivizes performance based in whole or in part on EBITDA-type calculations, and such plan as so adopted or amended shall provide terms thereunder more favorable to the beneficiaries of such plan with respect to add back-type provisions in respect of the treatment of operating leases for purposes of such EBITDA-type calculations than those provided to Seller in the foregoing Operating Lease Adjustment (as previously amended, if applicable), then the foregoing Operating Lease Adjustment (as previously amended, if applicable) shall be amended to provide for such more favorable terms, mutatis
                                                                       -------
mutandis, effective as of the effective date of such terms; less
- --------                                                    ----

          (y) any gain on extraordinary asset sales (to the extent such gains were included in earnings);

          (2) the amount of any cash bonus payments to members of senior management of the Business which are unreasonable and significantly in excess (but only to the extent of such excess) of such amount that would be consistent with past practice of the Business prior to the Closing (after giving effect to the actual operating results of Buyer), shall not be deducted in calculating EBITDA;

          (3) cumulative EBITDA shall be deemed to be "On Plan" at any date if cumulative EBITDA as of such date shall equal or exceed the aggregate amounts set forth in column I of Schedule 2.5(a) for the period from the Closing Date to the end of the month prior to such date; and

          (4) EBITDA shall be further increased or decreased by the positive or negative EBITDA of any EBITDA Contributor, as the case may be, but only to the extent of Buyer's pro rata share of the EBITDA of such EBITDA Contributor calculated based on the application of the equity method of accounting to Buyer's percentage equity interest in such EBITDA Contributor, without giving effect to any factor, including level of ownership and/or voting power, that would otherwise preclude the application of the equity method of accounting; if Buyer or any Subsidiary acquires any equity interest in an EBITDA Contributor with respect to which Buyer is not able to make the foregoing determination, the EBITDA attributable to such EBITDA Contributor shall be determined on a basis consistent with the foregoing, to the extent practicable, and otherwise as determined reasonably and in good faith by Buyer.

          (d) Between the Closing Date and the earlier of (i) the expiration of the Base Period or (ii) the occurrence of a Transfer Event, and, in the case of paragraph (v) below, at all times until the Earn-Out Payment is made unless following the Determination Date the Earn-Out Payment shall not be
     ------
payable in accordance with the terms of this Agreement:

          (i) Buyer shall not, and shall not permit any Subsidiary to, Transfer any of its assets, other than in the ordinary course of business, for aggregate consideration having a value of less than the then fair market value of the assets Transferred.

          (ii) Buyer shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of Buyer unless Buyer or such Subsidiary would have entered into such transaction with a Person not an Affiliate of Buyer and the terms thereof are at least as favorable to Buyer or such

     Subsidiary as those that Buyer or such Subsidiary would have obtained in a transaction on an arm's-length basis with a Person not an Affiliate of Buyer, except that the foregoing shall not restrict the ability of Buyer to
     (w) adopt and comply with the management bonus plan and/or the Management Option Plan (as defined in the Amended Partnership Agreement), the terms of which are set forth in Schedule 5.5, (x) reimburse the Administrative General Partner (as defined in the Amended Partnership Agreement) of Buyer and MLP Acquisition (or its successor as managing general partner of Buyer) for reasonable out-of-pocket expenses and MLP Acquisition (or its successor as managing general partner of Buyer) for directors' fees paid to the members of the board of directors of its managing general partner, provided, that, such payments for directors' fees shall not exceed $100,000
     --------  ----
     annually in the aggregate (subject to reasonable cost of living adjustments based on published sources and not to exceed 5% per annum), (y) enter into and comply with any employment agreements with members of Buyer's management or (z) pay a non-recurring fee of $600,000 to CCI in connection with the consummation of the transactions contemplated by this Agreement.

          (iii) Buyer and the Subsidiaries collectively shall continue to engage in the business of the same general type as the Business.

          (iv) Buyer shall give Seller notice of a Transfer Event and any Significant Asset Sale (as hereinafter defined) or any Significant Asset Purchase (as hereinafter defined) ("Event") upon the earlier of (x) entering into a binding agreement providing for such Event or (y) the giving of notice of such Event to the limited partners of Buyer; provided,
                                                                      --------
     that, such notice to Seller shall not in any event be given less than ten
     ----
     (10) days prior to such Event.

          (v) Buyer shall not, and shall not permit any Subsidiary to, directly or indirectly, make any distribution of cash, securities or other assets in respect of, or purchase or retire, any equity interests in Buyer or options or warrants to purchase such interests, in each case outstanding on the Closing Date (or equity interests, options or warrants issued in respect of or upon Transfer of equity interests, options or warrants outstanding on the Closing Date), except (x) in connection with the termination of employment of an employee of Buyer, the repurchase of such employee's equity interest and options under the Management Option Plan in Buyer, provided, that, if Buyer is then in default with respect to the
            --------  ----
     payment of the Earn-Out Payment or the Earn-Out Notes for any reason, whether voluntary or involuntary (including without limitation by reason of a prohibition arising out of a default or an event of default in a financing agreement), Buyer may only effect such repurchase by delivering to such employees Permitted Securities (as defined below) and (y) cash distributions (but only for such periods as Buyer exists in the form of a partnership) to the holders of equity interests in Buyer in an amount equal to the lower of (A) the product of
     (i) the taxable income of Buyer for any fiscal year for which Buyer reports taxable income for Federal income tax purposes determined as if Buyer were a separately taxable entity and (ii) a percentage equal to the sum of (1) the highest marginal Federal income tax rate applicable to individuals in effect for such year and (2) ten percentage points or (B) the maximum amount of distributions for taxes Buyer is permitted to make under the agreements entered into pursuant to the commitments for senior debt financing set forth in Schedule 5.5 or any refinancing thereof, provided,
                                                                     --------
     that, if Buyer is then in default with respect to the payment of
     ----
     any of the Earn-Out Payment, the Earn-Out Notes, the Priority Partnership Interest or the Exchange Notes, for any reason, whether voluntary or involuntary (including without limitation by reason of a prohibition arising out of a default or an event of default in a financing agreement), Buyer may not make the cash distributions described in this clause (y). For purposes of the preceding sentence, Buyer shall not be prohibited from delivering (x) securities issued or issuable to employees pursuant to the Management Option Plan, (y) unless Buyer is then in default with respect to the payment of the Earn-Out Payment or the Earn-Out Notes, cash payments in connection with the cash settlement of such securities pursuant to the Management Option Plan; provided, that, if there is in effect any such
                             --------------
     payment default, Buyer may effect such cash settlement only by delivering to such employees Permitted Securities, and/or (z) securities issued or issuable pursuant to the exercise of warrants or options issued to the holders of the debt financing referred to in Section 5.5 in accordance with their terms or any refinancing thereof. "Permitted Securities" means (i) with respect to such a default under any Priority Partnership Interests or Exchange Notes, notes of Buyer having a ranking chosen by Buyer (which ranking shall be senior to the Exchange Notes) and (ii) with respect to such a default under the Earn-Out Payment or the Earn-Out Notes, notes of Buyer pari passu with the Earn-Out Notes (whether or not then issued) in terms of ranking and restrictions on terms of payment.

          (vi) Buyer shall provide to Seller (x) as soon as available after the end of the first three quarters of each fiscal year of Buyer the unaudited quarterly financial statements of Buyer for such fiscal quarter,
     (y) as soon as available after the end of each fiscal year of Buyer, the audited annual financial statements of Buyer for such fiscal year and (z) any notice of an occurrence of an event of default (or of an event that, with notice or lapse of time or both would constitute an event of default) received by Buyer from its lenders or delivered to such lenders by Buyer and any amendments to the financing documents among Buyer and its lenders. If Buyer has any consolidated subsidiaries, the financial statements referred to in clauses (x) and (y) shall be consolidated and consolidating financial statements; in any case, such financial statements shall be prepared in accordance with GAAP on a consistent basis and shall fairly present the financial condition, results of operation and cash flows of Buyer for the dates and periods covered thereby, subject, in the case of interim financial statements, to normal year-end adjustments and to the absence of footnotes.

          (vii) Buyer (x) shall not permit any member of its operating management to be employed by Centre Partners or CCI, directly or indirectly, other than through employment by Buyer and (y) shall require that each member of its operating management devote substantially all of his or her business time to the Business.

          (e)(i) In the event that, during the Base Period and prior to the time of a Transfer Event, Buyer or any Subsidiary Transfers or acquires, in one transaction or a related series of transactions (other than in the ordinary course of business), any business segment or any asset or related group of assets ("Significant Assets") that if Transferred or acquired with associated goodwill and other intangibles would constitute a business segment (a "Significant Asset Sale" or a "Significant Asset Purchase", as the case may be), the amounts set forth in columns I and II of Schedule 2.5(a) shall be adjusted as follows:

          (A) In the event of a Significant Asset Sale, the amounts set forth in columns I and II of Schedule 2.5(a) for each month after the month in which the Significant Asset Sale occurs shall be adjusted by multiplying each such amount by a fraction (x) the numerator of which is EBITDA for the twelve month period preceding the month in which the Significant Asset Sale occurs, less the EBITDA attributable to the applicable Significant Assets
             ----
     Transferred for the twelve month period preceding the month in which the Significant Asset Sale occurs and (y) the denominator of which is EBITDA for the twelve month period preceding the month of the Significant Asset Sale, all as determined reasonably and in good faith by Buyer.

          (B) In the event of a Significant Asset Purchase, the amounts set forth in columns I and II of Schedule 2.5(a) for each month after the month in which the Significant Asset Purchase occurs shall be adjusted by multiplying each such amount by a fraction (x) the numerator of which is

     EBITDA for the twelve month period preceding the month in which the Significant Asset Purchase occurs, plus the estimated EBITDA
                                        ----
     which would have been attributable to the applicable Significant Assets acquired for the twelve months preceding the month in which the Significant Asset Purchase occurs and (y) the denominator of which is EBITDA for the twelve month period preceding the month in which the Significant Asset Purchase occurs, all as determined reasonably and in good faith by Buyer.

          (C) Without limiting the generality of the foregoing, (i) a Significant Asset Sale shall be deemed to occur upon (x) the Transfer of Significant Assets to a Person that is an EBITDA Contributor immediately after such Transfer and/or (y) the Transfer of an equity interest in an EBITDA Contributor, (ii) a Significant Asset Purchase shall be deemed to occur upon the acquisition of an equity interest in a Person that is an EBITDA Contributor immediately after such acquisition and (iii) a single transaction which involves both a deemed Significant Asset Sale and a deemed Significant Asset Purchase shall be treated as involving separate transactions. In any such case, the calculations relating to any transaction contemplated by this Section 2.5(e)(i) shall appropriately reflect any changes in the equity interest owned by Buyer or a Subsidiary in an EBITDA Contributor during the applicable twelve (12) month measuring period.

          (ii) Buyer shall give Seller notice of its determination of EBITDA attributable to the Significant Assets involved in a Significant Asset Sale or a Significant Asset Purchase at least five (5) business days prior to such Event. Such notice shall include sufficient information as may be reasonably necessary for Seller to review the determination of Buyer of EBITDA attributable to such Significant Assets. Within thirty (30) days of the receipt of such notice, Seller must give Buyer notice of any objection to such determination. If a timely notice is given by Seller to Buyer, Seller may include such objection as part of an Earn-Out Contest Notice (as hereinafter defined) in connection with the procedure set forth in Section 2.5(f). If Buyer's notice complied with the standard set forth in the second sentence of this Section 2.5(e)(ii) and Seller fails to timely give Buyer such notice of objection, Seller shall be precluded from including such an objection as part of an Earn-Out Contest Notice.

          (f)(i) As soon as practicable after a Determination Date (but in no event later than forty-five (45) days after a Determination Date) Buyer shall prepare and deliver to Seller a certificate of Buyer stating cumulative EBITDA from the Closing Date until such date, including any adjustments to the amounts set forth in columns I and II of Schedule 2.5(a), if any, pursuant to Sections 2.5(e)(i)(A), (B) and (C), and the amount of the Earn-Out Payment, each as set forth therein, have been determined in accordance herewith (the "Earn-Out Certificate").

          (ii) Buyer shall provide Seller with copies of all work papers, documents, receipts, invoices and other materials and access to Buyer's personnel during regular business hours as may be necessary or reasonably requested by Seller in its review of the Earn-Out Certificate. If Seller does not timely deliver an Earn-Out Contest Notice (as hereinafter defined) in accordance with clause (iii) below, the Earn-Out Certificate will be final and binding on all the parties.

          (iii) In the event that Seller contests any part of the calculation of cumulative EBITDA, including any objection as to the determination of the adjustments to the amounts set forth in columns I and II of Schedule 2.5(a), if any, pursuant to Sections 2.5(e)(i)(A), (B) and
     (C), and/or the amount of the Earn-Out Payment each as set forth in the Earn-Out Certificate, Seller shall give written notice of its objections thereto (an "Earn-Out Contest Notice") within thirty (30) days following the delivery of the Earn-Out Certificate.

          (iv) During the period of thirty (30) days following the timely delivery of any such Earn-Out Contest Notice, Buyer and Seller shall attempt to resolve in writing any differences which Buyer and Seller may have with respect to any matter specified in the Earn-Out Contest Notice (which resolution, if any, shall be final and binding on all the parties). If at the end of such thirty (30) day period, Buyer and Seller shall fail to reach written agreement with respect to all of such matters, then all such matters specified in any Earn-Out Contest Notice with respect to which such written agreement has not been reached (the "Earn-Out Disputed Matters") shall be submitted to and arbitrated by an investment bank of recognized standing with substantial experience in the media business (the "Earn-Out Arbitrator") selected by an investment bank selected by Buyer and an investment bank selected by Seller. The Earn-Out Arbitrator shall consider only the Earn-Out Disputed Matters. The Earn-Out Arbitrator shall act promptly, and the Earn-Out Arbitrator's decision with respect to all Earn-Out Disputed Matters shall be final and binding upon the parties hereto.

          (v) The fees and expenses of the Earn-Out Arbitrator incurred in connection with its review and determination of the Earn-Out Disputed Matters shall be borne one-half (1/2) by Buyer and one-half (1/2) by Seller.

          (vi)      Buyer shall pay to Seller the Earn-Out Payment plus interest
                                                                   ----
     on the amount of the Earn-Out Payment from the Determination Date to the date of the payment of the Earn-Out Payment (determined as provided in Section 2.4(c)) within ten (10) days of (x) the last day for Seller to deliver an Earn-Out Contest Notice, if no such Earn-Out Contest Notice is delivered, or (y) the date of the determination of the Earn-Out Disputed Matters by the Earn-Out Arbitrator or the date that Buyer and Seller mutually resolve the differences set forth in the Earn-Out Contest Notice, as the case may be, if an Earn-Out Contest Notice is delivered by Seller.

          (g)       Any payment to which Buyer shall be entitled pursuant to
Article X may at Buyer's option be setoff against the amount of any Earn-Out Payment in accordance with the Setoff Procedure.

                                  ARTICLE III

                                    CLOSING
                                    -------

          3.1.      CLOSING DATE.  The Closing shall be consummated at 10:00
                    ------------
A.M., local time, on the last business day of the month during which all the conditions to each party's obligation to Close have been satisfied or waived, at the offices of Rosenman & Colin, 575 Madison Avenue, New York, New York 10022 or at such other place or time as shall be agreed upon by the parties hereto. The time and date on which the Closing is actually held is referred to herein as the "Closing Date".

          3.2.      SELLER'S CLOSING DELIVERIES.  Subject to fulfillment or
                    ---------------------------
waiver of the conditions set forth in Article IX, at the Closing, Seller shall deliver, or caused to be delivered, to Buyer all the following:

          (a) copies of Seller's certificate of limited partnership certified as of a recent date by the Secretary of State of Delaware;

          (b) certified copies of the resolutions of the General Partner's board of directors and sole stockholder, together with any required approvals of the Limited Partner, in connection with the transactions contemplated hereby;

          (c) certified copies of the resolutions of TFC's board of directors in connection with the transactions contemplated hereby;

          (d) certificates of legal existence, good standing and tax good standing of Seller and the General Partner issued as of a recent date by the Secretary of State of the State of

Delaware and certificates of good standing and tax good standing of each jurisdiction in which Seller and/or the General Partner is qualified to transact business; and a certificate of legal existence, good standing and tax good standing of TFC issued as of a recent date by the Secretary of State of the State of Delaware;

          (e) incumbency and specimen signature certificates dated the Closing Date with respect to the officers of the General Partner executing this Agreement and any Seller Ancillary Agreement on behalf of itself and on behalf of Seller;

          (f) incumbency and specimen signature certificates dated the Closing Date with respect to the officers of TFC executing this Agreement;

          (g)       opinions of counsel to Seller and TFC referred to in Section
8.13;

          (h)       Instruments of Assignment duly executed by Seller;

          (i) to the extent then deliverable, certificates of title or origin (or like documents) with respect to any vehicles or other equipment included in the Purchased Assets for which a certificate of title or origin is required in order to transfer title;

          (j) all consents, waivers or approvals, including those relating to the Proprietary Rights, the Contracts and the Governmental Permits obtained by Seller with respect to the Transfer of the Purchased Assets or the consummation of the transactions contemplated hereby;

          (k)       the certificates contemplated by Sections 8.1 and 8.2;

          (l) subject to the terms of this Agreement, such other bills of sale, assignments and other instruments of Transfer as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the Transfer of the Purchased Assets to Buyer;

          (m) each other document then required to be delivered by Seller pursuant to Article VII or VIII;

          (n) the Non-Competition Agreement duly executed by Seller, General Partner, TFC, Marshall Field V and the Trusts;

          (o) the Intellectual Property Assignment (as hereinafter defined);

          (p)       the Amended Partnership Agreement executed by Seller;

          (q)       the affidavit referred to in Section 7.11;

          (r)       the certificate referred to in Section 7.17; and

          (s) the notarial form of instrument of Transfer of the German Licensee Shares.

          3.3.      BUYER'S CLOSING DELIVERIES.  Subject to fulfillment or
                    --------------------------
waiver of the conditions set forth in Article VIII, at the Closing Buyer shall deliver, or cause to be delivered, to Seller all the following:

          (a) copies of Buyer's certificate of limited partnership certified as of a recent date by the Secretary of State of Delaware;

          (b) a certificate of good standing of Buyer issued as of a recent date by the Secretary of State of Delaware;

          (c) certified resolutions of the general partner of MLP Acquisition with respect to the transactions contemplated hereby and incumbency and specimen signature certificates dated the Closing Date with respect to the officers of the general partner of MLP Acquisition executing this Agreement and any Buyer Ancillary Agreement;

          (d)       opinion of counsel to Buyer referred to in Section 9.8;

          (e)       Instruments of Assumption duly executed by Buyer;

          (f)       the certificate contemplated by Section 9.1;

          (g) each other document required to be delivered by Buyer pursuant to Article IX;

          (h)       the Non-Competition Agreement duly executed by Buyer; and

          (i)       the Amended Partnership Agreement.

                                  ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF SELLER AND TFC
               ------------------------------------------------

          Seller, General Partner and TFC, jointly and severally, represent and warrant to Buyer as follows:

          4.1.      ORGANIZATION OF SELLER, GENERAL PARTNER AND TFC. (a)  Seller
                    -----------------------------------------------
is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is duly qualified to transact business as a foreign limited partnership and is in good standing in each jurisdiction in which Seller has reasonably determined that it is required to qualify as set forth in Schedule 4.1(a). Seller has the partnership power and authority to own or lease and to operate and use the Purchased Assets and to carry on the Business as now conducted.

          (b) General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. General Partner is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which General Partner has reasonably determined that it is required to qualify as set forth in Schedule 4.1(b).

          (c) TFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          4.2.      SUBSIDIARIES AND INVESTMENTS.  Except for Marketable
                    ----------------------------
Securities and the German Licensee Shares, Seller does not, directly or indirectly, own, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity.

          4.3.      AUTHORITY OF SELLER, GENERAL PARTNER AND TFC; NON-
                    -------------------------------------------------
CONTRAVENTION.  (a)  Seller has the partnership power and authority to execute,
- -------------
deliver and perform this Agreement and all the Seller Ancillary Agreements.

          (b) The execution, delivery and performance hereof and of the Seller Ancillary Agreements by Seller have been duly authorized and approved by all requisite partnership action. This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller enforceable in accordance with its terms, and each of the Seller Ancillary Agreements has been duly authorized by Seller, and upon execution and delivery by Seller will be a legal, valid and binding obligation of Seller enforceable in accordance with its terms.

          (c) Except as set forth in Schedule 4.3 (and, as to the German Licensee Shares, assuming the accuracy of Buyer's representation and warranty set forth in Section 5.7 and the lifting of, or the compliance with, the restrictions on Transfer of the German Licensee Shares), neither the execution and delivery hereof or of any of the Seller Ancillary Agreements nor the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will, with or without notice and/or the lapse of time:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets under, (A) the certificate or agreement of limited partnership of Seller, (B) any Seller Agreement, (C) any other material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Seller is a party or any of the Purchased Assets is subject or by which Seller is bound, (D) any Governmental Rule to which Seller is a party or any of its assets is subject or by which Seller is bound or (E) any Governmental Rule affecting Seller or its assets; or

          (ii) require the approval, consent, authorization or act of, or the making by Seller of any declaration, filing or registration with, (A) any Governmental Body, except for required filings with the Federal Trade Commission and the Department of Justice pursuant to HSR, or (B) any third party, as to (x) any Contract or Proprietary Rights reasonably anticipated to involve payments in excess of $10,000 over the twelve (12) month period from the date of this Agreement or (y) any Seller Agreement.

          (d) General Partner has all necessary power and authority to execute, deliver and perform this Agreement on behalf of Seller and itself, all the Seller Ancillary Agreements on behalf of Seller and all the Seller Ancillary Agreements to which it is a party on behalf of itself.

          (e) The execution, delivery and performance hereof and of the Seller Ancillary Agreements by General Partner have been duly authorized and approved by all requisite corporate action. This Agreement has been duly authorized, executed and delivered by General Partner on behalf of itself and Seller and is the legal, valid and binding obligation of General Partner enforceable in accordance with its terms, and each of the Seller Ancillary Agreements to which General Partner is a party has been duly authorized by General Partner, and upon execution and delivery by General Partner will be a legal, valid and binding obligation of General Partner enforceable in accordance with its terms.

          (f) Except as set forth in Schedule 4.3 (and, as to the German Licensee Shares, assuming the accuracy of Buyer's representation and warranty set forth in Section 5.7 and the lifting of, or the compliance with, the restrictions on Transfer of the German Licensee Shares), neither the execution and delivery hereof or the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof will, with or without notice and/or the lapse of time:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, (A) the certificate of incorporation or by-laws of General Partner, (B) any other note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which General Partner is a party or by which General Partner is bound, (C) any Governmental Rule to which General Partner is a party or by which General Partner is bound or (D) any Governmental Rule affecting General Partner; or

          (ii) as to General Partner, require the approval, consent, authorization or act of, or the making by General Partner of any declaration, filing or registration with, (A) any Governmental Body, except for required filings with the Federal Trade Commission and the Department of Justice pursuant to HSR, or (B) any third party.

          (g) TFC has the corporate power and authority to execute, deliver and perform this Agreement.

          (h) The execution, delivery and performance hereof by TFC has been duly authorized and approved by all requisite corporate action. This Agreement has been duly authorized, executed and delivered by TFC and is the legal, valid and binding obligation of TFC enforceable in accordance with its terms.

          (i) Except as set forth in Schedule 4.3 (and, as to the German Licensee Shares, assuming the accuracy of Buyer's representation and warranty set forth in Section 5.7 and the lifting of, or the compliance with, the restrictions on Transfer of the German Licensee Shares), neither the execution and delivery hereof or the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof will, with or without notice and/or the lapse of time:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, (A) the certificate of incorporation or by-laws of TFC, (B) any other note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which TFC is a party or by which TFC is bound, (C) any Governmental Rule to which TFC is a party or by which TFC is bound, or (D) any Governmental Rule affecting TFC; or

          (ii) as to TFC, require the approval, consent, authorization or act of, or the making by TFC of any declaration, filing or registration with, (A) any Governmental Body, except for required filings with the Federal Trade Commission and the Department of Justice pursuant to HSR, or
     (B) any third party.

          4.4.      FINANCIAL STATEMENTS.  (a) Schedule 4.4 contains the audited
                    --------------------
balance sheets of Seller as of December 31, 1990, 1989 and 1988 and related statements of operations, cash flows and partners' investment for each of the three years ended December 31, 1990, including the notes thereto, all of which have been delivered to Buyer, certified by the Accountants, and the unaudited balance sheet of Seller as of the October Balance Sheet Date and the related financial statements (including related statements of operations, cash flows and partners' investment for the ten month period ended the October Balance Sheet
Date), all of which have been delivered to Buyer. Such financial statements present fairly, in all material respects, the financial position of Seller as of December 31, 1990, 1989 and 1988 and the October Balance Sheet Date, respectively, and the results of Seller's operations cash flows, and partners' investment for each of the three years in the period ended December 31, 1990 and the ten month period ended the October Balance Sheet Date, all in conformity with GAAP on a consistent basis, subject, in the case of the October Balance Sheet and the related statements of operations, cash flows and partners' investment, to normal year end adjustments and the absence of footnotes.

          (b) The amounts set forth in the first column of the October Statement have been accurately derived from the October Balance Sheet.

          (c)       The "Management Profit Reconciliation" included in Schedule
4.4 accurately and correctly reconciles (i) the net loss in the statement of operations for the ten month period ended the October Balance Sheet Date referred to in Section 4.4(a) with (ii) the management profit in the monthly management report for such period previously supplied to Buyer.

          4.5.      ABSENCE OF CHANGES.   (a)  Except as set forth in Schedule
                    ------------------
4.5(a) and except for changes in general economic conditions, since the October Balance Sheet Date there has been no material adverse change in the Purchased Assets taken as a whole, the Business or the operations or financial condition of Seller; provided, however, that with respect to the German Licensee, the
           --------  -------
foregoing representation and warranty is made only to the knowledge of Seller.

          (b) Except as set forth in Schedule 4.5(b), since the October Balance Sheet Date Seller has conducted the Business only in the ordinary course. Without limiting the generality of the foregoing, since the October Balance Sheet Date, except as set forth in such Schedule, Seller has not with respect to the Business:

          (i) Sustained any material damage, or any destruction, damage by fire, accident or other casualty of or to any of the Purchased Assets, whether or not covered by insurance;

          (ii) Paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) in connection with, relating to or affecting in any way the Purchased Assets or the Business, other than the payment, discharge or satisfaction of such claims, liabilities or obligations in the ordinary course of business;

          (iii) Cancelled or compromised any material debts without fair consideration therefor, or waived any material claims or rights of substantial value in connection with, relating to or affecting in any way the Business;

          (iv) Sold, transferred, assigned, leased, abandoned or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible) in an amount in excess of $25,000, except for raw materials, inventory or equipment disposed of in the ordinary course of business;

          (v) Granted any increase (including any increase pursuant to any bonus, pension, profit sharing or other plan or commitment) in the compensation payable or to become payable to any employee of Seller whose annual compensation is at least $50,000 (other than any such increase pursuant to collective bargaining agreements);

          (vi) Entered into any contract, arrangement or lease in an amount in excess of $25,000, except (i) trade or business contracts or arrangements entered into in the ordinary course of business or (ii) any contract or arrangement set forth in any Schedule to this Agreement;

          (vii) Waived or released any material right under or amended or terminated in any material respect any material agreement of the type required to be set forth in any Schedule to this Agreement;

          (viii)    Made any change in its accounting methods or practices;

          (ix)      Materially changed any of its significant business policies;

          (x) Terminated or failed to exercise any option to renew any agreement that is or was material to the Business;

          (xi) Made or entered into any contracts or commitments to make any capital expenditures in excess of $100,000 individually;

          (xii) Made any distribution of assets other than cash to any Seller Group Member or Affiliate of Seller;

          (xiii) Incurred any lockouts or strikes or, to the knowledge of Seller, any dispute (other than routine individual grievances) or any activity or proceeding by a labor union or representative thereof to organize any employees of Seller not already subject to a collective bargaining agreement, material slowdowns, work stoppages or, to the knowledge of Seller, threats thereof by or with respect to such employees;

          (xiv) Disposed of or permitted to lapse any Proprietary Rights comprising a material part of the Purchased Assets or used by or in the Business, or other than as contemplated by this Agreement (or otherwise in connection with the potential sale of the Business as an entirety pursuant to the auction process in which CCI participated) disclosed to any Person, except as may be required by law or to governmental agencies, or affiliates or representatives of Seller, any Proprietary Rights comprising part of the Purchased Assets or used by or in the Business not theretofore a matter of public knowledge; or

          (xv) Agreed, whether in writing or otherwise, to take any action described in this Section 4.5.

          4.6.      NO UNDISCLOSED LIABILITIES.  Except as set forth in Schedule
                    --------------------------
4.6, there are no material liabilities or obligations of Seller (whether known, accrued, absolute, contingent or otherwise and whether due or to become due) of a type normally reflected on a balance sheet prepared in accordance with the same accounting principles, adjustments, methods and practices which were applied in the preparation of the October Balance Sheet which are not shown on the October Balance Sheet.

          4.7.      TAXES.  (a)  Except as set forth in Schedule 4.7, with
                    -----
respect to the Business, each of Seller and, to the knowledge of Seller, the German Licensee has timely filed with the appropriate Governmental Bodies all Tax Returns which are required to be filed, and has duly paid to the appropriate Governmental Bodies all Taxes which are required to be paid, including, without limitation, all Taxes withheld from employees' wages and all other Taxes due or claimed to be due by any Governmental Body. Such Tax Returns properly reflect the Taxes payable for the periods covered thereby. All such Taxes due for all taxable periods ending on or prior to the Closing Date have been, or will be, timely paid by Seller or, to the knowledge of Seller, the German Licensee, as the case may be, or (in the case of Taxes not yet due and payable) will be properly accrued and fully provided for in accordance with GAAP as applied by Seller in preparation of the October Balance Sheet as part of the liabilities shown on the Closing Date Balance Sheet. Neither Seller nor, to the knowledge of Seller, the German Licensee has waived the statute of limitations on the right of any Governmental Body to assess any additional Taxes or to contest the items reported on any such Tax Returns.

          (b) Seller at all times has been treated as a partnership, and not as an association taxable as a corporation, for U.S. Federal income tax purposes.

          (c) Seller has provided Buyer with true and complete copies of all Tax Returns filed by Seller for each of the past three (3) taxable years.

          4.8.      CONDITION OF ASSETS; OWNERSHIP OF ASSETS.  (a) Except as set
                    ----------------------------------------
forth in Schedule 4.8 and except for the Excluded Assets, the material tangible Purchased Assets are serviceable or in working order and, in either such case, suitable for use in accordance with the past practices of Seller. Seller has adopted and follows reasonable maintenance policies with respect to material tangible assets owned by Seller. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH HEREIN, ALL THE ASSETS SOLD HEREUNDER ARE SOLD TO BUYER WITHOUT IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR INTENDED USE OR OTHERWISE.

          (b) Neither the General Partner nor TFC owns or holds any properties or assets that are used in the Business (other than the insurance policies listed in Schedule 4.23).

          4.9.      GOVERNMENTAL PERMITS.  (a)  Seller owns, holds or possesses
                    --------------------
all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use the Purchased Assets and to carry on and conduct the Business substantially as currently conducted ("Governmental Permits") except for such Governmental Permits as to which the failure to so own, hold or possess would not have a material adverse effect on the Purchased Assets, the Business or the operations or financial condition of Seller.

          (b) Schedule 4.9(b) sets forth a list and brief description of each Governmental Permit held by Seller as of the date hereof, except for such incidental licenses, permits and other authorizations which would be obtainable in due course by any qualified applicant without any undue burden in the event of any lapse, termination, cancellation or forfeiture thereof. Except as set forth in Schedule 4.9(b), (i) Seller has fulfilled and performed in all material respects its obligations under each of the Governmental Permits listed on
Schedule 4.9(b), and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default by Seller under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit; and (ii) no notice of cancellation, of default or of any material dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by Seller.

          4.10.     REAL PROPERTY.  Seller owns no real property or any
                    -------------
options to acquire any real property.

          4.11.     REAL PROPERTY LEASES.  Schedule 4.11 sets forth a list and
                    --------------------
brief description of each lease or similar agreement (showing the parties, annual rental, expiration date, renewal and purchase options, if any, the uses being made thereof and the location) under which Seller is lessee of, or holds or operates, any real property owned by any Person other than Seller. All leases are in full force and effect, free of subtenancies, except as set forth in
Schedule 4.11, or other occupancy rights. True and complete copies of the leases and other agreements listed in Schedule 4.11 have been delivered or made available to Buyer.

          4.12.     CONDEMNATION.  As of the date hereof, to the knowledge of
                    ------------
Seller, (a) neither the whole nor any part of any of the real property listed or described in Schedule 4.11 is subject to any pending suit for condemnation or other taking by any Governmental Body, and (b) no such condemnation or other taking is threatened or contemplated.

          4.13.     PERSONAL PROPERTY; SUFFICIENCY OF ASSETS.  Schedule 4.13
                    ----------------------------------------
contains a list of the aggregate net book values by category of the tangible personal property owned by Seller in such detail as is reasonably determinable by Seller. Except as set forth on Schedule 4.13, the Purchased Assets are free and clear of all Encumbrances other than Permitted Encumbrances; provided, that,
                                                                 --------  ----
for purposes of this Section 4.13, Permitted Encumbrances shall not include any mechanics', materialmen's and similar liens.

          4.14.     PERSONAL PROPERTY LEASES.  Schedule 4.14 contains a brief
                    ------------------------
description of each lease, license or other agreement (including in each case the annual rental, the expiration date thereof and a brief description of the property covered) under which Seller is lessee of, or holds or operates for its own use, any machinery, equipment, vehicle or other tangible personal property owned by a Person other than Seller, except any such lease, license or other agreement providing for base payments aggregating less than $25,000 over its term (excluding renewal options) or which is terminable without penalty on sixty
(60) days' or less notice. Except as set forth on Schedule 4.14, the interests of Seller in such property are free and clear of all Encumbrances other than Permitted Encumbrances. True and complete copies of the leases, licenses and other agreements listed in Schedule 4.14 have been delivered or made available to Buyer.

          4.15.     INTELLECTUAL PROPERTY.  (a)  Schedule 4.15 contains a list
                    ---------------------
of the following Proprietary Rights showing for each country in which the Business is conducted, in each case as of the date hereof:

          (i) For each patent, the patent number and date, a description of the Invention, and the expiration date;

          (ii) For each trademark, the name, registration number and date, and goods and/or services in connection with which the trademark is used;

          (iii) For each tradename, the mark, the date first used, and the goods and/or services in connection with which the tradename is used;

          (iv) For each trade secret, if any, a general description, the place where such trade secret is stored, and the efforts made to prevent disclosure thereof;

          (v) For each copyright, if registered, the registration number and date; and

          (vi) If any registrations or applications for any of the foregoing are in process, a description of the status thereof.

          (b)       Except as set forth in Schedule 4.15, Seller either:

          (i) is the sole and exclusive owner of all rights obtainable in the Proprietary Rights or such rights, to the extent not owned by Seller in any country in which the Business is conducted by Seller, directly or indirectly, including through any Licensee, are so obtainable, provided that the foregoing representation is made only to the knowledge of Seller with respect to any country other than the United States or Canada; or

          (ii) possesses adequate rights to use all of such Proprietary Rights in connection with the Business as presently conducted.

          (c) To the knowledge of Seller, no Proprietary Right violates or infringes the personal or property rights of any person, firm or corporation and, except as set forth in Schedule 4.15, no claims of any such violation or infringement are pending or threatened.

          (d) To the knowledge of Seller, except as set forth in Schedule 4.15, there is not now pending or threatened any action, suit, claim, assessment or proceeding, to challenge the validity, ownership or use of any of the Proprietary Rights, or to revoke, cancel, rescind, modify or refuse to renew in the ordinary course of business any of such Proprietary Rights as may have been registered by Seller.

          (e) Seller has maintained the policy of deterring potential infringers or unauthorized users thereof to the extent necessary to protect any Proprietary Rights that are material to Seller. Without derogating from the preceding sentence, Schedule 4.15(e) sets forth a list of certain unauthorized uses of Proprietary Rights.

          4.16.     ACCOUNTS RECEIVABLE.  All accounts receivable of Seller have
                    -------------------
arisen from bona fide transactions by Seller in the ordinary course of the Business.

          4.17.     ENVIRONMENTAL MATTERS.
                    ---------------------

          (a) Except as set forth in Schedule 4.17, Seller has obtained and continues to maintain property and permits, licenses, consents and approvals necessary for conducting the Business which are required under Environmental Laws ("Environmental Approvals"), and Seller has not operated the Business in violation of any Environmental Law or the terms of any Environmental Approval.

          (b)       Except as set forth in Schedule 4.17:

          (i) Seller has not used, stored, generated, discharged, emitted, transported, disposed of or treated Hazardous Substances except in a manner which complies with Environmental Laws.

          (ii) To the knowledge of Seller, no prior owner, occupant, tenant or user of any Facility has ever used, stored, generated, discharged, emitted, transported, disposed of or treated Hazardous Substances, at, on or from any Facility except in compliance with all Environmental Laws.

          (iii) To the knowledge of Seller, there is not, and there has not been, any Environmental Condition or release, or threat of release (as those terms are defined in Section 101 of CERCLA) of Hazardous Substances at, on, or from any Facility.

          (c) Except as set forth in Schedule 4.17, all Environmental Approvals may be Transferred to Buyer.

          (d) Except as set forth in Schedule 4.17, Seller has not received written notice of any pending or threatened investigation, claims, enforcement proceedings, cleanup orders, citizen suits or other actions instituted by any private party, employee or Governmental Body arising out of the conduct or the operations of the Business, in connection with any Environmental Laws, or as a result of any Environmental Condition at any Facility.

          4.18.     EMPLOYEES AND RELATED AGREEMENTS; ERISA.
                    ---------------------------------------

          (a)       For the purposes of Sections 4.18 and 7.4:

          (i) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          (ii) "ERISA Affiliate" shall mean all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control and all other entities which, together with Seller, are treated as a single employer under any or all of Sections 414(b), (c), (m) or (o) of the Code on either the date of this Agreement or the Closing Date.

          (iii) "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

          (iv) "PBGC" shall mean the Pension Benefit Guaranty Corporation or any person succeeding to the functions thereof.

          (v) "Plan" shall mean any plan, program, arrangement, agreement or commitment which is a pension, profit sharing, savings, thrift or other retirement plan (including without limitation any "employee pension benefit plan" as defined in Section 3(2) of ERISA), deferred compensation, health or welfare plan (including without limitation any "employee welfare benefit plan" as defined in Section 3(1) of ERISA), stock purchase, stock option, performance share, bonus or other incentive or severance pay plan, policy or procedure, or vacation or other employee benefit plan, program, arrangement, agreement or commitment, whether or not written.

          (vi) "Single Employer Defined Benefit Plan" shall mean a Plan subject to Subtitle B of Title IV of ERISA which is not a Multiemployer Plan.

          (b) Except as set forth in Schedule 4.18(b) or 4.18(l), Seller does not maintain or contribute to, or have any obligation to contribute to, and Seller has no liability (including without limitation a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) or obliga-tion with respect to, any Plan. Except as set forth in Schedule 4.18(b) or 4.18(l), no severance pay policy or procedure is maintained by Seller which does or could apply to employees of Seller in any form whether written or unwritten and whether or not disclosed to one or more employees. Seller neither maintains, contributes to or is obligated to contribute to any Single Employer Defined Benefit Plan and, except as set forth in Schedule 4.18(b), Seller neither maintains, contributes to or is obligated to contribute to any Multiemployer Plan which is subject to Subtitle B of Title IV of ERISA. Notwithstanding anything to the contrary stated in this Section 4.18, no representation or warranty is made with respect to severance pay obligations arising under collective bargaining agreements.

          (c) No event has occurred in connection with which Seller or any Plan (other than a Multiemployer Plan) identified in Schedule 4.18(b) or any "plan administrator" (as defined in Section 3(16) of ERISA) thereof, directly or indirectly, is or could be subject to liability, other than for routine claims for benefits, contingent or otherwise, or any lien, whether or not perfected, under the terms of any Plan or under ERISA, the Code or any other law, regulation or governmental order applicable to any Plan at any time maintained or contributed to by Seller or any ERISA Affiliate, including, without limitation, Sections 302(f), 404, 406, 409, 502(c)(1), 502(c)(3), 502(g),
502(i), 502(l), 4062, 4063, 4064, 4068, 4069, 4071 or 4201 of ERISA, or

Sections 412(n), 4971, 4975, 4976, 4980B or 5000 of the Code, or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which Seller has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order. No Plan listed in
Schedule 4.18(b) which is not a Multiemployer Plan is subject to Section 302 of ERISA or Section 412 of the Code.

          (d) With respect to the Savings Plan (as hereinafter defined), the Health and Welfare Benefit Program (as hereinafter defined) and any Multiemployer Plan identified in Schedule 4.18(b), the aggregate of the annual employer contributions and other direct expenses paid in connection with such Plan by Seller for each of the last three plan years of each such Plan are set forth in Schedule 4.18(d).

          (e)       With respect to each Multiemployer Plan identified in
Schedule 4.18(b) which is subject to the provisions of Subtitle B of Title IV of ERISA, to the knowledge of Seller, (a) the trustees of each such Plan have not instituted proceedings to terminate, reorganize or merge any such Multiemployer Plan; (b) no condition or event exists or has occurred which presents a material risk of the termination, reorganization or merger of any such Multiemployer Plan which could result in the imposition on Seller of any liability under Title IV or ERISA or otherwise, whether to the PBGC or otherwise, including without limitation termination liability, withdrawal liability or partial withdrawal liability; (c) no such Multiemployer Plan has filed an application for financial assistance pursuant to the provisions of Section 4245(f) or 4281(d) of ERISA;
(d) no contribution to any such Multiemployer Plan required of Seller pursuant to the terms thereof or of any collective bargaining agreement is nondeductible by reason of any provision of Section 412 of the Code; (e) no liability under Sections 4201 of ERISA or otherwise under Title IV of ERISA would exist if Seller withdrew from or ceased to be an employer under any Multiemployer Plan; and (f) there are no unfunded vested benefits as determined under Section 4211 of ERISA with respect to any such Multiemployer Plan allocable to Seller.

          (f) All payments and contributions due from Seller under each Plan identified in Schedule 4.18(b) have been made and all amounts properly accrued to date as liabilities of Seller which have not been paid have been or will or will prior to the Closing Date have been properly recorded on the books of Seller and, to the extent not theretofore paid, will be reflected as a liability on the Closing Date Balance Sheet.

          (g) Except as provided in Schedule 4.18(g), no "employee welfare benefit plan" as defined in Section 3(1) of ERISA or "multiple employer welfare arrangement" as defined in

Section 3(40) of ERISA provides benefits, including without limitation death or medical benefits (whether or not insured) with respect to any current or former employee of Seller beyond their retirement or other termination of service other than (i) coverage mandated by applicable law or (ii) disability benefits that have been fully provided for by insurance or otherwise.

          (h) The transactions contemplated by this Agreement will not result in any payment or series of payments by Buyer under any Plan established by Seller to any person of a parachute payment within the meaning of Section 280G of the Code.

          (i) The consummation of the transactions contemplated by this Agreement will not (i) entitle any employee or former employee of Seller to severance pay, unemployment compensation or any other payment except as expressly provided in this Agreement or (ii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

          (j) Other than as set forth in Schedule 4.18(q), there has been delivered to Buyer with respect to each Plan (other than a Multiemployer Plan) identified in Schedule 4.18(b):

          (i) A copy of the annual report (with accompanying schedules and exhibits), if required under ERISA, which has been filed with respect to such Plan for the two most recently completed plan years. The information contained in such report (including such schedules and exhibits) is correct and complete and there has been no material adverse change in the condition of such Plan, financial or otherwise, since the date thereof;

          (ii) A copy of the actuarial report, if any, with respect to each such Plan for the last two years. The information contained therein, and the information furnished by the administrator of such Plan or by Seller or any ERISA Affiliate in connection with the preparation thereof, is correct and complete and there has been no material adverse change therein since the date thereof;

          (iii) A copy of the most recent summary plan description, together with each Summary of Material Modifications with respect thereto, required under ERISA with respect to such Plan, all material employee communications relating to such Plan, distributed within the last twelve
     (12) months and, a true and complete copy of such Plan;

          (iv) If such Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding vehicle and the latest financial statements thereof; and

          (v) The most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to qualify under Section 401 of the Code.

          (k) Neither Seller nor any ERISA Affiliate has made any agreement, understanding or promise, whether written or oral, to create, establish, sponsor, maintain or contribute, directly or indirectly, to or under any additional Plan for the benefit of current or former employees of Seller nor, except as set forth in Schedule 4.18(k), to amend or modify any existing Plan identified in Schedule 4.18(b) in any manner not reflected in the plan documents of such Plan delivered to Buyer on or before the date hereof.

          (l) Except as set forth in Schedule 4.18(l), Seller is not a party to any collective bargaining agreements, whether or not expired. With the exception of representation pursuant to such agreements, there are no labor unions or other organizations representing or to the knowledge of Seller purporting to repre sent or attempting to represent any employee of Seller. All employee benefit plans (as defined in Section 3(3) of ERISA) which are specifically referred to in any collective bargaining agreement are listed in
Schedule 4.18(l) and are defined as such in Schedule 4.18(l).

          (m) Seller has not violated any provision of Federal or state law or any governmental rule or regulation, or any order, ruling, decree, judgment or arbitration award of any court, arbitrator or any government agency regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including, without limitation, laws, rules, regulations, orders, rulings, decrees, judgments and awards relating to discrimination (including without limitation discrimination on the basis of age, sex, race or religion), fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees or state temporary disability laws, rules or regulations.

          (n) There is no unfair labor practice charge or complaint pending or, to the knowledge of Seller, threatened against Seller before the National Labor Relations Board or any State Labor Relations Board. There are no claims of discrimination of any kind pending or, to the knowledge of Seller, threatened against Seller before any Governmental Body, except as set forth in
Schedule 4.18(n).

          (o) There is no labor strike or, to the knowledge of Seller, dispute, material slowdown, material work stoppage or lockout actually pending or, to the knowledge of Seller, threatened against Seller.

          (p) Each Plan to which Seller contributes or has any obligation to contribute (other than any Multiemployer Plan) and, to the knowledge of Seller, each Multiemployer Plan to which Seller contributes or has any obligation to contribute which is intended to be qualified under Section 401 of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to such qualification and with respect to the exemption from tax of the trusts created thereunder under Section 501(a) of the Code, and nothing has occurred that has affected or is likely to adversely affect such qualification or exemption since the date of such letter with respect to each Plan (other than a Multiemployer Plan) and, to the knowledge of Seller, with respect to each Multiemployer Plan.

          (q) Except as set forth in Schedule 4.18(q), all reports and other information required under ERISA or any other applicable law or regulation to be filed by Seller in respect of any Plan identified in Schedule 4.18(b), or, with respect to such a Plan other than a Multiemployer Plan, the administrator thereof, on or prior to the date hereof with the relevant governmental authority and/or distributed or made available to any Plan participant and beneficiary (including "alternate payees", as such term is defined in Section 206(d)(3)(K) of ERISA), as the case may be, have been filed, distributed or made available in accordance with ERISA or such other applicable law or regulation, as the case may be, and all such reports and other information are true and correct in all material respects as of the date given.

          (r) Seller has not entered into any agreement, written or otherwise, relating to its Medical Care/Dental Care/Basic Life/AD&D/Vision Care Plan, obligating Seller or its successor in interest to make any supplemental or retrospective premium payments for the current or any prior contract period in the event of adverse experience, termination of the minimum premium arrangement, or termination of an insurance contract, relating to such Plan, except as otherwise expressly stated in the written contract effective January 1, 1990 setting forth the minimum premium arrangement under such plan.

          4.19.     CONTRACTS.  (a)  Except as set forth on Schedule 4.19(a) or
                    ---------
4.19(b) (or, in the case of Section 4.19(a)(vii), except as set forth in any other Schedule hereto or except as would be required to be disclosed in any other Schedule hereto but for the dollar limitation or any materiality limitation contained herein):

          (i) There are no binding contracts, commitments or agreements for the purchase of any equipment, materials or supplies that individually (or in a series of related transactions) involve an expenditure by Seller in excess of $100,000 over the remaining term of each such contract, commitment or agreement;

          (ii) There are no government contracts or other agreements, contracts or commitments with customers that individually (or in a series of related transactions other than a relation that exists solely as a result of coordination of agreements, contracts or commitments among locations of individual national accounts which are not the subject of a master national accounts contract) involve a payment to Seller in excess of $50,000 per annum;

          (iii) There are no written contracts for the employment or compensation of any employee individually in excess of $50,000 per annum or which are not terminable on sixty (60) days' or less notice;

          (iv) There are no partnership or joint venture contracts or arrangements or any other agreements involving a sharing of revenues or profits material to the Purchased Assets or the Business to which Seller is a party or by which Seller is bound;

          (v) Except as described in Section 4.15, 4.20 or a Schedule thereto, except for licenses that would be required to be described in such a Schedule but for the limitations contained in Section 4.15 and except for ordinary course commercial software, there are no licenses to which Seller is a party or by which it is bound relating to the use of personal or property rights of others, there are no licenses granted to others to use the Proprietary Rights, and there are no royalty contracts to which Seller is a party or by which it is bound individually (or in a series of related transactions) involving annual payments in excess of $50,000;

          (vi) There are no contracts or agreements for the sale of any of the Purchased Assets (other than inventory sales in the ordinary course of business) or the grant of any rights to purchase any of the Purchased Assets;

          (vii) There are no contracts or agreements with consultants, advisors, salespeople, sales representatives, distributors, lobbyists, dealers or independent contractors to which Seller is a party or by which Seller is bound other than those that Seller enters into with salespeople in the ordinary course of business, the standard form of which (from which there are no material deviations) is set forth in Schedule 4.19(b)(vii); and

          (viii)    There are no contracts or agreements to which

     Seller is a party or by which Seller is bound restricting Seller from carrying on the Business in its entirety in any jurisdiction other than contracts or agreements with Licensees.

          (b) Schedule 4.19(b) sets forth a list of each contract or other agreement between Seller and a Licensee establishing the licensing arrangement between them, including its effectiveness date, its termination date and the date of any amendments, modifications or material written waivers thereto.

          (c) True and complete copies of the contracts, agreements, commitments, leases and other instruments listed in Schedules 4.19(a) and 4.19(b) have been delivered or made available to Buyer.

          4.20.     MUSIC SERVICES CONTRACTS.
                    ------------------------

          (a) Schedule 4.20(a) contains a list of all agreements between Seller and a performing rights society. To the extent any such agreement has expired, Schedule 4.20(a) lists the agreements or consent decree, if any, which contain the mechanism or procedure for determining the basis on which Participations are to be calculated and paid in connection with amendments or extensions of such agreements past the expiration date thereof.

          (b) Schedule 4.20(b) contains a list of all musical compositions, the copyrights of which are owned by Seller. All of Seller's rights in such compositions have been acquired pursuant to agreements, forms of which are included in Schedule 4.20(b). There are no material deviations from such forms.

          (c) Substantially all of Seller's rights in the tapes and other reproductions of recordings with respect to Background Music Services were acquired pursuant to Contracts with either producers or exclusive publishers. A list of the contracting parties for such Contracts is included in Schedule 4.20(c). With respect to such Contracts, there are no Participations except to the extent Seller is required to pay the publishers of such recordings a mechanical license fee.

          (d) Substantially all of Seller's rights in the tapes and other reproductions of recordings with respect to Foreground Music Services were acquired pursuant to Contracts, a list of which is contained in Schedule 4.20(d).

          (e) Substantially all tapes of music embodied in sound recording relating to Background Music Services or Foreground Music Services are either on the premises of a subscriber or Licensee, in transit or in those duplicating or storage facilities listed in Schedule 4.20(e).

          (f) Substantially all of the rights to make arrangements and mechanically reproduce musical compositions for the purpose of making the recordings referred to in paragraphs (c), (d) and (e) of this Section 4.20 were acquired either pursuant to the Contracts listed in Schedule 4.20(f) or pursuant to an agreement between Seller and the Harry Fox Agency, Inc., dated January 1, 1991, which is listed in Schedule 4.20(f).

          (g)       With respect to all Music Services Contracts:

          (i)       Other than in connection with those agreements set forth in
     Schedule 4.20(a), 4.20(b), 4.20(c), 4.20(d), 4.20(f), or 4.20(g)(i), there are no provisions requiring Seller to pay Participations;

          (ii) Since December 31, 1986, no audits have been conducted by the contracting parties in connection with Music Services Contracts set forth in Schedule 4.20(a), 4.20(b), 4.20(c), 4.20(d) or 4.20(f), except to the extent itemized in Schedule 4.20(g)(ii). Seller has paid the amounts set forth in Schedule 4.20(g)(ii) under such completed audits, if any. No audit is, to the knowledge of Seller, threatened or continuing except as set forth in Schedule 4.20(g)(ii); and

          (iii) Seller's books and records, as currently constituted, are sufficient in all material respects to calculate all Participations and furnish to third parties all information required to be furnished under Music Services Contracts as and when required.

          4.21.     STATUS OF CONTRACTS.  Except as set forth in Schedule 4.21,
                    -------------------
each of the leases, licenses, contracts and other agreements listed in Schedule 4.11, 4.14, 4.15, 4.18(b), 4.19(a), 4.19(b), 4.20(a), 4.20(b), 4.20(d), 4.20(f)
or 4.20(g)(i) ("Seller Agreements") constitutes a valid and binding obligation of Seller (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles) and is in full force and effect; provided,
                                                                   --------
however, that the foregoing representation and warranty shall not be deemed to
- -------
have been breached with respect to any licensing agreement between Seller (as successor licensor) and any Licensee which Seller acquired from a third party transferor ("Predecessor Licensing Agreements") solely to the extent such validity, binding effect or status may be affected by the failure of such third party transferor to comply with applicable franchise or licensing laws. Except as set forth in Schedule 4.3 and except for Seller Agreements which by their terms will expire prior to the Closing Date or otherwise terminate prior to the Closing Date in accordance with the provisions hereof or that constitute Excluded Assets, the Seller Agreements may be Transferred to Buyer pursuant to this Agreement without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Other than defaults under the Predecessor Licensing Agreements solely attributable to the failure of a third party transferor (as described in the proviso above) to comply with applicable franchise or licensing laws or the failure to comply with any provision of a Predecessor Licensing Agreement specifically requiring compliance with such laws, Seller is not in material default under any of the Seller Agreements and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default by Seller. To the knowledge of Seller, no other party to any of the Seller Agreements is in material default thereunder. Seller has not received any written claim that it is in default under any of the Predecessor Licensing Agreements.

          4.22.     NO VIOLATION, LITIGATION OR REGULATORY ACTION. Except as set
                    ---------------------------------------------
forth in Schedule 4.22:

          (a) Seller is in compliance in all material respects with all Governmental Rules which are applicable to the Purchased Assets or the Business, except that no such representation or warranty is made as to compliance with franchising laws and related Governmental Rules solely applicable to the Predecessor Licensing Agreements;

          (b) There are no lawsuits, claims, suits, audits, proceedings or, to the knowledge of Seller, investigations pending or threatened against Seller; and

          (c) There is no action, suit or proceeding pending or, to the knowledge of Seller, threatened which questions the legality, propriety or validity of the transactions contemplated hereby.

          4.23.     INSURANCE.  Seller or its Affiliates maintain, with
                    ---------
respect to the Business and the Purchased Assets, policies of fire and extended coverage and casualty, liability and other forms of insurance, which such policies are set forth in Schedule 4.23, in such amounts and against such risks and losses as are prudent for the operation of the Business and shall use reasonable efforts (including without limitation payment of all premiums and giving of all requisite notices required by such policies) to maintain such insurance or comparable insurance in full force and effect immediately prior to the Closing Date.

          4.24.     ORGANIZATION, CAPITALIZATION AND FINANCIAL STATEMENTS OF THE
                    ------------------------------------------------------------
GERMAN LICENSEE.  (a)  To the knowledge of Seller, the German Licensee is a
- ---------------
limited liability company duly
organized and validly existing under the laws of the Federal Republic of Germany; (b) the copy of the Articles of Association (Gesellschaftvertrag) of the German Licensee heretofore delivered by Seller to Buyer is a true and correct copy of the copy thereof most recently furnished to Seller; (c) Seller owns the German Licensee Shares free and clear of all Encumbrances other than Permitted Encumbrances and other than the associated rights of first refusal and
(d) to the knowledge of Seller, the German Licensee Shares represent no less than 35% of the outstanding shares of stock of the German Licensee. Upon delivery to the Buyer on the Closing Date or pursuant to Section 7.30, as the case may be, of the instruments of conveyance and Transfer contemplated hereby, Seller will Transfer valid title to the German Licensee Shares free and clear of all Encumbrances (other than Permitted Encumbrances). Schedule 4.24 contains true and correct copies of the most recent financial statements of the German Licensee most recently made available to Seller by the German Licensee, as to which financial statements no other representation or warranty is made.

          4.25.     TRANSACTIONS WITH AFFILIATES AND TRUSTS.  Except as
                    ---------------------------------------
described in Schedule 4.25, since December 31, 1987 there have been no intercompany services or products being provided by (a) the Business to any of Seller's Affiliates or any of the Trusts or (b) any of Seller's Affiliates or any of the Trusts to the Business, and there have been no contracts between Seller, on the one hand, and any of its Affiliates or any of the Trusts, on the other.

          4.26.     INVESTMENT CANADA.  No part of the Business as currently
                    -----------------
conducted by Seller is a "Canadian Business" within the meaning of Section 3 of the Investment Canada Act.

          4.27.     PERSONNEL.  Schedule 4.27 sets forth the names and position
                    ---------
titles of each employee of the Business whose annual compensation is in excess of $50,000 and, as of the date of this Agreement, each such employee's current annual salary and other compensation. As of the date of this Agreement, Seller has not received notice from any employee listed in Schedule 4.27 of his or her intention to resign or retire from employment.

          4.28.     INVENTORY.  Except as set forth in Schedule 4.28, all
                    ---------
inventory of Seller is of a quality usable and salable in the ordinary course of business, except for items of obsolete materials and materials of below-standard quality (all of which have been written down in the October Balance Sheet to realizable market value or for which adequate reserves have been provided therein, in each case to the extent required by GAAP as applied by Seller (including methods and practices) in the preparation of the October Balance Sheet), or which have become obsolete in the ordinary course of business since the October Balance Sheet Date.

          4.29.     CUSTOMERS AND SUPPLIERS.  Except as set forth in Schedule
                    -----------------------
4.29, Seller has not received any written notice of any termination or cancellation of (or of any intent to terminate or cancel) the business relationship of the Business with (y) any single customer or any group of affiliated customers who represented one percent (1%) or more of the consolidated revenues of the Business during the twelve month period ended December 31, 1991, or (z) any single supplier or group of affiliated suppliers who provided one percent (1%) or more of the requirements of the Business during the twelve month period ended December 31, 1991.

          4.30.     FCC COMPLIANCE.  (a)  Except as set forth in Schedule 4.30,
                    --------------
Seller has obtained all necessary Governmental Permits from the FCC to own and operate all multiple address system ("MAS") microwave radio stations that Seller currently owns and operates, and all such Governmental Permits are in full force and effect. All such Governmental Permits and all applications by Seller for Governmental Permits from the FCC are set forth in Schedule 4.30.

          (b) Except as set forth in Schedule 4.30, all of Seller's MAS microwave radio stations are operated in compliance in all material respects with all terms and conditions of their respective Governmental Permits issued by the FCC and all applicable Governmental Rules. Except as set forth in Schedule 4.22(a), all other personal property of Seller that transmits or receives radio frequency waves is operated by Seller in compliance in all material respects with applicable Governmental Rules.

          (c) There is not now pending or, to the knowledge of Seller, threatened any action by or before the FCC to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any of the Governmental Permits issued to Seller by the FCC. There is not now pending, issued or, to the knowledge of Seller, threatened any order to show cause, notice to Seller of violation or notice to Seller of apparent liability or forfeiture by or before the FCC, nor are there any complaints against Seller pending before the FCC. Except as set forth in Schedule 4.30, Seller has no reason to believe that any basis exists for the loss or modification of any of the Governmental Permits issued to Seller by the FCC, or for any fine, forfeiture or other penalty to be levied against Seller by the FCC in connection with its operation of MAS microwave radio stations.

          (d) To the knowledge of Seller, MicroSpace is licensed by the FCC for interim operation of a DBS Facility and Seller has no knowledge of any reason for MicroSpace's authorization not being renewed in the ordinary course.

          (e) To the knowledge of Seller, the SCA Lessors are licensed by the FCC to conduct FM broadcast operations in the communities in which they are broadcasting, and are operating their stations in conformity in all material respects with the Communications Act of 1934, as amended (the "Communications Act"), and the FCC Rules. To the knowledge of Seller, each SCA Lessor is licensed for a term expiring on the date next to its call sign set forth in Schedule 4.30. Seller knows of no reason each such license should not be renewed in the ordinary course.

          (f) Except as described in Schedule 4.30, to the knowledge of Seller, none of MicroSpace or any of the SCA Lessors is a subject of any investigation, notice of violation, order or complaint issued by or before any Governmental Body, including the FCC, or of any other proceedings which could threaten or adversely affect the validity or the continued effectiveness of the FM radio station licenses held by the SCA Lessors or the leases of MicroSpace for satellite transponder capacity.

          (g) Schedule 4.30 lists all of the material lease agreements between Seller and any Person relating to the location of all towers, antennas, transmitters, satellite transmit dishes, satellite receivers and translators (collectively, the "Tower Site Leases") used in connection with the operation of Seller's business and such Tower Site Leases constitute the only Tower Site Leases necessary in connection with the business of Seller as now conducted.

          4.31.     TORRANCE NOTE.  At February 29, 1992 the Torrance Note
                    -------------
had an outstanding principal amount of $550,000 and accrued and unpaid interest of $861,779.32.

          4.32.     NO FINDER.  Neither Seller nor any party acting on its
                    ---------
behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby other than to Veronis, Suhler & Associates Inc., whose fees and expenses, to the extent payable, shall be paid by Seller or its Affiliates.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer represents and warrants to Seller that:

          5.1.      ORGANIZATION OF BUYER.  (a) Buyer is a limited partnership
                    ---------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

          (b) MLP Acquisition, L.P., a Delaware limited partnership ("MLP Acquisition"), is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

          5.2.      AUTHORITY OF BUYER; NON-CONTRAVENTION.  (a)  Buyer has full
                    -------------------------------------
power and authority to execute, deliver and perform this Agreement and all the Buyer Ancillary Agreements.

          (b) The execution, delivery and performance hereof and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by all requisite partnership action. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by Buyer and upon execution and delivery by Buyer will be a legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

          (c) Neither the execution and delivery hereof or any of the Buyer Ancillary Agreements nor the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will, with or without notice and/or the lapse of time:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (A) the certificate or agreement of limited partnership of Buyer, (B) any note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Buyer is a party or any of its properties is subject or by which Buyer is bound, (C) any Governmental Rule to which Buyer is a party or by which it is bound or (D) any Governmental Rule affecting Buyer; or

         (ii) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, (A) any Governmental Body, except for required filings with the Federal Trade Commission and the Department of Justice pursuant to HSR, or (B) any third party.

          (d) MLP Acquisition has full power and authority to execute, deliver and perform this Agreement on behalf of Buyer and all the Buyer Ancillary Agreements on behalf of Buyer.

          (e) The execution and delivery hereof by MLP Acquisition on behalf of Buyer have been duly authorized and approved by all requisite partnership action.

          (f) Neither the execution and delivery hereof or any of the Buyer Ancillary Agreements nor the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will, with or without notice and/or the lapse of time:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, (A) the certificate or agreement of limited partnership of MLP Acquisition, (B) any note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which MLP Acquisition is a party or any of its properties is subject or by which MLP Acquisition is bound, (C) any Governmental Rule to which MLP Acquisition is a party or by which it is bound or (D) any Governmental Rule affecting MLP Acquisition; or

         (ii) require the approval, consent, authorization or act of, or the making by MLP Acquisition of any declaration, filing or registration with, any Governmental Body, except for required filings with the Federal Trade Commission and the Department of Justice pursuant to HSR, or any third party.

          5.3.      PRIORITY PARTNERSHIP INTEREST; EXCHANGE NOTES.  When issued,
                    ---------------------------------------------
the Priority Partnership Interest shall be duly authorized, validly issued and non-assessable. Should the Exchange Notes be issued upon exchange of the Priority Partnership Interest, the Exchange Notes will have been duly authorized and will be a valid and binding obligation of Buyer enforceable in accordance with their terms.

          5.4.    NO PRIOR ACTIVITIES; NO SUBSIDIARIES.  Buyer has not (a)
                  ------------------------------------
incurred, nor will it incur prior to the Closing Date, directly or indirectly, any liabilities or obligations, or (b) engaged in any business activity or transaction, or (c) entered into any agreement or arrangement with any Person, except, in any such case, in connection with its organization or with the negotiation of this Agreement, the financing for the transactions contemplated by this Agreement and the performance hereof and thereof and the consummation of the transactions contemplated hereby and thereby. Buyer has not formed or Transferred any assets to any Subsidiaries.

          5.5.    CAPITALIZATION; FINANCING.  Buyer has received a commitment to
                  -------------------------
subscribe for at least $15,000,000 of its equity interests, such commitments being set forth in Schedule 5.5. Buyer has received a commitment to purchase at least $10,000,000 of its senior subordinated notes from Barclays Bank PLC, such commitment being set forth in Schedule 5.5. The terms of such equity interests (to the extent not set forth in the Amended Partnership Agreement), and any management or other incentive plan for management employees of Buyer to own or purchase any interests in Buyer or to receive any incentive, performance-based, equity-linked or similar payments (other than under the management option plan set forth in Schedule 5.5) are described in Schedule 5.5. Set forth on Schedule
5.5 is a true and correct copy of the Commitment Letter from Union Bank of Switzerland with respect to up to $40,000,000 of senior bank financing. As of the date of this Agreement, nothing has come to the attention of Buyer which would lead Buyer to believe that on the Closing Date Buyer will not receive the proceeds of the financing described in this Section 5.5 in order to enable Buyer to consummate the transactions contemplated by this Agreement, it being expressly acknowledged by Seller that such commitments contain numerous closing conditions and no assurance can be given that such conditions will be waived or satisfied on or prior to the Closing Date.

          5.6.    FINANCIAL ABILITY.  Assuming performance by the parties
                  -----------------
providing financing under the commitments referred to in Section 5.5, Buyer has the financial ability to consummate the transactions contemplated hereby.

          5.7     BUYER SALES.  The aggregate sales of Buyer and CCI and all
                  -----------
corporations and partnerships in which CCI is the majority equity owner or is capable of exercising control over for the year ended December 31, 1991 did not exceed DM 2,000,000,000.

          5.8     NO FINDER.  Neither Buyer nor any party acting on its behalf
                  ---------
has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby other than to CCI whose fees and expenses, to the extent payable, shall be paid by Buyer.

                                  ARTICLE VI

                       ACTION PRIOR TO THE CLOSING DATE
                       --------------------------------

          Between the date of this Agreement and the Closing Date:

          6.1.    INVESTIGATION OF SELLER BY BUYER; ENVIRONMENTAL AUDIT.  (a)
                  -----------------------------------------------------
Seller shall afford to the officers, employees and authorized representatives of Buyer (including independent public accountants, lenders (and their attorneys), appraisers, attorneys, underwriters and other agents and representatives) access, during normal business hours, to the offices, properties, employees, books and business and financial records

(including computer files, retrieval programs and similar documentation) of Seller to the extent Buyer deems desirable and shall furnish to Buyer or its authorized representatives such additional information concerning the Purchased Assets and the Business as shall be requested, including all such information to enable Buyer or such representatives to verify the accuracy of the representations and warranties of Seller contained herein, to verify that the covenants of Seller contained herein have been complied with and to determine whether the conditions set forth in Article VIII have been satisfied. Seller shall provide Buyer with copies of all documents, correspondence, and other materials relating to the testing, removal and disposal of Hazardous Substances at the property leased by Seller located at 1000 Shames Drive, Westbury, New York, including without limitation all documents, correspondence and other materials between Seller and any Governmental Bodies relating thereto. Buyer agrees to hold such information in confidence in a manner consistent with the Confidentiality Agreement.

          (b) Buyer shall have the right to cause an independent environmental consultant chosen by Buyer at its sole discretion (the "Environmental Consultant"), to inspect and audit, any or all Facilities for the existence of any and all violations of Environmental Laws (the "Phase I Audit") and to deliver a report in a form reasonably acceptable to Buyer and its lenders describing the findings and conclusions of the Phase I Audit. If (a) any of Buyer's lenders requests the Buyer to conduct testing, sampling, analyses or other processes at any or all Facilities (the "Phase II Audit"), or (b) the Phase I Audit reveals that a Phase II Audit is reasonably necessary to ascertain the presence or existence of Hazardous Substances at, on or under any Facility or Facilities or of any violation of an Environmental Law, Buyer shall have the right to cause the Environmental Consultant to conduct the Phase II Audit and to deliver a report, a copy of which shall be delivered to Seller, in a form reasonably acceptable to Buyer and its lenders describing the findings and conclusions of the Phase II Audit. Access to conduct such Phase I and Phase II Audits shall be afforded to Buyer and the Environmental Consultant by Seller upon receipt of reasonable advance notice and during normal business hours and shall be had or done in such a manner so as not to interfere with the normal conduct of business of Seller. Subject to the foregoing, the scope, sequence and timing of the Phase I and Phase II Audits shall be at the sole discretion of Buyer and its lenders. The cost and expenses of the Phase I and Phase II Audits shall be borne by Buyer.

          6.2.      NOTICES.  Each party shall promptly notify the other of any
                    -------
action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated hereby. Seller shall promptly notify Buyer of any action, audit, lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against Seller which would have been listed in Schedule
4.22 if such action, audit, lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

          6.3.      OTHER ACTION; CONSENTS OF THIRD PARTIES; GOVERNMENTAL
                    -----------------------------------------------------
APPROVALS.  (a)  Seller shall use its best efforts, subject to paragraph (c) of
- ---------
this Section 6.3, and Buyer shall cooperate, promptly to (i) cause the fulfillment at the earliest practicable date of all the conditions to their respective obligations to consummate the sale and purchase of the Purchased Assets under this Agreement and the other transactions contemplated hereby, (ii) obtain all consents, amendments or permits from third parties, including Governmental Bodies, which are required by the terms thereof, hereby or otherwise for due and punctual consummation by Buyer and Seller of the transactions contemplated hereby, (iii) obtain the Transfer of Environmental Approvals to Buyer and to obtain all Environmental Approvals necessary for the consummation of the transaction contemplated hereby, and (iv) obtain the release of Seller from liability in respect of the Assumed Liabilities as to which Seller elects to seek such release.

          (b) Seller and Buyer shall act diligently and reasonably, and shall cooperate with each other, subject to paragraph (c) of this Section 6.3, to secure any consents and approvals of any Governmental Body required to be obtained by them in order to Transfer any Governmental Permits to Buyer.

          (c) Seller agrees to expend such amounts of money, if any, as it shall reasonably determine to be necessary in its discretion in order to take the actions described in Section 1.5 and this Section 6.3.

          6.4.      CONDUCT OF THE BUSINESS PRIOR TO THE CLOSING.
                    --------------------------------------------

          (a) Seller shall operate and carry on the Business only in the ordinary course as currently operated. Consistent with the foregoing unless consented to in writing by Buyer which consent shall not be unreasonably withheld, Seller shall comply with the provisions set forth below:

          (i) Seller shall not enter into any contract, commitment or other agreement providing for payments by Seller in excess of $100,000 over the term thereof;

          (ii) Seller shall not, nor shall it attempt to, sell or agree to sell or Transfer, or encumber, any interest in the Business or the Purchased Assets, except in the ordinary course of business;

          (iii) Seller shall promptly notify Buyer in writing of, and furnish to Buyer any information Buyer may request with respect to, the occurrence of any event or the existence of any state of facts known to Seller that would result in Seller's representations and warranties not being true in all material respects if they were made at any time during the period from the date hereof to the Closing;

          (iv) Seller shall use its best efforts to maintain and preserve the organization of the Business intact, to retain the employees presently engaged in the Business so that they will be available to Buyer after the Closing (provided, however, that nothing herein shall change at will
              --------  -------
     relationships or preclude the employer's rights thereunder) and to maintain its relationships in all material respects with customers, suppliers and others so that those relationships will be preserved through the Closing;

          (v) Seller shall not grant or agree to grant any general increase in the rates of salaries or comparable compensation (other than pursuant to collective bargaining agreements in effect as of the date of this Agreement) of its employees or agents of the Business whose annual compensation in either case is at least $50,000;

          (vi) Seller shall maintain the Purchased Assets in serviceable condition or in working order and, in either case, suitable for use in accordance with the past practices of Seller;

          (vii) Seller shall not make any capital expenditures or commitments therefor, additions or capital improvements in connection with the Business in excess of $100,000 individually;

          (viii) Seller shall pay all trade and other payables consistent with past practice;

          (ix) Seller shall not make any distribution of its assets other than cash to any Seller Group Member or Affiliate of Seller;

          (x) Seller shall not enter into or amend any lease or similar agreement under which Seller shall be lessee of, or hold or operate, any real property owned by any Person other than Seller; and

          (xi) Seller shall diligently continue to attempt to obtain indemnification agreements relating to sales made by Licensees to customers in connection with Seller's nationally and centrally billed accounts.

          (b) Except as expressly contemplated hereby, Seller shall not other than in the ordinary course:

          (i) enter into any contract, agreement, undertaking or commitment which, if in effect on the date hereof, would have been required to be set forth in Schedules 4.19(a), 4.19(b), 4.20(a), 4.20(b), 4.20(c),
     4.20(d), 4.20(f) or 4.20(g)(i); or

          (ii) take any action described in Sections 4.5(b)(i) through (xv) which, if taken between the October Balance Sheet Date and the date of this Agreement, would have been required to be disclosed in Schedule 4.5(b) pursuant to the terms of Section 4.5(b).

          6.5.      ANTITRUST COMPLIANCE, ETC.  As promptly as practicable after
                    --------------------------
the date of this Agreement, Buyer and Seller (or their ultimate parent entities) shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under HSR with respect to the transactions contemplated hereby. Each of Buyer and Seller (or their ultimate parent entities) shall file as promptly as practicable such additional information as may be requested. Each of Buyer and Seller shall make available to the other such information in its possession as may be necessary for the completion of the notifications and other information to be filed by or on behalf of the other (or their ultimate parent entities).

          6.6.      FCC COMPLIANCE.  (a)  Subject to the possible continuance of
                    --------------
the events referred to in Schedule 4.30, Seller shall maintain all of the personal property of Seller which transmits or receives radio frequency waves in conformity in all material respects with all applicable Governmental Rules, including the FCC Rules. Upon Buyer's request therefor, Seller shall deliver to Buyer copies of certificates, if any, issued by the FCC to Seller evidencing Seller's compliance with the FCC Rules.

          (b) Seller shall promptly notify Buyer if Seller receives written notice of (i) any action by or pending before the FCC to revoke, cancel, rescind or materially modify any Governmental Permits issued by the FCC to Seller, any of the SCA Lessors or MicroSpace or (ii) any FCC order to show cause, notice of apparent liability or forfeiture, any complaint against Seller filed with the FCC, or any written threat thereof. Seller shall use reasonable efforts to timely protest or seek rescission or withdrawal, in good faith, of any such action, order, notice or complaint relating to any Governmental Permit issued to Seller by the FCC. If any of Seller's MAS microwave stations are operating in a manner that violates FCC Rules, Seller shall use its best efforts to bring the operation of such stations into compliance with FCC Rules, provided, that if Seller does not effect such compliance on or
                --------  ----
prior to the Closing Date, Seller shall arrange (and Buyer shall cooperate, at no cost to Buyer, in Seller's arranging) on or prior to the Closing Date for alternative means to deliver existing services to subscribers who now receive services via any such non-complying MAS Microwave Stations (the "Alternative"), provided, that, no such Alternative shall economically adversely affect Buyer
- --------  ----
and/or involve expenses to Buyer greater than those incurred by Seller in providing such services through any such non-complying MAS Microwave Stations for which Buyer is not reimbursed or otherwise economically made whole by Seller on terms reasonably satisfactory to Buyer, which reimbursement and/or making whole Seller hereby agrees to perform.

          (c) Seller shall promptly notify Buyer if Seller receives written notice (i) that any SCA Lessor operates stations not in conformity with the Communication Act and the FCC Rules, (ii) of the assignment or license or transfer of control of the licenses of any of the SCA Lessors, (iii) of any investigation, notice of violation, order or complaint issued by or before any Governmental Body, including the FCC, with respect to the SCA Lessors and (iv) of any other proceedings that could materially or adversely affect the validity or the continued effectiveness of the FM radio station licenses held by the SCA Lessors or the leases of MicroSpace for satellite transponder capacity.

          (d)       As soon as practicable, but in any event no later than seven
(7) business days after the date of this Agreement, Seller and Buyer shall execute applications (FCC Forms 402 and 1046) (the "FCC Applications") and all other documents necessary to obtain the consent of the FCC to the assignment of licenses of the microwave radio stations listed in Schedule 4.30 from Seller to Buyer (the "FCC Consents").

          6.7.      EXON-FLORIO.  None of the parties shall make a voluntary
                    -----------
filing under Section 721 of the Defense Production Act of 1950 with respect to the transactions contemplated hereby without the consent of Seller, in the case of Buyer, or Buyer, in the case of Seller, TFC or General Partner.

          6.8.      SELLER'S DISCLOSURE.  Seller may from time to time prior to
                    -------------------
the Closing, by notice in accordance with this Agreement, (x) supplement or amend any Schedule to this Agreement to correct any representation and warranty herein contained that was not true when made or (y) otherwise correct any such representation and warranty that is not made by reference to a Schedule hereto (any such supplementation or amendment pursuant to clause (x) or correction pursuant to clause (y) being referred to as a "Disclosure"); provided, that, if
                                                             --------  ----
any Disclosure is delivered to Buyer within seven (7) business days of the then scheduled Closing Date, notwithstanding anything to the contrary stated in Section 11.1, the Closing Date and, if necessary, the Termination Date shall be extended for a period of seven (7) business days after the date of such delivery. To the extent that a Disclosure relates to a matter that occurred or existed at or prior to the date of this Agreement, no such Disclosure shall be deemed to correct or to cure any breach of such representation or warranty for purposes of Article VIII or XI unless such incorrectness or breach is not material, and Buyer shall be entitled to terminate this Agreement pursuant to
Section 11.1(b)(ii), but Buyer shall only be entitled to the remedy set forth in
Section 11.2(b). To the extent that a Disclosure relates to a matter which occurs after the date of this Agreement, Buyer shall be entitled to terminate this Agreement pursuant to Section 11.1(c), but Buyer shall not be entitled to exercise any of its other rights and remedies hereunder. If the Closing occurs, any such Disclosure will be effective to cure and correct for all purposes any incorrectness or breach of any representation or warranty (whether or not material) which would have existed by reason of Seller's not having made such Disclosure.

          6.9       TAXES.  Promptly after the date of this Agreement, but, in
                    -----
any event, no later than twenty (20) days after the date of this Agreement, Seller shall deliver to Buyer a statement which shall set forth Seller's approximate estimated aggregate adjusted tax basis, for U.S. Federal income tax purposes, in the Purchased Assets as of April 30, 1992.

          6.10      PROPRIETARY RIGHTS.  As soon as practicable after the date
                    ------------------
of this Agreement, Seller shall deliver letters, reasonably satisfactory to Buyer, (a) to each Licensee which uses the word "Muzak" as part of its corporate name instructing such Licensee to cease such use of the word "Muzak" and (b) to each Licensee which has been using Proprietary Rights without written authorization stating that such Licensee is, and has at all times been, authorized to use such Proprietary Rights pursuant to the terms of such Licensee's License Agreement. Seller agrees to use its reasonable efforts to cause each such Licensee, prior to the Closing, to acknowledge and agree to the terms of the letter(s) addressed to it pursuant to this Section 6.10.


                                  ARTICLE VII

                      ADDITIONAL COVENANTS OF THE PARTIES
                      -----------------------------------

          7.1.      COVENANT NOT TO COMPETE.  At the Closing Seller, General
                    -----------------------
Partner, TFC, Marshall Field V and the Trusts shall enter into the Non-Competition Agreement in the form attached as Exhibit B.

          7.2.      EXPENSES.  Except as otherwise specifically
                    --------
provided in this Agreement, (a) Buyer and Seller shall bear their own respective expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement and
(b) Seller's expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereunder shall not be a liability on the Closing Date Balance Sheet.

          7.3.      PUBLICITY.  Prior to the Closing, neither Buyer nor Seller
                    ---------
shall publicize, advertise, announce or describe to any Governmental Body or other third person the terms of this Agreement, the parties hereto or the transactions contemplated hereby, except as may be required by law or as required or permitted pursuant to this Agreement in order to obtain the consent of any such third person or Governmental Body or to Buyer's lenders and their advisors or to any third party to enable Buyer or Seller to consummate the transactions contemplated hereunder. No press release or other public announcement of any kind concerning the transactions contemplated by this Agreement shall be made by Buyer or Seller except as counsel for any party advises is required by law or upon prior written approval (as to form and content) of the other party, and except that TFC may make such press releases as it believes are appropriate, subject to prior notice to, and consultation with, Buyer.

          7.4.      EMPLOYMENT MATTERS.  (a)(i)  As of the Closing Date, Buyer
                    ------------------
shall adopt, assume and be solely responsible for the Muzak Limited Partnership Tempo Savings and Retirement Plan described in Schedule 4.18(b) (the "Savings Plan") and the liabilities thereunder which accrue from and after the Closing Date. As of the Closing Date, Buyer will be substituted for Seller as the plan sponsor under the Savings Plan with full authority to maintain, amend or terminate the Savings Plan to the extent allowed by law.

          (ii) As of the Closing Date, Seller shall assign to Buyer and Buyer shall assume all of Seller's rights, obligations, title and interest in the trust fund (the "Trust Fund") and trust agreement (the "Trust Agreement") of the Savings Plan. At the Closing, Buyer shall be substituted as "employer" under the Trust Agreement.

          (iii) At the Closing, Buyer and Seller shall execute an agreement of assumption of sponsorship of the Savings Plan and Trust Agreement in such form as is reasonably satisfactory to the parties hereto.

          (iv)      Seller shall promptly, after the Closing, supply Buyer with
(A) all records in the possession or control of Seller or its agents, concerning participation, vesting, accrual of benefits, payment of benefits and elective forms of benefits under the Savings Plan and (B) any other information in the possession or control of Seller or its agents reasonably requested by Buyer that is necessary or appropriate for the administration of the Savings Plan.

          (v) Buyer shall file on behalf of Seller with the IRS on a timely basis the annual report on Form 5500 for the Savings Plan for the plan year ending December 31, 1991. Any reasonable out-of-pocket costs incurred in connection with such filing shall be borne by Seller. Buyer shall file with the IRS on a timely basis the annual report on Form 5500 for the Savings Plan for the plan year beginning immediately prior to the Closing Date. Seller and Buyer shall cooperate in the preparation and filing of said annual report.

          (vi) The audited financial statements of the Savings Plan for the most recent three (3) fiscal years for which such statements have been completed, attached in Schedule 7.4(a), and certified by Arthur Andersen & Co., auditors for the Savings Plan, have been prepared in accordance with GAAP consistently followed by the Trust Fund throughout the periods indicated and fairly present the financial position of the Trust Fund as of the respective dates, the net assets available for benefits, the accumulated plan benefits, the changes in net assets available for benefits and the changes in accumulated plan benefits.

          (vii) On the Closing Date, Seller shall deliver to Buyer a certificate dated as of the Closing Date in form and substance reasonably satisfactory to Buyer's counsel, executed by the proper officers of the trustee of the Trust Fund (the "Trustee") to the effect that (A) the amount of assets held by the Trustee to fund benefits under the Savings Plan as of January 31, 1992, as reported by the Trustee of the Savings Plan, was $2,989,014.36; and (B) such amount has not been withdrawn from the Trust Fund since January 31, 1992 other than for purposes of ordinary benefit payments, participant withdrawals permitted under the terms of the Savings Plan; payments of lump sum benefits to employees terminating their employment with Seller and the payment of expenses permitted under the Plan.

          (viii) Prior to the Closing, Seller shall amend and restate the Savings Plan to conform to all applicable provisions of the requirements of the Tax Reform Act of 1986 and all subsequent legislation effective before the Closing and to make changes disclosed in Schedule 4.18(k). Buyer shall be responsible for filing the amended and restated Savings Plan with the IRS within the applicable remedial amendment period permitted by applicable Governmental Rule, and Buyer shall be permitted to make amendments required to receive IRS approval of the application filed in respect of the Savings Plan, provided that it shall not be permitted to make any amendments that would increase Seller's liabilities in respect of the Savings Plan without

Seller's written consent (which shall not be unreasonably withheld) and Seller shall cooperate in preparation of the application to be filed with the IRS.

          (b)(i) As of the Closing Date, Buyer shall adopt, assume and be solely responsible for all responsibilities and liabilities which accrue as a result of the rendering of services from and after the Closing Date (including all continuation coverage elected before, on or after the Closing Date by any individual pursuant to Section 4908B of the Code and 601 through 608 of ERISA or other applicable Governmental Rule as a result of an event occurring on or prior to the Closing Date) under Seller's combined Medical Care/Dental Care/Basic Life/AD&D Plan/Vision Care Plan, Long Term Disability Plan, its contracts or agreements with the Harvard Community Health Plan, the Kaiser Foundation Health Plan, Inc. - Northern Region and the Virginia Mason Health Plan; and the Business Travel Accident Insurance Plan, the Voluntary Personal Accident Plan, the Pre-tax Premium Plan, the Group Universal Life Plan, and the Employee Assistance Program (all of which are referred to collectively as "Health and Welfare Benefit Program").

          (ii) As of the Closing Date, Buyer shall be substituted as the plan sponsor of the Health and Welfare Benefit Program with full authority to maintain, amend or terminate the Health and Welfare Benefit Program or any component part thereof to the extent allowed by law. At the Closing Buyer and Seller shall execute an agreement of assumption of plan sponsorship in such form as is reasonably satisfactory to Buyer and Seller. Seller shall promptly after the Closing Date supply Buyer with (A) all records in the possession or control of Seller concerning claims and payment of benefits under the Health and Welfare Program or any component part thereof and (B) any other information in the possession or control of Seller or its agent that is necessary or appropriate for the administration of the Health and Welfare Benefit Program or any component part thereof.

          (iii) Seller shall keep, or cause to be kept, all insurance and HMO coverage listed in Schedule 7.4(b) or which otherwise is used in connection with the Health and Welfare Benefit Program in full force and effect through the close of business on the Closing Date. Seller shall provide Buyer with information and data and the services of its personnel to facilitate and enable Buyer to arrange for the continuance subsequent to the Closing Date, without interruption, of all such contracts and insurance coverage presently maintained by Seller under master group or other policies for or on behalf of the Seller and/or its employees and, in connection therewith, Seller shall use its best efforts to assist Buyer in obtaining an assignment of all such existing HMO contracts and insurance contracts (or if such assignment is unavailable, Seller shall use its best efforts to assist Buyer in obtaining coverage comparable to the coverage presently in effect) with (x) no increase in premiums and no adverse impact on other financial arrangements relating to such coverage, (y) grandfather provisions for all individuals (including disabled employees, employees on disability waiver of premium and individuals entitled to COBRA continuation of health coverage) who have fully or partially satisfied any eligibility, pre-existing condition, actively at work, deductible, or other conditions and limitations with respect to any benefit or right under the Health and Welfare Benefit Program as in effect on the Closing Date, and (z) if a new contract rather than an assignment is obtained, responsibility, if necessary, on the part of the new insurer for administering payment of all outstanding reported and unreported claims under the prior contract. If Buyer is unable to arrange for such assignment or comparable coverage prior to the Closing Date, Seller shall maintain, at the expense of Buyer, the presently existing coverage in effect to the extent permitted by the pertinent policies and contracts and, if not permitted, seek appropriate endorsements to allow for continuance of such coverage. Effective upon the Closing, Seller shall relinquish all right, title, and interest under any such insurance contracts, whether or not assigned to Buyer, to any reserves for claims incurred prior to the Closing Date (including unreported claims), or any experience credits or refunds, attributable to, or relating to, any contributions made by Seller during the period prior to the Closing Date.

          (iv) As soon as practicable, and in any event prior to the Closing Date, Seller shall (A) file an amended annual report on Form 5500 for 1988 and 1989 for plan number 501 reflecting its Business Travel Accident Insurance Plan and its Employee Assistance Program and (B) file an amended annual report on Form 5500 for 1990 for plan number 501 reflecting its Business Travel Accident Insurance Plan, Employee Assistance Program, Voluntary Personal Accident Insurance Plan, health maintenance organization, and Pre-Tax Premium Plan. Seller shall be liable for any penalty imposed by the U.S. Department of Labor, the U.S. Department of the Treasury and/or the Internal Revenue Service for failure to have filed a timely or complete Form 5500 annual report due prior to the Closing Date for its Medical Care/Dental Care/Basic Life/AD&D/Vision Care Plan, health maintenance organizations, Long-Term Disability Plan, Business Travel Accident Insurance Plan, Voluntary Personal Accident Insurance Plan, Group Universal Life Plan, Pre-Tax Premium Plan, Employee Assistance Program, Vision Care Plan, or any other employee benefit plan offered to its employees. Seller shall amend page J-3 of its Employee Handbook to list separate plan numbers for its Group Universal Life Insurance Plan and its Long-Term Disability Plan.

          (v) Buyer shall file on behalf of Seller on a timely basis the annual report on Form 5500 for the Health and Welfare Benefit Program for the plan year(s) beginning in 1991 and ending prior to the Closing Date. Any reasonable out-of-pocket costs incurred in connection with such filing shall be borne by Seller. Buyer shall file on a timely basis the annual report on Form 5500 for the Health and Welfare Benefit Program for the Plan year beginning prior to the Closing Date and ending on or after the Closing Date. Seller and Buyer shall cooperate in the preparation and filing of such annual reports.

          (c) On or prior to the Closing Date, Seller shall pay to members of senior management of Seller any and all amounts due and owing through the Closing Date as reflected in the Management Investment Plan attached hereto as
Schedule 7.4(c) which shall be terminated as of the Closing.

          (d) As of the Closing Date, Buyer shall adopt, assume and be solely responsible for each Plan identified in Schedule 4.18(b), and related funding vehicles, which accrue from and after the Closing Date. As of the Closing Date, Buyer shall be substituted as the plan sponsor of each such Plan with the full authority to maintain and amend such Plan to the extent allowed by law, and at the Closing the parties shall execute an agreement of assumption of plan sponsorship in such form as is reasonably satisfactory to Seller. Buyer shall file on behalf of Seller on a timely basis the annual report on Form 5500 required to be filed for any such Plan for the plan year(s) beginning in 1991 and ending prior to the Closing Date. Any reasonable out-of-pocket costs incurred in connection with any such filing shall be borne by Seller. Buyer shall file on a timely basis the annual report on Form 5500 required for any plan, agreement or such Plan for the plan years beginning prior to the Closing Date and ending on or after the Closing Date. Seller and Buyer shall cooperate in the preparation and filing of such annual reports. The foregoing provisions of this subsection (d) shall not apply to any Plan referred to in Section 7.4(a) or 7.4(b) (which such Plans are specifically adopted and assumed by Buyer in accordance with such Sections), or any Multiemployer Plan, the Management Investment Plan or any plan, agreement or arrangement listed in Schedule 4.18(g); provided, however, that, with respect to any individual named on
         --------  -------
Schedule 4.18(g) who was employed by Seller on or after January 1, 1992, but whose employment by Seller was terminated prior to the date hereof: (i) Buyer shall, from and after the Closing Date, pay to each such individual any remaining payments of salary continuation in the amount set forth in the agreement or arrangement attached to Schedule 4.18(g) between such individual and Seller as and when such payment shall be due in accordance with the terms of such agreement or arrangement reduced by the amount of any applicable Federal, state and local withholding taxes; provided, that, Buyer shall have no
                                   --------  ----
obligation to make any such payment unless Buyer shall have received payment from Seller in the amount of the sum of (x) the gross amount to be paid to such individual (before withholding) and (y) any amounts which Buyer is required to
                                ---
pay as the employer's portion
of any applicable Federal, state and local payroll-based taxes, including without limitation FICA, FUTA and SUTA, no later than ten days prior to the date on which any such payment shall be due and Buyer and Seller acknowledge that such individuals shall only have the right to seek such payments directly from Buyer if Seller has made such payments to Buyer; and (ii) if any such individual shall have elected to continue coverage under any "group health plan" (as defined in Section 4980B(g) of the Code) of Seller named in such agreement then, for so long as shall be provided under such agreement, Buyer shall pay on behalf of such individual the amount of premiums agreed upon pursuant to such agreement and Seller shall reimburse Buyer for the same immediately upon demand therefor.

          7.5.      W-2 MATTERS.  Seller and Buyer agree that, pursuant to the
                    -----------
"Alternative Procedure" provided in Section 5 of Revenue Procedure 84-77, 1984-2 Cumulative Bulletin 753, with respect to filing and furnishing IRS Forms W-2, W-3, W-4, W-5 and 941, (a) Seller shall report, and Buyer shall report, on a "predecessor-successor" basis as set forth therein, (b) Seller shall be relieved from furnishing Forms W-2 to the employees of Buyer, and (c) Buyer shall assume the obligations of Seller to furnish Forms W-2 to such employees for the full 1992 calendar year.

          7.6.      POST-CLOSING REMITTANCES.  If, after the Closing Date, (a)
                    ------------------------
Seller or its Affiliates shall receive any remittance from any account debtor with respect to any accounts or notes receivables included in the Purchased Assets, Seller or its Affiliates, as applicable, shall endorse such remittance to the order of Buyer and forward it to Buyer promptly following receipt thereof, (b) Buyer or its Affiliates shall receive any remittance from any account debtor not in payment of any accounts or notes receivables included in the Purchased Assets, or not otherwise payable to Buyer or its Affiliates, then Buyer or its Affiliates, as applicable, shall endorse such remittance to the order of Seller and forward it to Seller promptly following receipt thereof, or
(c) Buyer shall receive any amount on account of the German Licensee Shares, Buyer shall forward to Seller promptly following receipt thereof an amount equal to the pro rata portion of such amount to which Seller is entitled based on the portion of the related distribution period during which Seller owned the German Licensee Shares, subject (upon presentation to Seller of a reasonable statement thereof) to reduction of such amount by the net amount of Taxes, if any, imposed on any Buyer Group Member on account of Buyer's receipt thereof; if any Buyer Group Member thereafter receives a refund of any such Taxes, Buyer shall forward to Seller the net amount of such refund, provided that the aggregate of such net amounts so forwarded shall not exceed the amount of the foregoing reduction.

          7.7.   CHANGE IN NAME.  Seller agrees that on the Closing Date the
                 --------------
names of Seller, the General Partner and the Limited Partner shall be changed to a name that does not include the word "Muzak" or any derivations thereof.


          7.8.   ACCESS TO RECORDS AFTER CLOSING.  (a)  For a period of three
                 -------------------------------
years after the Closing Date, Seller and its Affiliates (in such case to the extent that Seller is able to cause the Affiliate to do so) shall afford Buyer and its representatives reasonable access to all the books and records relating to the Purchased Assets or the Business which Seller or any of its Affiliates are permitted to retain after the Closing Date. Such access shall be afforded by Seller and its Affiliates upon receipt of reasonable advance notice and during normal business hours and shall be had or done in such a manner so as not to interfere with the normal conduct of business of Seller. Buyer shall have the right, at its own expense, to make copies of such records. Buyer shall be responsible for any costs and expenses reasonably incurred by Seller or any Affiliate thereof in retrieving such books and records at Buyer's request. However, if Seller or any of its Affiliates shall desire to dispose of any such books and records prior to the expiration of such three year period, Seller shall, prior to such disposition, give ninety (90) days' written notice to Buyer, and Buyer shall have the right at its option and expense to segregate and remove such books and records as Buyer may elect from those Seller desires to dispose of within 180 days after the receipt of such notice.

          (b) For a period of three years after the Closing Date, Seller shall make available to Buyer, upon Buyer's written request, (i) Seller's personnel to assist Buyer in locating and obtaining any undelivered records which relate, in whole or in part, to the Business maintained by Seller, and
(ii) any of Seller's personnel whose assistance, cooperation or participation is reasonably required by Buyer for any reason, including, but not limited to, in connection with the preparation of any tax returns, amended tax returns, refund claims or similar filings or in connection with the handling of any pending or threatened tax audits or assessments.

          (c) For a period of three years after the Closing Date, Buyer shall afford Seller and its representatives reasonable access to all the books and records relating to the Purchased Assets which Buyer or any of its Affiliates may retain after the Closing Date for matters directly related to (i) a tax investigation or audit of Seller or (ii) a Claim against Seller as described in
Article X. Such access shall be afforded by Buyer and its Affiliates upon receipt of reasonable advance notice and during normal business hours and shall be had or done in such a manner so as not to interfere with the normal conduct of business of Buyer. Seller shall be responsible for any costs and expenses reasonably incurred by Buyer in retrieving and copying such books and records at Seller's request. However, if Buyer or any of its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such three-year period, Buyer shall, prior to such disposition, give ninety
(90) days' written notice to Seller, and Seller shall have the right at its option and expense to segregate and remove such books and records as Seller may select from those Buyer desires to dispose of within 180 days after the receipt of such notice.

          7.9.   COOPERATION IN LITIGATION, TAXES AND LICENSING MATTERS.
                 ------------------------------------------------------
Subject to any more specific provisions in Article X, each party shall provide the other with such cooperation as may reasonably be requested, at the expense of the requesting party, in connection with (a) the defense of any litigation relating to the Business whether existing on the Closing Date or arising thereafter out of, or relating to, an occurrence or event happening before the Closing Date, (b) Taxes relating to the Business, including Taxes referred to in
Section 7.6(c) and (c) any audit requested by any Licensee conducting or requesting the same pursuant to any Seller Agreement. Without limiting the generality of the foregoing, if Seller shall require the benefit of any right, claim or cause of action referred to in Section 1.1(xii) in order to defend any Claim pursuant to Section 10.6 or otherwise, Buyer shall Transfer it to Seller on terms reasonably acceptable to Buyer and Seller or shall enforce it for Seller's benefit, in each case to the extent reasonably possible. If Buyer enforces such Claim for the benefit of Seller, Buyer shall be reimbursed by Seller for its reasonable out-of-pocket expenses in connection therewith.

          7.10.  MODIFICATION AND PERFORMANCE OF POP AGREEMENT.  Until Seller
                 ---------------------------------------------
has received all amounts of money from POP or its Affiliates in consideration of the sale of the POP Assets pursuant to the POP Agreement and under the POP Sales Documents, Buyer (x) shall not and shall not agree to (a) cancel or otherwise modify the amount or timing of receipt of any such amounts by Seller without Seller's consent, which consent of Seller shall not be unreasonably withheld, or
(b) amend, waive or otherwise modify in any material respect or take or omit to take any material action under or in respect of any other provision of the POP Agreement which may affect Seller's rights in respect of the POP Agreement or the POP Sale Documents without Seller's consent, which consent of Seller shall not be unreasonably withheld and (y) shall forward promptly to Seller a copy of each notice under the POP Agreement that relates or potentially relates to any such amount or right.

          7.11.  FIRPTA.  Seller, General Partner and TFC hereby, jointly and
                 ------
severally, represent that Seller is not a foreign person within the meaning of
Section 1445(b)(2) of the Code, and at the Closing Seller and TFC shall deliver to Buyer a duly sworn affidavit affirming such representation and setting forth the Seller's taxpayer identification number and such other information required by
Section 1445(b)(2) of the Code and the regulations thereunder.

          7.12.  INTELLECTUAL PROPERTY ASSIGNMENTS.  At the Closing, Seller
                 ---------------------------------
agrees to execute the assignments to Buyer of Seller's Proprietary Rights (the "Intellectual Property Assignment") in form and substance reasonably satisfactory to Buyer and Seller and for a period of six (6) months thereafter (and for an additional period of three (3) years thereafter at Buyer's expense) to execute thereafter such confirmatory assignments as may be needed to record in the United States Patent, Trademark and Copyright Offices and in the foreign countries in which Seller conducts the Business the Transfer to Buyer of Seller's rights and licenses in and to the Proprietary Rights.

         7.13.   CONFIDENTIALITY.  Except as permitted or contemplated by this
                 ---------------
Agreement or as required by law, Seller shall and shall cause each Seller Group Member to treat and safeguard as confidential and secret all Protected Information (as hereinafter defined) and Seller shall not nor shall it permit any of its Affiliates to use or disclose, furnish or make accessible to any person any Protected Information, except as required by law or as permitted under this Agreement. For purposes of this Section 7.13, the term "Protected Information" shall mean trade secrets, confidential or proprietary information, knowledge, or know-how pertaining primarily to the Business or any confidential or proprietary information concerning any customer, including, without limitation, customer lists, research and development information and materials, inventions, formulas, methods, techniques, processes, plans procedures, contracts, financial information and computer models. For purposes of this
Section 7.13, confidential information shall not include any information which is at the time of its disclosure by Seller in the public domain other than as a result of any breach by Seller of this Section 7.13.

          7.14. PRIORITY PARTNERSHIP INTEREST. With respect to Seller's receipt
                -----------------------------
of the Priority Partnership Interest, the parties hereto agree that: (a) Seller's capital account with respect to such interest shall be credited with the sum of $5,000,000, representing the agreed-upon fair market value of the assets transferred to Buyer in consideration therefor; (b) to the extent of any book-tax disparity resulting therefrom, the partnership agreement of Buyer shall provide for Code Section 704(c)-type allocations of items of income, gain, loss and deduction so as to eliminate such book-tax disparity as quickly as possible;
(c) an amount equal to any increase in the liquidation preference of the Priority Partnership Interest pursuant to the Amended Partnership Agreement shall be accrued and deducted by Buyer, and shall be included in income by Seller, as a guaranteed payment for the use of capital under Section 707(c) of the Code;
(d) the Priority Partnership Interest shall not constitute an interest in partnership profits, and Seller shall not be allocated any profits or losses of Buyer; and (e) payments made to redeem the Priority Partnership Interest shall be treated as payments described in Section 736(b) of the Code to the extent not in excess of $5,000,000, and as guaranteed payments for the use of capital as to any excess.

          7.15.  FURTHER ASSURANCES.  Subject to Section 1.5 and 6.3 and any
                 ------------------
other provision hereof dealing more specifically with the Transfer of the Purchased Assets, (a) on the Closing Date Seller shall (i) deliver to Buyer such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to Buyer and its counsel, as Buyer may reasonably request or as may be otherwise reasonably necessary to vest in Buyer all the right, title and interest of Seller in, to or under any or all the Purchased Assets (including without limitation as to each of the leases or similar agreements listed in
Schedule 7.15 under which Seller is lessee of, or holds or operates, any real property owned by any Person other than Seller the following (which Seller shall use its best efforts to obtain, provided that Seller shall not be obligated to spend any money other than miscellaneous and minor administrative expenses to provide the following): (x) an estoppel certificate identifying the lease and stating that such lease is in full force and effect, that Seller is current in all its obligations under such lease and that the lessor is not aware of any default by Seller under such lease and (y) an agreement from the lessor that it will pay to Buyer any deposit made pursuant to the lease in accordance with the terms and conditions of the lease) and (ii) take all steps as may be necessary to put Buyer in actual possession and control of all such Purchased Assets required to be Transferred to Buyer, and (b) from time to time following the Closing until the sixth anniversary thereof, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of Transfer as Buyer may request or as may be otherwise necessary to more effectively Transfer to, and vest in, Buyer and put Buyer in possession of, any part of such Purchased Assets.

          7.16.  CASH AVAILABLE FOR CHECKS; RIGHT OF ENDORSEMENT; POWER OF
                 ---------------------------------------------------------
ATTORNEY.  From and after the Closing, Seller shall retain sufficient cash in
- --------
its checking accounts to cover any obligations of Seller pursuant to checks written by Seller prior to the Closing in respect of the Purchased Assets. After the Closing, Buyer shall have the right and authority to endorse, without recourse, the name of Seller on any check or any other evidence of indebtedness received by Buyer on account of any Purchased Asset, and Seller shall deliver to Buyer at the Closing copies of such documents, certified by Seller, sufficient to permit Buyer to deposit such checks or other evidences of indebtedness in bank accounts in the name of Buyer. In addition, Seller shall constitute and appoint Buyer the true and lawful attorney of Seller, with full power of substitution, in the name of Seller or in the name of Buyer, at the expense of Seller (but only to the extent such expenses are reasonable) but for the benefit of Buyer, to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets, to institute and prosecute all actions, suits and proceedings which Buyer may deem proper in order to collect, assert or enforce any such claim, right or title, to defend and compromise all actions, suits and proceedings in respect of any of the Purchased Assets, and to do all such acts and things in relation thereto as Buyer shall deem advisable (in each case subject to any other specifically applicable provision hereof). Seller acknowledges that (subject as aforesaid) such powers are coupled with an interest and shall not be revocable by it in any manner or for any reason, including, without limitation, the liquidation or dissolution of Seller, and that Buyer shall be entitled to retain for its own account any amounts collected pursuant to such powers, including any amounts payable as interest in respect thereof. Such powers shall be granted by such powers of attorney and other instruments as shall be reasonably requested by Buyer.

          7.17.  BULK SALES; LOCATION OF INVENTORY.  Seller shall execute and
                 ----------------------------------
deliver such documents and information as shall be necessary, and will otherwise cooperate with and assist Buyer, to comply with such applicable laws and procedures regarding bulk transfers as Buyer shall request at the expense of Buyer. At the Closing Seller shall certify to Buyer that Seller does not own or hold any inventory in any states other than the states that shall be set forth in a prior certificate, which certificate shall be delivered by Seller to Buyer no later than seven business days after the date hereof and which shall state that the information set forth therein constitutes a representation and warranty hereunder.

          7.18.  PURCHASE PRICE ESCROW.  At the Closing, Seller and Buyer shall
                 ---------------------
enter into an escrow agreement in the form attached hereto as Exhibit D with an escrow agent reasonably acceptable to each of Buyer and Seller, and Seller shall deposit $250,000 of the Purchase Price with the escrow agent pursuant thereto.

          7.19.  ENVIRONMENTAL MATTERS.  If, after the Closing Date, Buyer
                 ---------------------
becomes aware of any violation of Environmental Laws in respect of the Purchased Assets which arises from events which occurred prior to the Closing Date, Buyer shall give notice to Seller of such violation promptly after Buyer becomes aware of such violation. Buyer shall afford Seller and its representatives reasonable access to the Facility or Facilities where such violation has occurred to permit Seller at Seller's election to attempt to remedy such violation at the sole expense of Seller. Seller may request that Buyer remedy such violation on behalf of Seller at Seller's expense; provided, however, that Buyer shall not be required
                            --------  -------
to take any action that it reasonably believes will expose it to liability for which it is not adequately indemnified (and Buyer may request an indemnity in form and substance satisfactory to the Buyer relating to Buyer's effort to remedy such violation on behalf of Buyer). Such access shall be afforded by Buyer upon reasonable advance notice and during normal business hours and shall be had or done in such a manner so as not to interfere with the normal conduct of business of Buyer.

          7.20.  PERMITTED PAYMENTS.  So long as any Permitted Payments (as
                 ------------------
defined below) are payable, Buyer shall not enter into any agreement or other obligation (or any amendment of an existing agreement or other obligation) that expressly prohibits (as described below) the redemption of the Priority Partnership Interest (in accordance with the terms of the Amended Partnership Agreement), the payment of the Earn-Out Payment (in accordance with the terms of this Agreement) or the repayment of the Exchange Notes or the Earn-Out Notes (in accordance with their terms) (collectively, the "Permitted Payments"); provided,
                                                                       --------
that nothing contained in this Section 7.20 shall be construed as prohibiting Buyer from: (a) entering into agreements pursuant to the commitments for debt financing set forth in Schedule 5.5; (b) entering into agreements or other obligations, including agreements providing for the refinancing of the debt financing referred to in clause (a), prohibiting a Permitted Payment prior to stated maturity or prohibiting a Permitted Payment at or after stated maturity if the prohibition is triggered by (i) the existence of a default or an event of default under the agreement or (ii) the fact that a default or an event of default would exist or be declarable under such agreement after giving effect to such Permitted Payment (other than any such default or event of default that solely arises out of a breach of a covenant that expressly prohibits the Permitted Payment); or (c) issuing and thereafter redeeming, repurchasing or retiring securities senior to the Priority Partnership Interest, the Exchange Notes, the Earn-Out Payment or the Earn-Out Notes (but otherwise complying with this Section 7.20).

          7.21.  AMENDED PARTNERSHIP AGREEMENT.  At the Closing Seller shall
                 -----------------------------
enter into, and Buyer shall cause MLP Acquisition to enter into, an amended and restated partnership agreement of Buyer (the "Amended Partnership Agreement") in the form of Exhibit E with such changes as Buyer reasonably shall request, provided, that, such changes shall not in any respect adversely affect the
- --------  ----
rights of Seller thereunder other than as contemplated by the agreements to be entered into pursuant to the commitments for debt financing set forth in
Schedule 5.5.

          7.22.  NON-SOLICITATION.  If the Closing does not occur, neither
                 ----------------
Buyer nor any of its Affiliates shall, for a period of two years after the date of this Agreement, without the prior written approval of Seller, directly or indirectly solicit, induce or attempt to persuade any Person who is an employee of Seller or any of its Affiliates on the date of this Agreement or at any time hereafter prior to the end of such two-year period, to terminate his or her employment with Seller or its Affiliates. Without limiting the right of Seller to pursue all other legal and equitable rights available for a violation of this
Section 7.22 by Buyer or its Affiliates, it is agreed that other remedies cannot fully compensate Seller for such a violation and that Seller shall be entitled to injunctive relief to prevent a violation or continuing violation hereof. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 7.22, any term, restriction, covenant or promise in this Section 7.22 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

          7.23.  EMPLOYEES.  Effective on the Closing Date, Buyer shall offer to
                 ---------
each employee employed in the Business (whether or not on leave) employment with Buyer in substantially the same capacity in which such employees had been employed, and with substantially the same base compensation as such employees had received immediately prior to the Closing Date; provided, however, that
                                                    --------  -------
nothing herein shall change at will relationships to any other type of relationship or preclude the employer's rights thereunder.

     If Buyer shall terminate the employment of any individual named in Schedule
7.23 for any reason other than cause within ninety (90) days after the Closing Date, Buyer shall notify Seller of such termination in writing within ten (10) days following such termination, which notice shall state the determination of the President of Buyer as to whether such termination was for any reason other than cause (as defined below). If such notice states that such termination was for any reason other than cause, Buyer shall pay to such terminated individual, as of the last business day of each month beginning in the month following such termination, but only for the number of months set forth in Schedule 7.23 with respect to such individual, an amount equal to any amount Buyer shall have received from Seller not later than ten (10) days prior to such date with respect to such individual; provided, that, any payment by Buyer to any such
                            --------  ----
terminated individual shall be reduced by the amount of any applicable Federal, state and local withholding taxes and shall be further reduced by any amounts which Buyer is required to pay as the employer's portion of any applicable Federal, state and local payroll-based taxes, including without limitation FICA, FUTA and SUTA, and Buyer and Seller acknowledge that such individuals shall only have the right to seek such payments directly from Buyer if Seller has made such payments to Buyer. If such notice states that such termination was for any reason other than cause and if any such individual shall elect to continue coverage under any "group health plan" (as defined in Section 4980B(g) of the Code) of Buyer, then, for so long as such individual shall be entitled to coverage under such group health plan pursuant to Section 4980B of the Code and Sections 601 through 608 of ERISA (but in no event for a period of months following Buyer's termination of such individual's employment which is greater than the period of months set forth in Schedule 7.23), Buyer shall pay on behalf of such individual the portion of the premium that represents the employer contributions applicable to such coverage, and Seller shall reimburse Buyer for the same immediately upon demand therefor accompanied by reasonable documentation. If such notice states that such termination was for any reason other than cause and if any such individual shall elect to continue coverage under Buyer's Basic Life/Accidental Death and Dismemberment Plan as then in effect, and if the terms of such Plan shall permit such election, then, for the number of months following Buyer's termination of such individual's employment as is set forth in Schedule 7.23, Buyer shall pay on behalf of such individual the portion of the premium that represents the employer contributions applicable to coverage under such Plan, and Seller shall reimburse Buyer for the same immediately upon demand therefor. For the purposes of this Section 7.23, the term "cause" shall have the meaning ascribed thereto in Section 9(c) of the Management Option Plan. The determination of the President of Buyer that the termination of employment of an individual named in Schedule 7.23 was or was not for any reason other than cause shall be made in the sole and absolute discretion of such President and shall be binding on Seller for purposes of this
Section 7.23.

          7.24.  NO CONTEST.  On and after the Closing Date, Seller shall not
                 ----------
directly or indirectly test the validity of any Patent, Trademark and Intellectual Property Right or disclose to any third party any Technical Information which is proprietary in the form of a trade secret, except such disclosure as may be required by Governmental Rule or as may be necessary to comply with any obligations or enforce any rights under Article X.

          7.25.  DISCHARGE OF CERTAIN SELLER OBLIGATIONS.  At the Closing
                 ---------------------------------------
Seller shall pay or otherwise discharge all of its indebtedness and liabilities (including without limitation indebtedness and liabilities to any Seller Group Member) other than (i) Assumed Liabilities and (ii) liabilities which are contingent or the amount of which is not then fixed or calculable; provided,
                                                                   --------
however, that the obligation of Seller set forth in this Section 7.25 shall not
- -------
apply to any contractual obligation arising after the Closing which is not an Assumed

Liability solely by reason of the provisions of Section 1.5.

          7.26.  MANAGEMENT AGREEMENTS.  At the Closing Seller shall cause the
                 ---------------------
termination of all management contracts or agreements for intercompany services being provided by, or to, Seller.

          7.27.  SUBORDINATION AGREEMENTS.  At the Closing Buyer and Seller
                 ------------------------
shall execute and deliver to Buyer's lenders party thereto agreements of subordination substantially in the forms of Exhibits F-1 and F-2.

          7.28.  CONTINUING EXISTENCE OF SELLER.  From the Closing Date until
                 ------------------------------
the second anniversary of the Closing Date, Seller shall not wind-up, dissolve or otherwise terminate its existence.

          7.29.  FCC COMPLIANCE.  If the FCC Consents have not been issued by
                 --------------
the Closing Date, then, consistent with Section 94.17 of the FCC Rules, at the Closing, Seller and Buyer shall execute long term leases for each of the licensed microwave radio stations listed in Schedule 4.30 for which FCC Consents have not been issued. Each such lease shall be in form and substance reasonably satisfactory to Buyer and Seller and shall provide (i) for rental payments of $1 per month from Buyer to Seller and (ii) the purchase by Buyer of the licensed microwave radio station covered by such lease for the purchase price of $1 upon the issuance of such FCC Consent.

          7.30.  GERMAN LICENSEE SHARES.  If the German Licensee Shares were
                 ----------------------
not Transferred by Seller to Buyer at the Closing, Buyer shall purchase the German Licensee Shares from Seller for a purchase price of $720,000 as soon as practicable after the restrictions on the Transfer of the German Licensee Shares have been removed, provided, that, (i) Buyer is provided with appropriate
                   --------  ----
evidence that such restrictions have been removed, (ii) Buyer shall receive from Seller a certificate representing that each of the representations and warranties of Seller contained in this Agreement relating to the German Licensee Shares is true and correct on the date of such purchase as though made on the date of such purchase and (iii) appropriate notarial forms of Transfer of the German Licensee Shares are delivered to Buyer. If neither the Transfer nor the purchase referred to in the preceding sentence occurs and the restrictions on the Transfer of the German Licensee Shares result in the Transfer of the German Licensee Shares to one or more other stockholders of the German Licensee ("ROFR Transfer") for an amount of consideration ("ROFR Consideration") less than $720,000, then Buyer shall pay to Seller, promptly upon demand therefor accompanied by reasonable documentation, the lesser of (x) $720,000 minus the ROFR Consideration and (y) $220,000; provided, however, that it shall be a
                                     --------  -------
condition to Buyer's obligation to
pay such amount that Buyer shall have consented to the consummation of the ROFR Transfer in light of the amount of the ROFR Consideration, such consent not to be unreasonably withheld or delayed.

                                 ARTICLE VIII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
                 --------------------------------------------

          The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date of the following conditions (any or all of which may be waived by Buyer):

          8.1.   NO MISREPRESENTATIONS OR BREACH OF COVENANTS.  There shall
                 --------------------------------------------
have been no material breach by Seller in the performance of any of its covenants and agreements herein required to be performed by Seller in whole or in part on or prior to the Closing Date which shall not have been remedied or cured prior to the Closing Date; each of the representations and warranties of Seller, General Partner and TFC contained herein shall in all material respects be true and correct on the Closing Date as though made on the Closing Date (subject to Section 6.8 and except (i) to the extent that they expressly relate to an earlier date or (ii) as expressly contemplated by or for changes permitted by this Agreement); and there shall have been delivered to Buyer certificates to such effect, dated the Closing Date, signed by the President or any Vice President of the General Partner on behalf of Seller and itself and by the President or Vice President of TFC on behalf of TFC.

          8.2.   NO MATERIAL ADVERSE CHANGE.  Between the date of this
                 --------------------------
Agreement and the Closing Date, except for any change in general economic conditions, there shall have been no material adverse change in the Purchased Assets taken as a whole, the Business or the operations or financial condition of Seller; and there shall have been delivered to Buyer certificates to such effect, dated the Closing Date, signed by the President and itself or any Vice President of the General Partner on behalf of Seller and by the President or Vice President of TFC on behalf of TFC.

          8.3.   AUTHORIZING ACTION.  Seller shall have taken all partnership
                 ------------------
action necessary to approve the transactions contemplated hereby. General Partner and TFC shall have taken all corporate action necessary to approve the transactions contemplated hereby.

          8.4.   NO GOVERNMENTAL PROCEEDING OR LITIGATION.  No suit, action,
                 ----------------------------------------
investigation or inquiry or other proceeding by any Governmental Body shall have been instituted and be pending, or Governmental Rule issued, preventing the consummation of the transactions contemplated by this Agreement or which materially and adversely affects this Agreement or the rights of the parties hereunder or which questions the validity or legality of the transactions contemplated hereby.

          8.5.   NO INJUNCTION.  There shall be no effective injunction, writ,
                 -------------
preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided.

          8.6.   NECESSARY GOVERNMENTAL APPROVALS.  Buyer shall have received
                 --------------------------------
all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby (including expiration or termination of the applicable waiting period under HSR).

          8.7.   RELEASE OF ENCUMBRANCES.  Any and all documents necessary to
                 -----------------------
procure the release of any Encumbrance (other than Permitted Encumbrances) on the Purchased Assets, including the Encumbrances securing Seller's obligations for borrowed money, shall have been delivered to Buyer.

          8.8.   CONSENTS.  Seller shall have delivered, or caused to be
                 --------
delivered, all consents, waivers or approvals relating to the Transfer to Buyer of (a) the Contracts and the Proprietary Rights which are specified in Schedule
8.8 and (b) the Governmental Permits which are specified in Schedule 8.8.

          8.9.   SELLER DELIVERIES.  Seller shall have executed and delivered
                 -----------------
to Buyer (i) instruments of transfer, Transferring to Buyer all of the Purchased Assets to be Transferred at the Closing in accordance with the applicable provisions of this Agreement, (ii) the Non-Competition Agreement and (iii) the Amended Partnership Agreement and all other documents required hereby to be delivered by Seller on or before the Closing Date.

          8.10.  FINANCING.  Buyer shall have received the proceeds of loans on
                 ---------
terms satisfactory to it sufficient to consummate the transactions contemplated hereby.

          8.11.  [RESERVED]


          8.12.  CERTIFICATES.  Seller shall have furnished Buyer with such
                 ------------
certificates of the officers of General Partner, TFC and others to evidence compliance with the conditions set forth in this Article VIII.

          8.13.  OPINIONS OF COUNSEL.  Buyer shall have been furnished with
                 -------------------
opinions of Sidley & Austin (which may rely as to matters of Delaware law on an opinion of Potter Anderson &

Corroon) and Heller, Ehrman, White & McAuliffe, all of which opinions shall state that they may be relied on by any of Buyer's bank lenders if requested by such lenders, in such forms as shall be reasonably acceptable to Buyer.

          8.14.  SUBORDINATION AGREEMENTS.  Seller shall have executed and
                 ------------------------
delivered to Buyer's lenders party thereto an agreement of subordination substantially in the form of Exhibits F-1 and F-2.

          8.15.  TAXES.  The dollar amount projected by Arthur Andersen & Co.
                 -----
to be the aggregate estimated adjusted tax basis, for U.S. income tax purposes, of Seller in the Purchased Assets as of April 30, 1992, as reflected in the statement referred to in Section 6.9, shall be not less than $60,000,000.

                                  ARTICLE IX

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
                 ---------------------------------------------

          The obligations of Seller to consummate the transactions contemplated hereby shall, at the option of Seller, be subject to the satisfaction, on or prior to the Closing Date of the following conditions (any or all of which may be waived by Seller):

          9.1.   NO MISREPRESENTATION OR BREACH OF COVENANTS.  There shall have
                 -------------------------------------------
been no breach by Buyer in the performance in any material respect of any of its covenants and agreements herein required to be performed by Buyer in whole or in part on or prior to the Closing Date which shall not have been remedied or cured prior to the Closing Date; each of the representations and warranties of Buyer contained herein shall in all material respects be true and correct on the Closing Date as though made on the Closing Date (except (i) to the extent that they expressly relate to an earlier date or (ii) as expressly contemplated by or for changes permitted by this Agreement); and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date and signed on behalf of Buyer by MLP Acquisition.

          9.2.   AUTHORIZING ACTION.  Buyer shall have taken all partnership
                 ------------------
action necessary to approve the transactions contemplated hereby.

          9.3.   NO GOVERNMENTAL PROCEEDING OR LITIGATION.  No suit, action,
                 ----------------------------------------
investigation, inquiry or other proceeding by any Governmental Body shall have been instituted and be pending, or Governmental Rule issued, preventing the consummation of the transactions contemplated by this Agreement or which materially and adversely affects this Agreement or the rights of the parties hereunder or which questions the validity or legality of the transactions contemplated hereby.

          9.4.   NO INJUNCTION.  There shall be no effective injunction, writ,
                 -------------
preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided.

          9.5.   BUYER DELIVERIES.  Buyer shall have executed and delivered to
                 ----------------
Seller the Assumption Agreement, all other documents required hereby to be delivered by Buyer on or before the Closing Date and a certificate of limited partnership reflecting the Amended Partnership Agreement.

          9.6.   NECESSARY GOVERNMENTAL APPROVALS.  Seller shall have received
                 --------------------------------
all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contem plated hereby (including expiration or termination of the applicable waiting period under HSR).

          9.7.   CERTIFICATES.  (a) Buyer shall have furnished Seller with such
                 ------------
certificates of MLP Acquisition and others to evidence compliance with the conditions set forth in this Article IX.

          (b) Seller shall have been delivered certificates substantially in the form of Exhibit G from each of Wally Borgeson, Dick Chaffee, Jack Craig, Bob Crowe, Bruce Funkhouser, Tom Gentry, Jim Harrison, John Jester, Mike Murray, John Neal and Dale Stewart, confirming the continued accuracy of the certificates delivered by them in connection with the execution of this Agreement.

          9.8.   OPINION OF COUNSEL.  Seller shall have been furnished with an
                 ------------------
opinion of Rosenman & Colin, in such form as shall be reasonably acceptable to Seller.

          9.9.   SOLVENCY.  Seller shall have received a copy of any solvency
                 --------
certificate provided to Buyer's lenders in connection with the transactions contemplated by this Agreement; provided, that, if no such certificate is
                                --------  ----
provided to Buyer's lenders, Seller shall have received a certificate of the Chief Financial Officer of Buyer (which shall be without recourse or liability to such Chief Financial Officer) stating that, immediately after the Closing Date and after giving effect to the transactions contemplated by this Agreement, Buyer will not (a) be insolvent (because its financial condition is such that the sum of its debts is greater than the fair value of its assets), (b) have unreasonably small capital with which to engage in its business or (c) have incurred debts beyond its ability to pay as they become due.

          9.10.  TERMS OF DEBT FINANCING.  The terms of the definitive
                 -----------------------
agreements providing for the senior bank financing and the senior subordinated financing for the transactions contemplated by this Agreement shall be in compliance with the commitments for such financing referred to in Section 5.5 of this Agreement with respect to the rights of Seller in respect of the Earn-Out Payment, the Earn-Out Notes, the Priority Partnership Interest and the Exchange Notes.

          9.11.  MANAGEMENT PLANS.  The terms of any definitive management or
                 ----------------
other incentive plan for management employees of Buyer to own or purchase any interests in Buyer or to receive any incentive, performance-based, equity-linked or similar payments shall be in compliance with the terms for any such plan described in Schedule 5.5 with respect to the rights of Seller in respect of, or in relation to the payment of, the Earn-Out Payment, the Earn-Out Notes, the Priority Partnership Interest and the Exchange Notes.

          9.12.  RELEASES.  Seller shall have received a release of liability
                 --------
in respect of prior compensation in form and substance reasonably satisfactory to Seller from each officer referred to in Section 9.7(b).

                                   ARTICLE X

                                INDEMNIFICATION
                                ---------------

          10.1.  SURVIVAL OF INDEMNIFICATION.  The indemnification provided for
                 ---------------------------
in Sections 10.2 and 10.3 shall terminate two years after the Closing Date (and no claims shall be made by any Indemnitee thereafter) except that the indemnification shall continue as to:

          (a)(i) the representations and warranties contained in Sections 4.1, 4.3, 5.1 and 5.2 and the second sentence of Section 4.13 without limitation and (ii) the representations and warranties contained in Sections 4.7 and
     4.17 for the applicable statute of limitations period;

          (b) each covenant of any party hereto (other than any relating to a representation or warranty of such party) set forth herein or in any Buyer Ancillary Agreement or Seller Ancillary Agreement, until the earliest to occur of (A) thirty (30) days after the expiration of the time period during which such covenant or agreement is by its terms performable by the party obligated by such covenant or agreement, (B) the sixth anniversary of the Closing Date and (C) the expiration of any applicable statute of limitations;

          (c)(i) the failure of Seller to pay, perform or discharge any of the Excluded Liabilities in accordance with the terms thereof or the failure of Buyer to pay, perform or discharge any of the Assumed Liabilities in accordance with the terms thereof, as the case may be, until the expiration of any applicable statute of limitations, and (ii) any claim referred to in Section 10.2(d) until none of the Earn-Out Payment, the Earn-Out Notes, the Priority Partnership Interest or the Exchange Notes are outstanding; and

          (d) any claim for indemnification as to which an Indemnitee (as hereinafter defined) has given notice to an Indemnitor (as hereinafter defined) in accordance with this Article X on or prior to the date on which the period for indemnification would otherwise terminate in accordance with this Section 10.1 until the liability of the Indemnitor shall have been determined pursuant to this Article X and the Indemnitor shall have reimbursed all Indemnitees the full amount required to be indemnified pursuant to this Article X.

          10.2.  INDEMNIFICATION BY SELLER.  Seller, General Partner and TFC,
                 -------------------------
jointly and severally, shall indemnify and hold harmless each Buyer Group Member from and against any and all losses, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, deficiencies and reasonable expenses and costs, including reasonable attorneys' fees (and any reasonable expert's fees) and court costs (collectively, "Damages"; provided,
                                                                    --------
that, in calculating Damages, there shall be deducted any insurance recovery in
- ----
respect thereof (and the Indemnitee shall in good faith use reasonable efforts to obtain such recovery) and no right of subrogation shall be permitted to accrue hereunder to any insurer) incurred by such Buyer Group Member arising from:

          (a) any breach, or failure to perform, by Seller, General Partner or TFC of any of its covenants or other obligations herein or in any Seller Ancillary Agreement;

          (b) any breach of any representation or warranty of Seller, General Partner or TFC, contained or referred to herein or any schedule, certificate, exhibit or other instrument delivered by or on behalf of Seller pursuant hereto;

          (c) any failure of Seller to pay, perform or discharge any of (i) the Excluded Liabilities in accordance with the terms thereof or (ii) the obligations of Seller under the contracts or other agreements relating to such Excluded Liabilities, whether or not disclosed in this Agreement or in any Schedule or Exhibit hereto; or

          (d) any claim by a Holder (as defined herein, in Section 16.03 of the Amended Partnership Agreement, in paragraph 9 of the Earn-Out Notes or in paragraph 8 of the Exchange Notes) for non payment of any such "Interest" (as defined in such instrument) in circumstances in which the related payment was properly delivered to a Designee (as so defined) and was not delivered to and/or properly applied by the Designee as among the Holders.

          10.3.  INDEMNIFICATION BY BUYER.  Buyer shall indemnify and hold
                 ------------------------
harmless each Seller Group Member from and against any and all Damages (subject to the proviso to the definition thereof) incurred by such Seller Group Member arising from:

          (a) any breach, or failure to perform, by Buyer of any of its covenants or other obligations herein or in any Buyer Ancillary Agreement;

          (b) any breach of any representation or warranty of Buyer contained or referred to herein or in any schedule, certificate, exhibit or other instrument delivered by or on behalf of Buyer pursuant hereto;

          (c) any failure of Buyer to pay, perform or discharge any of (i) the Assumed Liabilities in accordance with the terms thereof or (ii) the obligations of Buyer under the contracts or other agreements relating to such Assumed Liabilities; or

          (d) any action of Buyer that causes liability under, or associated with, the Warn Act to be assessed or otherwise imputed to Seller.

          10.4.  LIMITATION ON AMOUNT OF INDEMNIFICATION.  Notwithstanding
                 ---------------------------------------
anything to the contrary set forth in this Article X, (a) other than Damages arising from (i) a breach, or failure to perform, by Seller of any of its covenants pursuant to Sections 1.7, 6.6, 7.4 or 7.29, (ii) the breach of any representation or warranty of Seller contained in Sections 4.3(a), 4.3(b), 4.3(d), 4.3(e), 4.3(g), 4.3(h), 4.7(a), 4.17, 4.18 or 4.30, the proviso contained in the second sentence of Section 4.13, (iii) claims referred to in
Section 10.2(d) or (iv) the failure of Seller to pay, perform and discharge any of the Excluded Liabilities, no Buyer Group Member shall be entitled to indemnification until the aggregate amount of Damages payable to Buyer Group Members (without giving effect to this limitation) exceeds $550,000; provided,
                                                                     --------
that, if the aggregate amount of such Damages exceeds $550,000, indemnification
- ----
shall be made to the full extent of any such Damages in excess of $275,000, including any such Damages that arose prior to the time that the aggregate of such Damages exceeded $275,000, and (b) no Buyer Group Member shall be entitled to indemnification to the extent that the amount of such indemnification, together with the amounts of indemnification theretofore and concurrently made to all Buyer Group Members in the aggregate, would exceed $17,000,000;

provided, that, this limitation shall not apply to claims referred to in Section
- --------  ----
10.2(d). Any amounts paid to Buyer pursuant to the escrow agreement described in Section 7.18 (but only to the extent of amounts paid to Buyer in respect of Damages) or the Setoff Procedure shall be deemed to be Damages for purposes of the limitations on indemnification set forth in this Section 10.4.

          10.5.  NOTICE OF CLAIMS.  Any Buyer Group Member or Seller Group
                 ----------------
Member ("Indemnitee") seeking indemnification hereunder shall give to the party or parties obligated to provide indemnification to such Indemnitee ("Indemnitor") a notice ("Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based.

          10.6.  THIRD PARTY CLAIMS.  In the event of any third party claim,
                 ------------------
deficiency or demand asserted or any action commenced or notice given of any audit, administrative or other proceeding against an Indemnitee ("Claim") as to which indemnification may be sought from an Indemnitor, the Indemnitee shall promptly deliver a Claim Notice to the Indemnitor; provided, however, that the
                                                   --------  -------
failure by the Indemnitee to give such prompt notice shall not release the Indemnitor of its indemnification obligations hereunder, except to the extent such failure prejudices the Indemnitor. The Indemnitor shall be entitled to participate in and assume the defense of any Claim if the Indemnitor shall agree in writing within 15 days after receipt of such Claim Notice that it is required, pursuant to this Article X, to indemnify the Indemnitee for the full amount of such Claim (the "Claim Acknowledgement Procedure"), provided, that,
                                                              --------  ----
Indemnitor's compliance with the Claim Acknowledgement Procedure shall not preclude the Indemnitor from exercising any right it may otherwise have hereunder or under any Buyer Ancillary Agreement or Seller Ancillary Agreement against the Indemnitee. If the Indemnitor assumes the defense of any such Claim, the Indemnitee shall cooperate with the Indemnitor in connection therewith, and the Indemnitee shall be kept informed with respect to, and shall have the right to participate in, the contest, defense, settlement or compromise of any such Claim. If the Indemnitor does not assume the defense of any such Claim or does not comply with the Claim Acknowledgement Procedure, the Indemnitee shall be entitled to conduct the defense of such Claim at Indemnitor's expense. In any case, neither the Indemnitor nor the Indemnitee shall settle or compromise any such Claim without the prior written consent of the other party or parties, as the case may be, which consent shall not be unreasonably withheld or delayed.

          10.7.  CERTAIN ADJUSTMENTS.  Any payment required to be made by an
                 -------------------
Indemnitor pursuant to Section 10.2 or 10.3 or the last sentence of Section 10.4 shall be deemed to be, and shall be treated by the parties for all purposes as, an adjustment to the Purchase Price.

          10.8.  EXCLUSIVE REMEDY.  Except as provided in Section 7.22 or for
                 ----------------
the availability of injunctive relief, if the Closing occurs, this Article X shall be the exclusive remedy for breach or failure of any party referred to in Sections 10.2 or 10.3, and no party shall make any claim hereunder other than pursuant to the terms of this Article X.


                                  ARTICLE XI

                                  TERMINATION
                                  -----------

          11.1.  TERMINATION.  This Agreement may be terminated at any time
                 -----------
prior to the Closing Date only: (a) by the mutual consent of Buyer, Seller, TFC and General Partner; (b) by either Buyer, if any of its conditions to Closing contained in Article VIII, or by Seller, if any of its conditions to Closing contained in Article IX, respectively, have not been fulfilled or waived on or before April 30, 1992 (the "Termination Date"), which Termination Date may be extended (i) until June 30, 1992 by Buyer, on the one hand, or Seller on the other hand, if such party shall give the other notice that such party is taking action in good faith to cause fulfillment of the conditions to Closing, provided, that, (x) if neither party shall give the other such a notice on or
- --------  ----
prior to April 30, 1992, this Agreement shall terminate as of April 30, 1992 and
(y) if either Buyer or Seller shall give the other notice subsequent to such notice extending the Termination Date that such party has abandoned its good faith efforts to cause fulfillment of the conditions to Closing (which notice either such party shall give if it has so abandoned), the recipient of such subsequent notice shall then have the right to terminate this Agreement or (ii) pursuant to Section 6.8, but, in any case, the Termination Date shall be no later than June 30, 1992, unless otherwise agreed to by the parties; (c) by Buyer, if there has been a material misrepresentation or breach of warranty in the representations and warranties of Seller, TFC or General Partner or a material breach by Seller of any of its covenants or agreements contained herein which shall not have been remedied or cured prior to the Closing Date; or (d) by Seller, if there has been a material misrepresentation or breach of warranty in the representations and warranties of Buyer or a material breach by Buyer of any of its covenants or agreements contained herein which shall not have been remedied or cured prior to the Closing Date.

          11.2.  EFFECT OF TERMINATION.  (a)  If this Agreement shall be
                 ---------------------
terminated pursuant to Section 11.1 or otherwise pursuant to law, then in addition to the rights under Section 12.8, the parties shall have all rights which they may have under law or in equity.

          (b) Notwithstanding the provisions of paragraph (a) above, in the event that Buyer terminates this Agreement as a result of a Disclosure relating to a matter that occurred or existed on or prior to the date of this Agreement (as provided in Section 6.8), the sole right of Buyer shall be to pursue its remedies at law against Seller, General Partner and TFC for breach of the representations and warranties to which Disclosure relates, provided, that, the
                                                            --------  ----
aggregate damages recoverable from all of Seller, General Partner and TFC pursuant to this Section 11.2(b) shall not exceed $1,250,000, except that Buyer
                                                              ------
shall in any event retain all of its rights pursuant to Section 12.8.

                                  ARTICLE XII

                              GENERAL PROVISIONS
                              ------------------

          12.1.  SUCCESSORS AND ASSIGNS, PARTIES, ETC.  (a)  Subject to Section
                 -------------------------------------
12.1(c), no assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of the others and any attempted assignment without the required consent shall be void; provided, however, that Buyer may assign its
                                --------  -------
rights under this Agreement to any of its lenders, it being agreed and acknowledged by the parties that no such assignment shall have the effect of increasing the obligations of Seller, TFC or General Partner pursuant to this Agreement or giving any assignee any rights or claims against Seller, TFC or General Partner which would be more favorable than any Buyer Group Member would have had against Seller, TFC or General Partner had the corresponding assignment not taken place.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing herein, expressed or implied, is intended or shall be construed to confer upon any Person, including any employee or dependent thereof, other than the parties and successors and assigns permitted by this Section 12.1 and the other Buyer Group Members and Seller Group Members as stated herein, any right, remedy or claim under or by reason hereof.

          (c) Nothing contained herein or in any Seller Ancillary Agreement shall be construed to prohibit, restrict or impair the assignment (by way of transfer or participation), in whole or in part, of Seller's interest in the Earn-Out Payment or the Earn-Out Notes; provided, that, there shall always be,
                                        --------  ----
to the extent permitted by law, one Person (the "Designee") (which

Person shall initially be Seller, and Seller shall use good faith efforts to designate a substitute Designee prior to Closing) from time to time designated by, or pursuant to procedures approved by, the holders (the "Holders") of all interests in the Earn-Out Payment and the Earn-Out Note (the "Interests") (i) to make all decisions, (ii) to receive and distribute all notices and other communications, (iii) to receive and distribute all payments and (iv) otherwise generally to act for and on behalf of the Holders in respect of the Interests (including the resolution of all disputes with respect to the Earn-Out Payment, the Earn-Out Notes and the Interests). Each Holder shall, by holding an Interest, automatically have consented to the appointment of the Designee and the Designee's authority as described above, including without limitation Buyer's right to treat the Designee as the payee of the Earn-Out Payment and the Earn-Out Notes for all purposes as contemplated by this Section 12.1(c). Such authority shall be exercised so that (i) such decisions shall be made within the period required by the relevant documents governing the Earn-Out Payment, the Earn-Out Notes and the Interests (and in that connection the Designee may act upon the instructions of the Holders, in such numbers as they may agree, provided that the Designee shall have full authority to act in the absence of receipt of timely instructions), (ii) such notices and other communications need not be sent to the Holders (and such notices and other communications shall not be forwarded by the Designee to the Holders unless the Holders have executed reasonable confidentiality agreements in a form to be agreed upon by the parties hereto on or before the Closing Date), (iii) such payments shall be made directly to the Designee (and in that connection, Buyer shall have no duty to see that such payments are delivered to and/or properly applied as among the Holders, and any such payment properly made to the Designee shall release and discharge Buyer of its obligation otherwise to make such payment and/or application to the Holders) and (iv) such Holders shall not otherwise attempt to exercise authority in lieu of the Designee. Any certificates evidencing Interests shall, if desired by Buyer, be appropriately legended to reflect the foregoing provisions relating to the Designee. The Designee shall provide Buyer with evidence of its authority to exercise such authority.

          (d) Notwithstanding the foregoing, no such assignment shall be made that (i) would violate the then applicable Federal and state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) would affect Buyer's existence or qualification as a limited partnership under Delaware law, (iii) would cause Buyer to be treated as an association taxable as a corporation for U.S. Federal income tax purposes, (iv) would be to a Person that is not a "United States Person" (as defined in Section 7701(a)(30) of the Code) or that is subject to U.S. backup withholding under Section 3406 of the Code, or (v) would result in Buyer having to issue Tax Returns to more than three (3) such Holders.

          12.2.  ENTIRE AGREEMENT; AMENDMENTS.  This Agreement and the Exhibits
                 ----------------------------
and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto, including the letter of intent (the "Letter of Intent") dated December 20, 1991 among Seller, TFC and CCI, as amended, the Confidentiality Agreement (which shall survive any termination of this Agreement) and any disclosure made or omitted pursuant to the Private and Confidential Muzak Limited Partnership Review Document dated July 1991 delivered to Buyer with respect to the Business, as to which no representation or warranty is made. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

          12.3.  WAIVERS.  Any term or provision hereof may be waived, or the
                 -------
time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes hereof if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision hereof shall not be construed to be a waiver of such provision, nor in any way to affect the validity hereof or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach hereof shall be held to constitute a waiver of any other or subsequent breach.

          12.4.  NOTICES.  All notices or other communications required or
                 -------
permitted hereunder shall be in writing and shall be deemed given or delivered
(i) when delivered personally or by private courier, (ii) when actually delivered by registered or certified United States mail or (iii) when sent by telecopy (provided, that, it is confirmed by a means specified in clause (i) or (ii), addressed as follows:

     If to Buyer, to:

          MLP Operating, L.P.
          c/o Centre Partners, L.P.
          One Rockefeller Plaza
          New York, New York  10020
          Attention:  Lester Pollack
          Telecopier:  (212) 632-4846
          Telephone Confirmation:  (212) 632-4829

     With a copy after the Closing to:

          Muzak Limited Partnership
          400 North 34th Street
          Suite 200
          Seattle, Washington
          Attention:  John R. Jester
          Telecopier:  (206) 633-6210
          Telephone Confirmation:  (206) 633-3000

     With a copy to:

          Rosenman & Colin
          575 Madison Avenue
          New York, New York  10022
          Attention:  Michael Roth, Esq.
          Telecopier:  (212) 940-8776
          Telephone Confirmation (212) 940-8800

     If to Seller, to:

          c/o The Field Corporation
          333 West Wacker Drive
          Chicago, Illinois  60606
          Attention:  President
          Telecopier:  (312) 917-1822
          Telephone Confirmation:  (312) 917-1860

     With a copy to:

          Sidley & Austin
          875 Third Avenue
          New York, New York 10022
          Attention:  Myles C. Pollin, Esq.
          Telecopier:  (212) 906-2021
          Telephone Confirmation:  (212) 906-2000

or to such other address as such party may indicate by a notice delivered to the other party hereto.

          12.5.  PARTIAL INVALIDITY.  Wherever possible, each provision hereof
                 ------------------
shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          12.6.  EXECUTION IN COUNTERPARTS.  This Agreement may be executed in
                 -------------------------
one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Seller and Buyer.

          12.7.  GOVERNING LAW.  This Agreement shall be governed by and
                 -------------
construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

          12.8.  EXCLUSIVITY.  Prior to the Termination Date, Seller, General
                 -----------
Partner and TFC shall not, and shall not permit any of their respective directors, officers, employees, representatives, agents or Affiliates to (x) initiate contact with, solicit or actively encourage any inquiries, proposals or offers by, or (y) participate actively in any discussions or negotiations with, or disclose any information concerning Seller to, any Person other than Buyer in connection with any possible proposal regarding the sale of the Purchased Assets or the Business. In the event that Seller or TFC breaches any of its obligations pursuant to this Section 12.8, Seller and TFC, jointly and severally, agree, in addition to any other remedies that Buyer and CCI may have in law or equity, to promptly upon such breach reimburse Buyer and CCI for all of their respective reasonable out-of-pocket expenses and fees actually and reasonably incurred in connection with the transactions contemplated by this Agreement, including but not limited to fees paid or owed to potential financing sources or other third parties (other than fees paid to Affiliates of Buyer), and attorneys' fees, up to a maximum of $3,400,000; provided, that Buyer and CCI shall not in any event
                            --------  ----
be entitled to any such reimbursement if the Closing occurs.


                                 ARTICLE XIII

                        DEFINITIONS AND INTERPRETATION
                        ------------------------------

          13.1.  DEFINITIONS.  In this Agreement, the following terms have the
                 -----------
meanings specified or referred to in this Section 13.1 and shall be equally applicable to both the singular and plural forms.

          "ACCOUNTANTS" means Arthur Andersen & Co., independent public
           -----------
accountants with respect to Seller.

          "ADJUSTMENT" has the meaning specified in Section 2.3(e).
           ----------

          "ADMINISTRATIVE GENERAL PARTNER" has the meaning specified in Section
           ------------------------------
2.5(d)(ii).

          "AFFILIATE" means, with respect to any Person, any other Person which
           ---------
directly or indirectly controls, is controlled by or is under common control with such Person. A Licensee shall not be deemed an Affiliate solely by virtue of the licensing arrangements between it and Seller, and neither the German Licensee nor any of the Trusts shall be deemed to be an Affiliate of Seller.

          "ALTERNATIVE" has the meaning specified in Section 6.6(b).
           -----------

          "AMENDED PARTNERSHIP AGREEMENT" has the meaning specified in Section
           -----------------------------
7.21.

          "APPRAISAL" has the meaning specified in Section 2.2(a).
           ---------

          "ARBITRATOR" has the meaning specified in Section 2.3(g).
           ----------

          "ASSUMED LIABILITIES" has the meaning specified in Section 1.3.
           -------------------

          "ASSUMPTION AGREEMENT" means the Undertaking and Assumption in the
           --------------------
form of Exhibit H.

          "BACKGROUND MUSIC SERVICES" means providing subscribers or other
           -------------------------
licensees with music embodied in sound recordings created especially for the Business.

          "BASE PERIOD" has the meaning specified in Section 2.5(a).
           -----------

          "BILL OF SALE" means the bill of sale to be executed by Seller at
           ------------
Closing in form and substance reasonably satisfactory to Buyer and Seller.

          "BUSINESS" has the meaning specified in the first recital hereof.
           --------

          "BUYER" has the meaning specified in the first paragraph hereof.
           -----


          "BUYER ANCILLARY AGREEMENTS" means all agreements, instruments and
           --------------------------
documents being or to be executed and delivered by Buyer hereunder or pursuant hereto. Without limiting the generality of the foregoing, each of the Earn-Out Note and the Exchange Note will, if issued, be a Buyer Ancillary Agreement.

          "BUYER GROUP MEMBER" means Buyer, its partners, its partners' partners
           ------------------
and their Affiliates and their directors, officers, employees agents, attorneys and consultants and their respective successors and assigns; provided, that,
                                                             --------  ----
only one claim for indemnification pursuant to Article X may be made by all the Buyer Group Members for each related claim for such indemnification except to the extent that there is a conflict of interest among the Buyer Group Members with respect to such claim.

          "BUYER'S ACCOUNTANT" has the meaning specified in Section 2.3(g).
           ------------------

          "CASH EQUIVALENT" means a cash equivalent or any security for which a
           ---------------
current fair value can be readily determined by reference to current quotations on an established trading market, as determined reasonably and in good faith by Buyer.

          "CCI" means Centre Capital Investors L.P., a Delaware limited
           ---
partnership.

          "CENTRE PARTNERS" means Centre Partners L.P., a Delaware limited
           ---------------
partnership.

          "CERCLA" has the meaning specified in the definition of "Hazardous
           ------
Substances".

          "CLAIM" has the meaning specified in Section 10.6.
           -----

          "CLAIM ACKNOWLEDGEMENT PROCEDURE" has the meaning specified in Section
           -------------------------------
10.6.

          "CLAIM NOTICE" has the meaning specified in Section 10.5.
           ------------

          "CLOSING" means the closing of the Transfer of the Purchased Assets
           -------
from Seller to Buyer and the payment of the Purchase Price from Buyer to Seller, and "CLOSE" has a comparable meaning.
     -----

          "CLOSING DATE" has the meaning specified in Section 3.1.
           ------------

          "CLOSING DATE BALANCE SHEET" has the meaning specified in Section
           --------------------------
2.3(b).

          "CLOSING PAYMENT" has the meaning specified in Section 2.4(b).
           ---------------

          "CODE" means the Internal Revenue Code of 1986, as amended.
           ----

          "COMMUNICATIONS ACT" has the meaning specified in Section 4.30.
           ------------------

          "CONFIDENTIALITY AGREEMENT" means the Confidentiality
           -------------------------
Agreement dated July 24, 1991, between Centre Partners and Veronis, Suhler & Associates Inc., as amended by the Letter of Intent.

          "CONTEST NOTICE" has the meaning specified in Section 2.3(f).
           --------------

          "CONTRACTS" has the meaning specified in Section 1.1(x).
           ---------

          "COPYRIGHT ACT" means Title 17 of the United States Code Annotated,
           -------------
Sections 101 et seq., currently in effect.

          "DAMAGES" has the meaning specified in Section 10.2.
           -------

          "DESIGNEE" has the meaning specified in Section 12.1(c).
           --------

          "DETERMINATION DATE" has the meaning specified in Section 2.5(a).
           ------------------

          "DISCLOSURE" has the meaning specified in Section 6.8.
           ----------

          "DISPUTED MATTERS" has the meaning specified in Section 2.3(g).
           ----------------

          "EARN-OUT ARBITRATOR" has the meaning specified in Section 2.5(f).
           -------------------

          "EARN-OUT CERTIFICATE" has the meaning specified in Section 2.5(f).
           --------------------

          "EARN-OUT CONTEST NOTICE" has the meaning specified in Section 2.5(f).
           -----------------------

          "EARN-OUT DISPUTED MATTERS" has the meaning specified in Section
           -------------------------
2.5(f).

          "EARN-OUT NOTES" has the meaning specified in Section 2.5(b).
           --------------

          "EARN-OUT PAYMENT" has the meaning specified in Section 2.5(a).
           ----------------

          "EBITDA" has the meaning specified in Section 2.5(c).
           ------

          "EBITDA CONTRIBUTOR" means a Subsidiary or any other Person in which
           ------------------
Buyer has any direct or indirect equity interest other than Cash Equivalents.

          "ENCUMBRANCE" means any mortgage, pledge, security interest, lien,
           -----------
restriction on use or transfer, voting agreement, adverse claim or encumbrance or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, and the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or similar law of any jurisdiction.

          "ENVIRONMENT" shall mean soil, surface waters, ground waters, land,
           -----------
stream, sediments, surface or subsurface strata and ambient air.

          "ENVIRONMENTAL APPROVALS" has the meaning specified in Section
           -----------------------
4.17(a).

          "ENVIRONMENTAL CONDITION" shall mean any condition with respect to the
           -----------------------
Environment on any facility which is now or has heretofore been owned or used in connection with the Business ("Facility"), whether or not yet discovered, which could nor does result in any Damages, including any condition resulting from the operation of the Business or the operation of the Business of any subtenant or occupant of any Facility.

          "ENVIRONMENTAL CONSULTANT" has the meaning specified in Section
           ------------------------
6.1(b).

          "ENVIRONMENTAL LAWS" shall mean all Governmental Rules relating to
           ------------------
injury to, or the protection of, real or personal property or human health or the Environment as in effect prior to the Closing Date, including, without limitation, all valid and lawful requirements of courts and other Governmental Bodies pertaining to reporting, licensing, permitting, investigation, remediation and removal of, emissions, discharges, releases or threatened releases of Hazardous Substances (as defined herein), chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

          "ERISA" has the meaning specified in Section 4.18(a)(i).
           -----

          "ERISA AFFILIATE" has the meaning specified in Section 4.18(a)(ii).
           ---------------

          "ESTIMATED BALANCE SHEET" has the meaning specified in Section 2.4(a).
           -----------------------

          "EVENT" has the meaning specified in Section 2.5(d).
           -----


          "EXCHANGE NOTES" has the meaning specified in Section 2.1.
           --------------


          "EXCLUDED CONTRACT" means any contract or other agreement not
           -----------------
Transferred to the Buyer pursuant hereto by reason of a consent, approval or modification of a third party required to Transfer any such contract or agreement not being obtained.

          "EXCLUDED LIABILITIES" has the meaning specified in Section 1.4.
           --------------------

          "FACILITY" has the meaning specified in the definition of
           --------
"Environmental Condition".

          "FCC" means the Federal Communications Commission.
           ---

          "FCC APPLICATIONS" has the meaning specified in Section 6.6(d).
           ----------------

          "FCC CONSENTS" has the meaning specified in Section 6.6(d).
           ------------

          "FCC RULES" means Title 47 of the Code of Federal Regulations.
           ---------

          "FIELD PERSON" means Marshall Field V or any of his Affiliates.
           ------------

          "FOREGROUND MUSIC SERVICES" means providing subscribers or other
           -------------------------
licensees with music embodied in sound recordings previously issued to the public on phonorecords in connection with the Business.

          "GAAP" means United States generally accepted accounting principles.
           ----

          "GENERAL PARTNER" has the meaning specified in the first paragraph
           ---------------
hereof.

          "GERMAN LICENSEE" has the meaning specified in the second recital
           ---------------
hereof.

          "GERMAN LICENSEE SHARES" has the meaning specified in the second
           ----------------------
recital hereof.

          "GOVERNMENTAL BODY" means any Federal, state, local or foreign
           -----------------
governmental authority or regulatory body, any subdivision, agency, commission or authority thereof (including, without limitation, environmental protection, planning and zoning), or any quasi-governmental or private body exercising any regulatory authority thereunder and any Person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal.

          "GOVERNMENTAL PERMITS" has the meaning specified in Section 4.9.
           --------------------

          "GOVERNMENTAL RULE" means any statute, law, treaty, rule, code,
           -----------------
ordinance, regulation, permit, certificate or order of any Governmental Body or any judgment, decree, injunction, writ, order or like action of any Governmental Body.

          "HAZARDOUS SUBSTANCES" shall mean any substance:
           --------------------

          (a) the presence of which requires notification, investigation, or remediation under any Environmental Law as in effect prior to the Closing Date; or

          (b) which prior to the Closing Date is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the
                                                                  -- ---
Resource Conservation and Recovery Act ("RCRA") (42 U.S.C. Section 6901 et
                                                                        --
seq.), the Clean Air Act, 42 U.S.C. (S)7401 et seq. and any Environmental Law
- ---                                         -- ---
applicable to any jurisdiction in which or from which Seller conducts or has conducted the Business; or

          (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Body under Environmental Laws prior to the Closing Date; or

          (d) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

          (e)  without limitation, which contains polychlorinated byphenyls
(PCBs) or asbestos or urea formaldehyde foam insulation; or

          (f) without limitation, which contains or emits radioactive particles, waves or materials, including radon gas.

          "HEALTH AND WELFARE BENEFIT PROGRAM" has the meaning specified in
           ----------------------------------
Section 7.4.

          "HMC" means Heritage Media Corporation, an Iowa corporation.
           ---

          "HOLDER" has the meaning specified in Section 12.1(c).
           ------

          "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976
           ---
and regulations thereunder.

          "INDEMNITEE" has the meaning specified in Section 10.5(a).
           ----------

          "INDEMNITOR" has the meaning specified in Section 10.5(a).
           ----------

          "INSTRUMENTS OF ASSIGNMENT" means the Bill of Sale, intellectual
           -------------------------
property assignments and other appropriate instruments to effect the Transfer of the Purchased Assets.

          "INSTRUMENTS OF ASSUMPTION" means the Assumption Agreement and such
           -------------------------
other appropriate instruments to effect Buyer's assumption of the Assumed Liabilities, including an instrument relating to the Torrance Note.

          "INTELLECTUAL PROPERTY ASSIGNMENT" has the meaning specified in
           --------------------------------
Section 7.12.

          "INTERESTS" has the meaning specified in Section 12.1(c).
           ---------

          "INVENTIONS" has the meaning specified in Section 1.1(vi).
           ----------

          "IRS" means the Internal Revenue Service.
           ---

          "LETTER OF INTENT" has the meaning specified in Section 12.2.
           ----------------

          "LICENSEE" has the meaning specified in the second recital hereof.
           --------

          "LIMITED PARTNER" means Muzak Investment Partners, L.P., a Delaware
           ---------------
limited partnership.

          "MANAGEMENT INVESTMENT PLAN" means the management investment plan of
           --------------------------
Seller dated January 1, 1988.

          "MANAGEMENT OPTION PLAN" has the meaning specified in Section
           ----------------------
2.5(d)(ii).

          "MARKETABLE SECURITIES" means all marketable and similar securities
           ---------------------
owned, beneficially or of record, by Seller, including all money market funds, stocks, bonds, commercial paper, certificates of deposit or other time deposits of Seller, excluding the Quota.

          "MAS" has the meaning specified in Section 4.30.
           ---

          "MICROSPACE" means MicroSpace Communications Corporation, a North
           ----------
Carolina corporation.

          "MLP ACQUISITION" has the meaning specified in Section 5.1(b).
           ---------------

          "MULTIEMPLOYER PLAN" has the meaning specified in Section
           ------------------
4.18(a)(iii).

          "MUSIC SERVICES" means, collectively, Background Music Services and
           --------------
Foreground Music Services.

          "MUSIC SERVICES CONTRACTS" means contracts to arrange, produce,
           ------------------------
record, copy and disseminate the Music Services, excluding contracts relating to subscriptions with Licensees.

          "NET ASSETS" has the meaning specified in Section 2.3(c).
           ----------

          "NET CAPITAL EXPENDITURES" has the meaning specified in Section
           ------------------------
2.3(d).

          "NON-COMPETITION AGREEMENT" means the Non-Competition Agreement dated
           -------------------------
the Closing Date among Seller, General Partner, TFC, Marshall Field V, the Trusts and Buyer in the form attached as Exhibit B.

          "NOTICE PARTY" has the meaning specified in Section 1.7.
           ------------

          "OCTOBER STATEMENT" means the statement of assets and liabilities of
           -----------------
Seller attached as Schedule 13.1.

          "OCTOBER BALANCE SHEET" means the balance sheet of Seller as of
           ---------------------
October 31, 1991 contained in Schedule 4.4.

          "OCTOBER BALANCE SHEET DATE" means October 31, 1991.
           --------------------------

          "ON PLAN" has the meaning specified in Section 2.5(c).
           -------

          "OPERATING LEASE ADJUSTMENT" has the meaning specified in Section
           --------------------------
2.5(c).

          "PATENT, TRADEMARK AND INTELLECTUAL PROPERTY RIGHTS" has the meaning
           --------------------------------------------------
specified in Section 1.1(vi).

          "PARTICIPATIONS" means royalties or other contingent payments payable
           --------------
pursuant to written contractual provisions to third parties by Seller in connection with Music Services Contracts.

          "PAYEE" has the meaning specified in the definition of Setoff
           -----
Procedure.

          "PAYEE PAYMENT" has the meaning specified in the definition of Setoff
           -------------
Procedure.

          "PAYOR" has the meaning specified in the definition of Setoff
           -----
Procedure.

          "PAYOR PAYMENT" has the meaning specified in the definition of Setoff
           -------------
Procedure.

          "PBGC" has the meaning specified in Section 4.18(a)(iv).
           ----

          "PERMITTED ENCUMBRANCES" means liens for taxes and other governmental
           ----------------------
charges and assessments which are not yet due and payable and immaterial mechanics', materialmen's and similar liens.

          "PERMITTED SECURITIES" has the meaning specified in Section 2.5(d)(v).
           --------------------

          "PERSON" means any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

          "PHASE I AUDIT" has the meaning specified in Section 6.1(b).
           -------------

          "PHASE II AUDIT" has the meaning specified in Section 6.1(b).
           --------------

          "PLAN" has the meaning specified in Section 4.18(a)(v).
           ----

          "POP" means POP Radio Corporation, a New York corporation.
           ---

          "POP AGREEMENT" means the joint operating agreement, dated as of
           -------------
September 30, 1987, between Seller and POP, as amended from time to time.

          "POP ASSETS" means the "Purchased Assets" referred to in the POP
           ----------
Agreement.

          "POP GUARANTY" means the "Guaranty Agreement" referred to in Section
           ------------
3.01 of the POP Agreement.

          "POP NOTE" means the "Note" referred to in the POP Agreement.
           --------

          "POP SALE DOCUMENTS" means (a) (i) the note of HMC delivered as part
           ------------------
of the consideration for the sale of the POP Assets and (ii) the security agreement of HMC securing such note and the note referred to in clause (b)(ii) below and (b) (i) the securities purchase agreement between HMC and Field Investments Partnership providing for the sale to HMC of certain settlement rights relating to the value of the stock of Actmedia, Inc. to HMC and (ii) the note of HMC delivered as consideration therefor.

          "PREDECESSOR LICENSING AGREEMENTS" has the meaning specified in
           --------------------------------
Section 4.21.


          "PRIORITY PARTNERSHIP INTEREST" has the meaning specified in Section
           -----------------------------
2.1.


          "PROJECTED CAPITAL EXPENDITURES" has the meaning specified in Section
           ------------------------------
2.3(d).

          "PROPRIETARY RIGHTS" has the meaning specified in Section 1.1(vi).
           ------------------

          "PROPRIETARY RIGHTS LICENSES" has the meaning specified in Section
           ---------------------------
1.1(vi).

          "PROTECTED INFORMATION" has the meaning specified in Section 7.13.
           ---------------------

          "PURCHASE PRICE" has the meaning specified in Section 2.1.
           --------------

          "PURCHASED ASSETS" has the meaning specified in Section 1.1.
           ----------------

          "RCRA" has the meaning specified in the definition of "Hazardous
           ----
Substances".

          "ROFR CONSIDERATION" has the meaning specified in Section 7.30.
           ------------------

          "ROFR TRANSFER" has the meaning specified in Section 7.30.
           -------------

          "RESPONSIBLE PARTY" has the meaning specified in Section 1.7.
           -----------------

          "SAVINGS PLAN" has the meaning specified in Section 7.4.
           ------------

          "SCA LESSORS" means those FM broadcast stations from which Seller
           -----------
leases a sub-carrier channel.

          "SELLER" has the meaning specified in the first paragraph hereof.
           ------

          "SELLER AGREEMENTS" has the meaning specified in Section 4.21.
           -----------------

          "SELLER ANCILLARY AGREEMENTS" means all agreements, instruments and
           ---------------------------
documents being or to be executed and delivered by Seller hereunder or pursuant hereto.

          "SELLER DEBT" means the Credit Agreement among Seller, the financial
           -----------
institutions named therein and the First National Bank of Chicago, as agent for such financial institutions, dated as of March 9, 1989.

          "SELLER GROUP MEMBER" means Seller, TFC, General Partner, their
           -------------------
partners, their partners' partners, the Trusts and their Affiliates, trustees, beneficiaries and their directors, officers, employees, agents, attorneys and consultants and their respective successors and assigns.

          "SELLER'S ACCOUNTANT" has the meaning specified in Section 2.3(g).
           -------------------

          "SETOFF PROCEDURE" means the following procedure to be followed with
           ----------------
respect to the right of a payor ("Payor") to setoff, against the amount of a payment ("Payor Payment") otherwise to be made by the Payor to a payee entitled thereto ("Payee"), an amount of a payment otherwise to be made by a Payee to the Payor ("Payee Payment"): (i) the amount and time of the Payee Payment shall have been fixed by agreement between the Payor and the Payee or its representative or by a final non-appealable order of a court of competent jurisdiction, (ii) the amount of the setoff shall be limited to the extent of any actual shortfall in the Payee Payment plus interest on such amount (at the rate of interest or other
                  ----
rate of return set forth in the instrument creating the Payor Payment against which the setoff is being made) from the date of the determination of the amount of the setoff until the date that the Payor Payment would otherwise be made by Payor, (iii) notice must be given to the Payee, which shall be made on the date on which the Payor Payment was required to be made and which shall be reasonable under the circumstances and (iv) the amount of the setoff shall be pro rata (to the extent practicable) to the Payees entitled to share a Payor Payment.

          "SIGNIFICANT ASSETS"  has the meaning specified in Section 2.5(e)(i).
           ------------------

          "SIGNIFICANT ASSET PURCHASE" has the meaning specified in Section
           --------------------------
2.5(e)(i).

          "SIGNIFICANT ASSET SALE" has the meaning specified in Section
           ----------------------
2.5(e)(i).

          "SINGLE EMPLOYER DEFINED BENEFIT PLAN" has the meaning specified in
           ------------------------------------
Section 4.18(a)(vi).

          "SOFTWARE" has the meaning specified in Section 1.1(a)(vi).
           --------

          "SUBSIDIARY" means a Person in which Buyer has a direct or indirect
           ----------
ownership interest that either (i) entitles Buyer directly or indirectly to cast a majority of the votes, consents or other approvals cast by holders of ownership interests in such Person generally or (ii) entitles Buyer directly or indirectly to exercise control over the management or policies of such Person.

          "SUM" has the meaning specified in Section 2.5(a).
           ---

          "TAX" means all foreign, and all U.S. Federal, state, and local,
           ---
income, gross receipts, import, ad valorem, VAT, license, stamp, documentary, estimated or interim, employment, payroll, withholding, minimum, franchise, profits, sales, transfer, use, gains, recordation, property, occupancy, excise or other taxes, together with all assessments, interest, penalties, deficiencies, fees, additions to tax and other governmental charges or impositions relating thereto, imposed by any Governmental Body.

          "TAX RETURN" means any return, report, document, statement or form
           ----------
required to be filed (whether on a consolidated, combined, separate or unitary basis) with respect to any Taxes (including any schedules required to be attached thereto), including, without limitation, information returns, claims for refund, amended returns, and declarations of estimated Tax.

          "TECHNICAL INFORMATION" has the meaning specified in Section
           ---------------------
1.1(a)(vi).

          "TERMINATION DATE" has the meaning specified in Section 11.1.
           ----------------

          "TFC" has the meaning specified in the first paragraph hereof.
           ---

          "TORRANCE NOTE" means the Subordinated Note of Seller payable to Mark
           -------------
Torrance made on December 31, 1986, as modified by the Note Modification Agreements dated as of January 21, 1987 and July 10, 1989.

          "TOWER SITE LEASE" has the meaning specified in Section 4.30(g).
           ----------------

          "TRANSFER" means sell, transfer, assign, convey, lease and/or deliver
           --------
(other tenses of the term have similar meaning) or sale, transfer, assignment, conveyance, lease and/or delivery, as indicated by the context.

          "TRANSFER EVENT" means (i) a Transfer of substantially all of the
           --------------
assets of Buyer, (ii) a change in control of the board of directors of the general partner of MLP Acquisition (or if Buyer is a corporation, of the Board of Directors of Buyer) pursuant to which any single Person other than an Affiliate of Buyer on the date hereof acquires control of such board of directors or (iii) the Transfer of at least 51% or more of the voting equity interests in Buyer (or any parent of Buyer), whether by sale, merger or consolidation, to any single Person or two or more Affiliated Persons (provided that such two or more Affiliated Persons would be considered to be acting in concert as a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, for purposes hereof treating such voting equity interests as if such voting equity interests were equity securities in respect of which a
Schedule 13D would be required to be filed with the Securities and Exchange Commission as if the requisite percentage and other threshold conditions to such filing were satisfied) (other than a pledge of the voting equity interests in Buyer to the holders of the debt financing referred to in Section 5.5 or any refinancing thereof); provided, however, that a "Transfer Event" shall not
                      --------  -------
include (i) a change of control of CCI or Centre Partners or their successors (unless at the time of such change of control, substantially all the operating assets of CCI or Centre Partners directly or indirectly, are assets of Buyer),
(ii) any Transfer of the voting equity interests in Buyer of CCI or MLP Acquisition to each other and/or to an affiliate or one or more partners of CCI, MLP Acquisition or Centre Partners, or (iii) a Transfer of substantially all of the assets of Buyer in connection with an incorporation of Buyer and its business and assets in accordance with the provisions of the Amended Partnership Agreement.

          "TRUSTEE" has the meaning specified in Section 7.4.
           -------

          "TRUST AGREEMENT" has the meaning specified in Section 7.4.
           ---------------

          "TRUST FUND" has the meaning specified in Section 7.4.
           ----------

          "TRUSTS" means the trusts that are limited partners of the Limited
           ------
Partner.

          "UNION" means each collective bargaining unit or union with which
           -----
Seller has a collective bargaining or similar agree-ment.

          "UNION AGREEMENT" means each collective bargaining or similar
           ---------------
agreement between Seller and a Union.

          "WARN ACT" means the Worker Adjustment and Retraining Notification
           --------
Act.

          "WEIGHTED AVERAGE ANNUAL LEASE RATE" has the meaning specified in
           ----------------------------------
Section 2.5(c).

          13.2.  INTERPRETATION.  As used herein, (a) "include", "includes" and
                 --------------
"including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such word or words of like import, (b) references to any agreement or other document or Governmental Rule are to it as amended and supplemented from time to time (and, in the case of a Governmental Rule, to any successor provision in the absence of an explicit contrary specification set forth in this Agreement), (c) references to "Article", "Section" or another subdivision or to an attachment, "Exhibit" or "Schedule" are to an article, section or subdivision hereof or an attachment, "Exhibit" or "Schedule" hereto, and (d) "hereof ", "herein", "hereunder" and comparable terms refer to the entirety hereof and not to any particular article, section or other subdivision hereof or attachment hereto. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation hereof. The Schedules and Exhibits referred to herein shall be construed with and as an integral part hereof to the same extent as if they were set forth verbatim herein. The specification of any dollar amount in the representations or warranties contained herein or the inclusion of any specific item in any Schedules hereto is not intended to imply that such amounts, or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in a Schedule is or is not material for purposes hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                             MLP OPERATING, L.P.
                                             By:  MLP ACQUISITION, L.P.
                                                  Managing General Partner
                                             By:  MUSIC HOLDINGS CORP.
                                                  General Partner


                                             By: [SIGNATURE ILLEGIBLE]
                                                --------------------------------
                                                Title: Vice President


                                             MUZAK LIMITED PARTNERSHIP
                                             By:  FIELD/MUZAK, INC.
                                                  General Partner


                                             By: [SIGNATURE ILLEGIBLE]
                                                --------------------------------
                                                Title: Vice President


                                             FIELD/MUZAK, INC.


                                             By: [SIGNATURE ILLEGIBLE]
                                                --------------------------------
                                                Title: Vice President


                                             THE FIELD CORPORATION



                                             By: [SIGNATURE ILLEGIBLE]
                                                --------------------------------
                                                Title: Vice President

                           MUZAK LIMITED PARTNERSHIP


                                April 22, 1992

MLP Operating, L.P.
c/o Centre Partners, L.P.
One Rockefeller Plaza
New York, New York 10020
Attention:  Messrs. Lester Pollack
                    Mark Jennings

Dear Sirs:

          Pursuant to Section 6.8 of the Asset Purchase Agreement ("Agreement"), dated as of March 11, 1991, between Muzak Limited Partnership ("Seller"), The Field Corporation and Field/Muzak, Inc. and MLP Operating, L.P., Seller hereby makes the following Disclosures:

          (A) Schedule 4.6 is amended by inserting, after the text in entry number 2, the following:

               "3. Reference is hereby made to the disclosure made in Schedule 4.7, and such disclosure is incorporated herein.

               4. Reference is hereby made to the disclosure made in Schedule 4.22(b), paragraph 12, and such disclosure is incorporated herein."

          (B) Schedule 4.7 is amended by deleting the phrase "[Intentionally Left Blank]" and inserting, in lieu thereof, the following:

               "Seller's excise tax returns for the years 1987 to September 1991 filed with Washington are currently under examination by that State's Department of Revenue. Based upon preliminary conversations with representatives of the Department, the State might assert that Seller's tax base should be increased significantly, which would increase its tax liability. Seller does not know whether the State will assert that an increase is due or, if so, what the potential amount of such an increase would be, Discussions with the State Department of Revenue are ongoing. Seller believes that it has several avenues, for pursuing a remedy should the State's determination be unfavorable."

          (C) Schedule 4.19(b) is amended by inserting on page three thereof, in the far right column horizontally across from the words "Texas Wired Music, Inc.", the following:

                    "01-01-87 10% discount on royalty
                    fees for music services
                    for on-premise accounts for San
                    Antonio, Austin and Corpus
                    Christi

                    04 08 92 letter confirming
                    discount not applicable to
                    El Paso"

          (D)  Schedule 4.22 is amended by inserting under the heading "4.22
                                                                        ----
(b)", after the text in entry number 10 thereof, the following:
- ---

               "11. In a letter dated March 4, 1992, Karr Tuttle Campbell ("KTC"), attorneys for Sight & Sound Entertainment, Inc. ("S&S"), alleged a breach of the Termination Agreement between S&S and Seller dated July 12, 1991, relating to the Madigans' account which S&S had purchased from Seller. KTC and Heller, Ehrman, White & McAuliffe ("HEW&M"), attorneys for Seller, exchanged letters relating to the matter on behalf of their clients. KTC's letters are dated March 13 and March 19, 1992. HEW&M's letters are dated March 10, March 17 and April 6, 1992. HEW&M's April 6 letter has a settlement agreement attached thereto for S&S's signature. Copies of the referenced letters and attachments, the Madigans' letter dated January 31, 1992 terminating S&S and Seller's agreement with the Madigans dated January 29, 1992 have been previously delivered to Buyer.

               12. On March 16, 1991 Mr. John P. Cardosi of Popelka, Allard, McCowan & Jones ("PAM&J"), attorneys for Melvin Simon & Associates ("MS&A"), informed HEW&M on behalf of Seller, of a lawsuit relating to an injury which took place on MS&A's property. According to Mr. Cardosi, a Mr. Cammarata was working on the roof of his client's property carrying hot tar when he tripped over a wire attached to an antennae which may have been owned by Seller. Mr. Cammarata suffered burns resulting from such trip and is suing MS&A, among others, for damages resulting from his accident. Seller believes that it did not install the subject wires, but that it installed its antennae using brackets (not wires). Seller believes that someone who installed equipment subsequent to Seller's installation of its antennae at the same site installed the subject wires. Seller has not been named in Mr. Cammarata's law suit. A March 17, 1992 letter of PAM&J delivered to HEW&M has been previously delivered to Buyer."

          (E) Pursuant to Section 6.8 of the Agreement, if the Closing occurs, the Disclosures made herein will be effective to cure and correct for all purposes any incorrectness or breach of any representation or warranty (whether or not material) which would have existed by reason of Seller's not having made any such Disclosure.

          Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Agreement.

                                        Sincerely,

                                        MUZAK LIMITED PARTNERSHIP



                                        By Field/Muzak, Inc.

                                        By: [SIGNATURE ILLEGIBLE]
                                           ----------------------------------
                                           Title:  President

cc:  Rosenman & Colin
     575 Madison Avenue
     New York, New York 10022
     Attention:  Messrs. Michael Roth
                         Eric Lerner

                           MUZAK LIMITED PARTNERSHIP




                                August 6, 1992




MLP Operating, L.P.
c/o Centre Partners, L.P.
One Rockefeller Plaza
New York, NY 10020
Attention:  Messrs. Lester Pollack
                    Mark Jennings

Dear Sirs:

          In connection with the Asset Purchase Agreement ("Agreement"), dated as of March 11, 1992, between Muzak Limited Partnership ("Seller", The Field Corporation and Field/Muzak, Inc. and MLP Operating, L.P. ("Buyer"), as amended by Seller's Letter to Buyer, dated April 22, 1992, Amendment No. 1, dated as of June 26, 1992, among the parties to the Agreement and Amendment No. 2, dated as of July 31, 1992, among the parties to the Agreement, Seller hereby notifies you of the following items without making any representation or warranty as to whether such notification as to any item alone or together with any other item or items is required to be disclosed pursuant to Section 6.4(a)(iii) of the
Agreement:

          1. Seller has received and paid a commercial rent tax audit assessment from the City of New York in the amount of $41,150.08. The tax assessment relating to the commercial rent tax audit is attached hereto as Exhibit A.

          2. On Tuesday, May 19, 1992, Seller, through its registered agent, was served with a summons and complaint captioned Charles F. Cammarata v. The
                                                  ---------------------------
Fairmont Hotel and Pavilion of San Jose, et al., including Seller as Doe Six.
- -----------------------------------------------
Mr. Cammarata seeks damages of $2,665,000. On July 2, 1992, Seller filed a General Denial. Copies of the Summons and Complaint and General Denial are attached hereto as Exhibit B.

MLP Operating, L.P.
August 6, 1992
Page 2

          3. On May 31, 1992, James Boggins, Vice President - Western Region of Seller, left the employment of Seller. Seller has executed a severance arrangement with Mr. Boggins and has obtained a release from Mr. Boggins relating to claims arising from his severance.

          4. On April 2, 1992, Bahia Murdoch, an account executive in Seller's Tustin office, was terminated for insubordination. Through counsel, Ms. Murdoch has submitted a demand letter to Seller, claiming breach of contract and race discrimination. Seller has responded to Ms. Murdoch's demand by letter dated July 6, 1992. Copies of these letters are attached hereto as Exhibit C. Ms. Murdoch also submitted a claim to the Labor Commissioner of the State of California claiming that commissions due her on certain sales she made while employed by Seller were not paid. Seller believes the subject commissions are not yet payable because the sales relating thereto have not been consummated. Ms. Murdoch's claim was denied and she appealed such denial.

          5. On June 23, 1992, Seller notified its Milwaukee Licensee, Wisconsin Music Network, Inc. ("WMNI"), of its intention to terminate their relationship if WMNI does not execute Seller's new form of license agreement within 60 days. Discussions are continuing between Seller and WMNI.

          6. Seller is in the final stages of discussions with Music, Inc., its Washington D.C. Licensee, relating to its execution of the new form of Muzak license agreement. If Seller's differences wit Music, Inc. are not satisfactorily resolved, Seller will terminate its relationship with Music, Inc.

          7. On May 15, 1992, James Wilson, General Manager of Seller's Portland office, left the employment of Seller.

          8. On June 25, 1992, Seller renewed its sub-carrier agreement with the University of Washington, KUOW Radio.

          9. Seller has elected not to renew its lease for premises at 125 N. Acacia Avenue in San Diego, California, effective as of July 31, 1992.

          10. Seller has terminated its month-to-month lease for premises in Anaheim, California as of March, 1992.

          11. Seller has awarded salary increases in the ordinary course of business to certain employees whose annual compensation is $50,000 or more.

MLP Operating, L.P.
August 6, 1992
Page 3


          12. In June, 1992, the United States District Court for the Southern District of New York ruled on the motion of the American Society of Composers, Authors and Publishers ("ASCAP") for an order fixing interim fees to be paid by Seller pending negotiation of a new license agreement. The Court ordered that the current fees paid by Seller to ASCAP be continued on an interim basis. The Court's opinion and order is attached hereto as Exhibit D.

          13. Seller has been advised the remediation of the cesspool at the Westbury, New York facility is not required. A copy of a letter from Nassau County Department of Health with respect to this matter is attached hereto as Exhibit E.

          14. A $550,000 payment of principal was made on the Torrance Note on June 30, 1992. $874,831.66 of accrued interest remains outstanding under the Torrance Note.

          15. Seller believes that it will be in default of certain financial covenants in the Seller Debt upon issuance of its June financial statements and receipt of a notice of an event of default from the financial institutions party to such Seller Debt.

          16. Each Licensee listed on the attached Exhibit F has not signed a consent relating to the amendment to the POP Agreement dated as of February 28, 1992.

          17. Seller may not be in compliance with several states' franchising laws as a result of Seller's potential default referenced in Item 15 of this letter.

          18. GTE Corp has developed a digital satellite transmission system capable of delivering products competitive with Seller's products at reduced cost which could lower the cost of doing business for competitors or potential competitors of Seller.

          19. The Anderson Little account referenced in Schedule 4.19(a)(ii) has been cancelled. Seller has entered into the following contracts (on the dates indicated) which involve payment to Seller in excess of $50,000 per annum:
(a) Walgreen, March 3, 1992, (b) Affiliated Foods Cooperative, Inc., May 6, 1992, (c) Dayton Hudson, June 16, 1992, (d) Carter Hawley Hale, June 30, 1992 and (e) GH Bass & Co., July 8, 1992.

MLP Operating, L.P.
August 6, 1992
Page 4


          20. The Fleet National Bank account referenced in such Schedule 4.3 will be cancelled shortly and a new contract will be executed.

          21. Sight & Sound Entertainment, Inc. ("S&S") has alleged a breach of the Termination Agreement between S&S and Seller dated July 12, 1991 and discussions between S&S and Seller are continuing.

          22. Track Records, which is listed on Schedules 4.19(a)(viii) and 4.20(d), no longer exists.

          23. Seller is the subject of sales and use tax audits being conducted by the Illinois Department of Revenue and New York Department of Finance and personal property tax audits being conducted by each of the County of Sacramento (California) and Clallam County (Washington).

MLP Operating, L.P.
August 6, 1992
Page 5


          Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Agreement.

                                             Sincerely,

                                             MUZAK LIMITED PARTNERSHIP
                                             By: FIELD/MUZAK, INC.
                                                 general partner


                                             By: [SIGNATURE ILLEGIBLE]
                                                --------------------------------
                                             Title: Vice President
                                                   -----------------------------


cc:  Rosenman & Celin
     575 Madison Avenue
     New York, New York 10022
     Attention:  Messrs. Michael Roth
                         Eric Lerner

                           MUZAK LIMITED PARTNERSHIP



                                August 20, 1992

MLP Operating, L.P.
c/o Centre Partners, L.P.
One Rockefeller Plaza
New York, New York 10020
Attention: Messrs.  Lester Pollack
                    Mark Jennings

Dear Sirs:

          Pursuant to Section 6.8 of the Asset Purchase Agreement, dated as of March 11, 1992, between Muzak Limited Partnership ("Seller"), The Field Corporation and Field/Muzak, Inc. and MLP Operating, L.P., as amended pursuant to Seller's letter dated April 22, 1992 ("First Disclosure Letter") , Amendment No. 1, dated as of June 26, 1992 and Amendment No. 2, dated as of July 31, 1992 ("Agreement"), Seller hereby makes the following Disclosures:

          (A) (1) Schedule 4.3 is amended by deleting, under the heading "A.1", the following:

          "(4) Winn-Dixie Stores, Inc. undated",
          "-- Macy's Mall of America", and
          "(11) San Francisco -- Walgreen Drug Company (Alameda), 6/11/75"

               (2) Schedule 4.3 is further amended by inserting, under the heading "'A.7", the following:

          "WNTL507    77127    006331-000    MN"

          (B)  (1)  Schedule 4.5(a) is amended by inserting, after the text in item 5, the following:

          "6. GTE Corp has developed a digital satellite transmission system capable of delivering products competitive with Seller's products at reduced cost which could lower the cost of doing business for competitors or potential competitors of Seller."

               (2) Schedule 4.5(b) is amended by deleting item (i) and inserting, in lieu thereof, the following:

          "(i) On Monday, August 17, 1992, at Seller's facility located at 25-34
               Jackson Avenue, Long Island City, New York 11101, approximately 400 square feet of roof collapsed causing damage to, among other things, tuners, amplifiers, racks, tools, test equipment, invoices and files. Seller believes damage will exceed the $25,000 deductible under the insurance which may cover the losses incurred."

               (3) Schedule 4.5(b) is amended by inserting, after the phrase next to item (v), the following:

          "Seller has awarded salary increases in the ordinary course of business to certain employees whose annual compensation is $50,000 or more."

               (4) Attachment A to Schedule 4.5(b) is amended by deleting the following:

          "Boggins, James    01/01/92     $4,900     4.3%     $119,400
           Wilson, James     01/01/92     $3,500     5.0%      $73,500"

          (C) Schedule 4.6 is amended by inserting, after item 4 inserted in such Schedule pursuant to the First Disclosure Letter, the following:

          "5. Reference is hereby made to the disclosure made in Schedule 4.22(b), paragraph 15, and such disclosure is incorporated herein."

          (D) Schedule 4.7 is amended by inserting, after the paragraph inserted in such Schedule pursuant to the First Disclosure Letter, the following:

               "Seller has received and paid a commercial rent tax audit assessment from the City of New York in the amount of $41,150.08."

          (E) Schedule 4.9(b) is amended by inserting, under the heading "A.1", the following:

          "WNTL507       77127       006331-000       MN"

          (F) Schedule 4.11 is amended by deleting items 10, 17, 18 and 32 and inserting, in lieu of item 32, the following:

          "32. Lease with respect to the rental of real property in
                     Tacoma, Washington.
               Parties: Seller and Fred Roberson
               Term: April 1, 1992, month to month
               Rent: $200/mo.
               Renewal Option: N/A
               Purchase Option: None."

          (G)  Schedule 4.17 is amended by inserting, after the text in item
(i), the following:

          "Seller has been advised that remediation of the cesspool at the Westbury, New York facility is not required. A copy of a letter from Nassau County

          Department of Health with respect to this matter was attached to the Seller's letter to Buyer dated August 6, 1992 ("Notice Letter")."

          (H) Schedule 4.18(g) is amended by inserting, after the text in item 1, the following:

               "J. Boggins"

          (I) (1) Schedule 4.19(a)(ii)1 is amended by deleting the reference to the Anderson Little account and inserting the following:

          "Walgreen dated March 3, 1992
          Affiliated Foods Cooperative, Inc. dated May 6, 1992
          Dayton Hudson dated June 16, 1992
          Carter Hawley Hale dated June 30, 1992
          GH Bass & Co. dated July 8, 1992

               (2) Schedule 4.19 (a)(viii) is amended by deleting the reference to Track Records.

               (3) Schedule 4.19(b)C is amended by deleting all the text in the right column of item 1, and inserting, in lieu thereof, the following:

                         "Soundcom TTY LTV
                         Australia
                         June 1, 1992"

          (J) (1) Schedule 4.20(a) is amended by deleting item 1, and inserting, in lieu thereof, the following:

          "1. In June, 1992, the United States District Court for the Southern District of New York ruled on the motion of the American Society of Composers, Authors and Publishers ("ASCAP") for an order fixing interim fees to be paid by Seller pending negotiation of a new license agreement. The Court ordered that the current fees paid by Seller to ASCAP be continued on an interim basis. The Court's opinion and order was attached to the Notice Letter."

               (2) Schedule 4.20(d) is amended by deleting the reference to Track Records.

          (K) Schedule 4.21 is amended by deleting item 20 and inserting, in lieu thereof, the following:

          "2O. See item 1 of Schedule 4.20(a).

          21. Seller gave notice pursuant to the Seller Debt on August 14, 1992 that it had breach a financial covenant in the Seller Debt and, upon receipt of a notice of an event of default from the financial institutions party to such Seller Debt, would be in default under such debt."

          (L) (1) Schedule 4.22 is amended by inserting, at the end of the text in item 1 under the heading "4.22(a)", the following:
                                  -------

               "2. Seller may not be in compliance with several states, franchising laws as a result of Seller's potential default referenced in item 21 of Schedule 4.2l."

               (2) Schedule 4.22 is amended by inserting, at the end of the text in item 1 under the heading "4.22(b)", the following:
                                  -------

          "Illinois Department of Revenue - Sales/Use Tax

          New York Department of Finance - Sales/Use Tax

          County of Sacramento (California) - Personal Property Tax

          Clallam County (Washington) - Personal Property Tax"

               (3) Schedule 4.22 is further amended by deleting item 12, which was inserted pursuant to the First Disclosure Letter, under the heading "4.22(b)" and inserting, in lieu thereof, the following:
 -------

               "12. On Tuesday, May 19, 1992, Seller, through its registered agent, was served with a summons and complaint captioned Charles F.
                                                                   ----------
          Cammarata v. The Fairmont Hotel and Pavilion of San Jose. et al.,
          ----------------------------------------------------------------
          including Seller as Doe Six. Mr. Cammarata seeks damages of $2,665,000. On July 2, 1992, Seller filed a General Denial. Copies of the Summons and Complaint and General Denial were attached to the Notice Letter. Defense of the claim is continuing."

               13. On April 2, 1992, Bahia Murdoch, an account executive in Seller's Tustin office, was terminated for insubordination. Through counsel, Ms. Murdoch has submitted a demand letter to Seller, claiming breach of contract and race discrimination. Seller has responded to Ms. Murdoch's demand by letter dated July 6, 1992. Copies of these letters were attached to the Notice Letter. Ms. Murdoch also submitted a claim to the Labor Commissioner of the State of California claiming that commissions due her on certain sales she made while employed by Seller were not paid. Seller believes the subject commissions are not yet payable because the sales relating thereto have not been consummated. Ms. Murdoch's claim was denied. She appealed such denial and, on August 18, 1992, the commission advised that even if she was entitled to the commissions they were, in any case, not yet payable.

               14. S&S has alleged a breach of the Termination Agreement between S&S and Seller dated July 12, 1991 and discussions between S&S and Seller are continuing.

               15. On August 17, 1992, Seller was served with Summons and Complaint captioned Wisconsin Music Network, Inc, v. Muzak Limited
                              -----------------------------------------------
          Partnership and certain related court filings.  Certain of these
          -----------
          documents are attached hereto as Exhibit A to this Schedule 4.22."

               (4) Schedule 4.22 is amended by inserting Exhibit A hereto as Exhibit A to Schedule 4.22.

          (L) Schedule 4.24 is amended by deleting the attachment thereto, in its entirety, and substituting Exhibit B hereto therefor.

          Pursuant to Section 6.8 of the Agreement, if the Closing occurs, the Disclosures made herein will be effective to cure and correct for all purposes any incorrectness or breach of any representation or warranty (whether or not material) which would have existed by reason of Seller's not having made any such Disclosure.

          Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Agreement.

                                    Sincerely,

                                    MUZAK LIMITED PARTNERSHIP

                                    [SIGNATURE ILLEGIBLE]


                                    By: /s/ Stephen J. Shumate
                                       ------------------------
                                       Title: VICE PRESIDENT


cc:  Roseman & Colin
     575 Madison Avenue
     New York, New York  10022
     Attention:  Messrs. Michael Roth
                         Eric Lerner

                  AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT
                  -------------------------------------------


     AMENDMENT NO. 1 ("Amendment") dated as of June 26, 1992, to the Asset Purchase Agreement ("Purchase Agreement"), dated as of March 11, 1992, among MUZAK LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller"), FIELD/MUZAK, INC., a Delaware corporation ("General Partner"), THE FIELD CORPORATION, a Delaware corporation ("TFC"), and MLP OPERATING, L.P., a Delaware limited partnership ("Buyer"), as amended pursuant to Section 6.8 thereof by Seller's letter dated April 22, 1992.

     WHEREAS, Seller, General Partner, TFC and Buyer (collectively, the "Parties") have entered into the Purchase Agreement, pursuant to which Buyer agreed to purchase substantially all the non-cash assets of Seller and to assume certain liabilities in connection therewith;

     WHEREAS, the Parties have agreed to reduce the cash portion of the Purchase Price, as set forth in Section 2.1 of the Purchase Agreement, from $54,950,000 to $44,950,000;


     WHEREAS, in connection with such reduction of the cash portion of the Purchase Price, the Parties have agreed that the fair market value of the assets to be transferred to Buyer in consideration of the Priority Partnership Interest is $10,000,000 rather than $5,000,000;


     WHEREAS, the Parties have agreed, in connection with such reduction of the cash portion of the Purchase Price, to amend the provisions of Section 2.5 of the Purchase Agreement relating to the Earn-Out Payment, so as to increase the maximum amount of such Earn-Out Payment from $20,000,000 to $25,000,000 and to make certain changes in the manner in which such Earn-Out Payment is to be calculated, as more fully set forth below;

     WHEREAS, the Parties have agreed that the requirement set forth in Section
5.5 of the Purchase Agreement that Buyer shall have received commitments to subscribe for at least $15,000,000 of its equity interests be reduced to a requirement that Buyer shall have received commitments to subscribe for at least $12,000,000 of its equity interests;

     WHEREAS, the Parties have agreed to modify certain limitations applicable to Seller's obligations to indemnify Buyer Group Members as set forth in Section
10.2 of the Purchase Agreement; and

     WHEREAS, the Parties have agreed to extend the deadline dates set forth in
Section 11.1 of the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, Seller, General Partner, TFC and Buyer hereby agree as follows:

          1. Unless otherwise provided herein, capitalized terms used herein shall have the meanings ascribed thereto in the Purchase Agreement, and Article, Section and clause references refer to the Articles, Sections and clauses of the Purchase Agreement.

          2. The Parties hereby agree to amend the Purchase Agreement as follows:

          A.  Purchase Price.  The first sentence of Section 2.1 is hereby
              --------------
     amended to delete the amount "$54,950,000" appearing in the third line thereof and to insert in lieu thereof the amount "$44,950,000", and the first sentence of Section 2.4(b) is hereby amended to delete the amount "$54,950,000" appearing in the fifth line thereof and to insert in lieu thereof the amount "$44,950,000".

          B.  Earn-Out Payment.  (i) Section 2.5(a) is hereby amended to read in
              ----------------
     its entirety as follows:

               "2.5.  Earn-Out.  (a)  If (x) cumulative "EBITDA" (as
                      --------
          hereinafter defined) for the period (the "Base Period") commencing on the Closing Date and ending on the fifth anniversary of the Closing Date (the "Determination Date") is equal to or greater than the aggregate of the amounts set forth in Schedule 2.5(a)(1) but is less than the aggregate of the amounts set forth in Column I of Schedule 2.5(a) or
          (y) on the occurrence of a Transfer Event (also a "Determination Date") cumulative EBITDA is "On Plan" (as hereinafter defined) as calculated pursuant to Schedule 2.5(a)(1) hereto but is not On Plan as calculated pursuant to Schedule 2.5(a) hereto, Buyer shall make a payment to Seller in the amount of FIVE MILLION DOLLARS ($5,000,000) (such payment, or such other payment as is contemplated by the next sentence of this Section 2.5(a), is hereinafter referred to, as applicable, as the "Earn-Out Payment"), which payment shall be discounted at the rate of 10% per annum for the number of months (including the month of the Determination Date) then remaining in the Base Period. If
          (x) cumulative EBITDA for the Base Period is equal to or greater than the aggregate of the amounts set forth in column I of Schedule 2.5(a), or (y) on the occurrence of a Transfer Event, cumulative EBITDA is On Plan as calculated pursuant to Schedule 2.5(a)
          hereto, Buyer shall not be required to make the payment referred to in the first sentence of this Section 2.5(a), but rather Buyer shall make an Earn-Out Payment to Seller in an amount equal to the sum (the "Sum") of (A) $11,670,000, plus (B) an amount equal to the product of (1) $13,330,000
          ----
          and (2) a fraction, the numerator of which shall be the amount, if any, by which cumulative EBITDA for the period from the Closing Date until the Determination Date exceeds the aggregate of the amounts in column I of Schedule 2.5(a) for such period, and the denominator of which shall be the difference between the aggregate of the amounts in column I and column II of Schedule 2.5(a) for the period from the Closing Date until the Determination Date, which Sum shall be discounted with respect to the first $5,000,000 thereof at the rate of 10% per annum for the number of months (including the month of the Determination Date) then remaining in the Base Period and which Sum shall be discounted with respect to the balance thereof in excess of said $5,000,000 at the rate of 25% per annum for the number of months (including the month of the Determination Date) then remaining in the Base Period; provided, that, the Earn-
                                             --------  ----
          Out Payment shall in no event exceed $25,000,000;"

               (ii) Section 2.5(c)(3) is hereby amended to read in its entirety as follows:

               "(3) cumulative EBITDA shall be deemed to be "On Plan" at any date if cumulative EBITDA as of such date shall equal or exceed the aggregate of the amounts set forth (i) in
          Schedule 2.5(a)(1) for purposes of the calculations contemplated by the first sentence of Section 2.5(a) for the period from the Closing Date to the end of the month prior to such date and (ii) in Column I of Schedule 2.5(a) for purposes of the calculations contemplated by the second sentence of Section 2.5(a) for the period from the Closing Date to the end of the month prior to such date; provided,
                                                           --------
          that for purposes of this Section 2.5, if cumulative EBITDA at any date following the Closing Date shall be On Plan as calculated pursuant to both Schedule 2.5(a)(1) and Schedule 2.5(a), the provisions of the second sentence of Section 2.5(a) shall control for purposes of calculating the Earn-Out Payment, and the parties hereby acknowledge and agree that under no circumstances will the Earn Out Payment be calculated under both the first and second sentences of Section 2.5(a); and"

          C.  Schedules 2.5(a)(1) and 2.5(a).  A new Schedule 2.5(a)(1) is
              ------------------------------
     hereby added to the Purchase Agreement to read in its entirety as set forth in Exhibit 1 hereto. Schedule 2.5(a) to the Purchase Agreement is hereby deleted therefrom and a new Schedule 2.5(a) is hereby added to the Purchase Agreement to read in its entirety as set forth in Exhibit 2 hereto.


          D.  Priority Partnership Interest. The first sentence of Section
              -----------------------------
     7.14 is hereby amended to delete the amount "$5,000,000" appearing in the fifth and 21st lines thereof and to insert in lieu thereof in each case the amount "$10,000,000". The form of the Amended Partnership Agreement annexed as Exhibit E to the Purchase Agreement, as referred to in Section 7.21, is hereby amended as follows:


               (i)  the definition of "Agreed Value" set forth in
     Article I is hereby amended to delete the phrase "Five Million Dollars ($5,000,000)" appearing in the eighth line thereof and to insert in lieu thereof the phrase "Ten Million Dollars
     ($10,000,000)";


               (ii) the definition of "Class C Liquidation Preference" set forth in Article I is hereby amended to delete the phrase "Five Million Dollars ($5,000,000)" appearing in the third line thereof and to insert in lieu thereof the phrase "Ten Million Dollars ($10,000,000)"; and


               (iii) the definition of "Net Agreed Value" set forth in Article I is hereby amended to delete the phrase "Five Million Dollars ($5,000,000)" in the fifth line thereof and to insert in lieu thereof the phrase "Ten Million Dollars ($10,000,000)".

          E.  Buyer Equity Commitment.  The first sentence of Section
              -----------------------
     5.5 is hereby amended to delete the amount "$15,000,000" appearing in the second line thereof and to insert in lieu thereof the amount "$12,000,000".

          F.  Indemnification.  The first sentence of Section 10.4 is
              ---------------
     hereby amended to delete the amount "$17,000,000" appearing in the 21st line thereof and to insert in lieu thereof the amount "$7,000,000".

          G.  Closing Date.  The first sentence of Section 11.1 is
              ------------
     hereby amended (i) to delete the phrase "April 30, 1992" appearing in the 7th, 13th and 14th lines of said Section 11.1 and to insert in lieu thereof in each case the phrase "June 30, 1992", (ii) to delete the phrase "June 30, 1992" appearing in the 8th and 22nd lines of said Section 11.1 and to insert in lieu thereof the phrase "July 31, 1992" and (iii) to insert the following phrase after the word "parties" in the 22nd line thereof: "provided, that, following an extension of the
               --------  ----
     Termination Date to July 31, 1992, Buyer may further extend such Termination Date to August 31, 1992 by delivering to Seller on or prior to July 31, 1992 (but not earlier than July 24, 1992) the following certificates, each of which shall be dated not earlier than July 24, 1992: (A) a certificate signed on behalf of Buyer by a duly authorized officer of MLP Acquisition notifying Seller that Buyer has elected to extend the Termination Date to August 31, 1992 and setting forth the following: (1) a statement that Buyer is continuing to take action in good faith to cause fulfillment of the conditions to Closing as soon as practicable,
     (2) a statement to the effect that Buyer has reason to believe that one or more of the conditions to Closing set forth in
     Article VIII is not likely to be met as of July 31, 1992 and identifying such condition(s) and (3) a statement to the effect that, as of the date of such certificate, Buyer is not aware of any facts or circumstances that would cause the nonfulfillment as of such date of the condition set forth in Section 8.2 if such date were the Closing Date (or, if Buyer is aware of any such facts or circumstances, describing same in reasonable detail and setting forth Buyer's agreement to waive any nonfulfillment as of the actual Closing Date of any condition set forth in Section 8.2 based on the existence of such facts or circumstances or based on any related qualification of the officer's certificates required to be delivered by Seller pursuant to such Section, as well as a waiver of the right of Buyer to terminate the Agreement pursuant to Section 11.1(c) based on such facts or circumstances); and (B) a separate certificate from each of Centre Partners L.P., Music Holdings Corp., MLP Acquisition, Centre Capital Investors L.P., Barclays Bank PLC ("Barclays") and Union Bank of Switzerland ("UBS") (each a "Financing Person"), signed by a duly authorized officer of such Financing Person, setting forth: (1) a statement to the effect that the termination date for such Financing Person's financing commitment(s) described in Section 5.5 has been extended to at least August 31, 1992, and, (2) a statement to the effect that, as of the date of such certificate, such

     Financing Person is not aware of any facts or circumstances relating to the progress of the Seller's in-store marketing program developed on behalf of The Fleming Companies Inc. and such Financing Person (other than UBS and Barclays) is not aware, and in the case of UBS and Barclays, without independent inquiry is not aware, of any facts and circumstances that would cause the nonfulfillment as of such date of the conditions set forth in
     Section 8.2 if such date were the Closing Date, in each case that would cause the nonfulfillment as of such date of any of the conditions to the financing obligations of such Financing Person if such date were the Closing Date (or, if such Financing Person is aware of any such facts or circumstances, describing same in reasonable detail and agreeing to waive any nonfulfillment as of the actual Closing Date of any such condition based on the existence of such facts or circumstances), and in such event the Termination Date shall be no later than August 31, 1992 unless otherwise agreed by the parties;".

     3.  Seller Authority; Enforceability.  Each of Seller, General Partner (on
         --------------------------------
behalf of Seller and itself) and TFC has the partnership power and authority to execute, deliver and perform this Amendment. The execution, delivery and performance of this Amendment by each of Seller, General Partner (on behalf of Seller and itself) and TFC has been duly authorized and approved by all requisite corporate and partnership action, as applicable. This Amendment has been duly authorized, executed and delivered by each of Seller, General Partner (on behalf of Seller and itself) and TFC and is the legal, valid and binding obligation of each of Seller, General Partner and TFC, enforceable in accordance with its terms.

     4.  Buyer Authority; Enforceability.  Buyer has full power and authority to
         -------------------------------
execute, deliver and perform this Amendment. The execution, delivery and performance of this Amendment by Buyer has been duly authorized and approved by all requisite partnership action. This Amendment has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

     5.  Purchase Agreement.  Except as specifically set forth herein, the
         ------------------
Purchase Agreement shall remain in full force and effect. On and after the date hereof, each reference in the Purchase Agreement to "this Agreement", "the Purchase Agreement", "hereunder", "hereof", or words of like import referring to the Purchase Agreement, and each reference in every other Seller Ancillary Agreement or Buyer Ancillary Agreement to the "Purchase Agreement", "thereunder", "thereof", or other words of like import referring to the Purchase Agreement, shall mean the Purchase Agreement as amended by this Amendment. Notwithstanding this Amendment, each reference in the Purchase Agreement to "the date hereof" or to "the date of this Agreement" shall be deemed to refer to March 11, 1992 and not to the date of this Amendment.

     6.  Counterparts.  This Amendment may be executed in one or more
         ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     7.  Entire Agreement; Amendments.  This Amendment and the Exhibit referred
         ----------------------------
to herein, together with the Purchase Agreement, contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements or understandings between or among any of the parties hereto, including the letter of intent (the "Letter of Intent") dated December 20, 1991 among Seller, TFC and CCI, as amended, the Confidentiality Agreement (which shall survive any termination of this Agreement) and any disclosure made or omitted pursuant to the Private and Confidential Muzak Limited Partnership Review Document dated July 1991 delivered to Buyer with respect to the Business, as to which no representation or warranty is made. This Amendment shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

     8.  Governing Law.  This Amendment shall be governed by and construed in
         -------------
accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.


MUZAK LIMITED PARTNERSHIP           MLP OPERATING, L.P.

By:  FIELD/MUZAK, INC.              By:  MLP ACQUISITION, L.P.
       General Partner                   Managing General Partner

                                    By:  MUSIC HOLDINGS CORP.
By: [SIGNATURE ILLEGIBLE]                General Partner
   -----------------------
     Title:  Vice President
             and Treasurer

                                    By: [SIGNATURE ILLIGIBLE]
                                       --------------------------
FIELD/MUZAK, INC.                       Title:


By: [SIGNATURE ILLEGIBLE]
   ---------------------------
     Title:  Vice President
             and Treasurer


THE FIELD CORPORATION


By: [SIGNATURE ILLEGIBLE]
   ---------------------------
     Title:  Vice President
             and Treasurer

                  AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT
                  -------------------------------------------


     AMENDMENT NO. 2 ("Amendment") dated July 31, 1992, to the Asset Purchase Agreement, dated as of March 11, 1992, among MUZAK LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller"), FIELD/MUZAK, INC., a Delaware corporation ("General Partner"), THE FIELD CORPORATION, a Delaware corporation ("TFC"), and MLP OPERATING, L.P., a Delaware limited partnership ("Buyer"), as amended pursuant to Section 6.8 thereof by Seller's letter dated April 22, 1992, and as further amended by Amendment No. 1 thereto, dated as of June 26, 1992 ("Purchase Agreement").

     WHEREAS, Seller, General Partner, TFC and Buyer (collectively, the "Parties") have entered into the Purchase Agreement, pursuant to which Buyer agreed to purchase substantially all the non-cash assets of Seller and to assume certain liabilities in connection therewith;

     WHEREAS, the Parties have agreed to reduce the cash portion of the Purchase Price, as set forth in Section 2.1 of the Purchase Agreement, from $44,950,000 to $43,450,000;


     WHEREAS, in connection with such reduction of the cash portion of the Purchase Price, the Parties have agreed that the fair market value of the assets to be transferred to Buyer in consideration of the Priority Partnership Interest is $8,000,000 rather than $10,000,000;


     WHEREAS, the Parties have agreed, in connection with such reduction of the cash portion of the Purchase Price, to amend the provisions of Section 2.5 of the Purchase Agreement relating to the Earn-Out Payment to make certain changes in the manner in which such Earn-Out Payment is to be calculated, as more fully set forth below, and to limit the maximum amount of such Earn-Out Payment to $24,000,000;

     WHEREAS, concurrently with the execution hereof Buyer has delivered to Seller Buyer's notification of the extension of the Termination Date pursuant to
Section 11.1 of the Purchase Agreement (as modified by Section 2.E. hereof) to August 31, 1992;

     WHEREAS, the Parties have agreed to (i) amend the definition of "Assumed Liabilities" as set forth in Section 1.3 of the Purchase Agreement so as to exclude therefrom Buyer's assumption of Seller's liability and obligation for the June 30, 1992 payment made by Seller in respect of the Torrance Note and
(ii) amend the definition of "Excluded Liabilities" as set forth in Section 1.4 of the Purchase Agreement so as to include therein Seller's retention of the liabilities and obligations for the June 30, 1992 payment made by Seller in respect of the Torrance Note; and

     WHEREAS, the Parties have agreed to modify certain limitations applicable to Seller's obligations to indemnify Buyer Group members as set forth in Section
10.2 of the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, Seller, General Partner, TFC and Buyer hereby agree as follows:

          1. Unless otherwise provided herein, capitalized terms used herein shall have the meanings ascribed thereto in the Purchase Agreement, and Article, Section and clause references refer to the Articles, Sections and clauses of the Purchase Agreement.

          2. The Parties hereby agree to amend the Purchase Agreement as follows:

          A.  Purchase Price.  The first sentence of Section 2.1 is
              --------------
     hereby amended to delete the amount "$44,950,000" appearing in the third line thereof and to insert in lieu thereof the amount "$43,450,000", and the first sentence of Section 2.4(b) is hereby amended to delete the amount "$44,950,000" appearing in the fifth line thereof and to insert in lieu thereof the amount "$43,450,000".

          B.  Torrance Note.  (i)  Section 1.3(ii) is hereby amended
              -------------
     to add the following phrase after the word "Note" appearing in the fourth line thereof:

          "(other than Seller's liabilities and obligations for the payment of the $550,000 June 30, 1992 installment (the "Excluded Installment") in respect of the Torrance Note);

               (ii) Section 1.4 is hereby amended to delete the word "and" at the end of subsection (v) thereof, to add the word "and" at the end of subsection (vi) thereof, and to add a new subsection "(vii)" thereto to read in its entirety as follows:

               "(vii) liabilities and obligations relating solely to payment of the Excluded Installment."

               (iii) Section 2.3(c) is hereby amended to delete the amount "2,865,000" from the second, fourth, fifth and seventh lines thereof, and to insert in lieu thereof the amount
     "3,415,000".

          C. Earn-Out Payment. The second sentence of Section 2.5(a) is hereby amended to (i) delete the amount "$11,670,000" appearing in the twelfth line thereof and to insert in lieu thereof the amount "$12,000,000", (ii) delete the amount "$13,330,000" appearing in the thirteenth line thereof and to insert in lieu thereof the amount "$12,000,000", and (iii) delete the amount "$25,000,000" appearing in the last line thereof and to insert in lieu thereof the amount "$24,000,000".

          D.  Indemnification.  The first sentence of Section 10.4 is
              ---------------
     hereby amended to delete the amount "$7,000,000" appearing in the 21st line thereof and to insert in lieu thereof the amount
     "$5,500,000".

          E.  Termination Date.  The Parties acknowledge and agree
              ----------------
     that notwithstanding anything to the contrary set forth in
     Section 11.1 of the Purchase Agreement, pursuant to Buyer's notification delivered to Seller concurrently with the execution hereof (which notification is attached as Exhibit 1 hereto), accompanied by the letters of Union Bank of Switzerland, New York Branch, and of Barclays Bank PLC delivered to Seller concurrently with the execution hereof (which letters are attached as Exhibit 2 hereto), the Termination Date has been extended to August 31, 1992 and Seller, General Partner and TFC hereby waive the requirements of subclauses (A) and (B) of the second proviso to the first sentence of Section 11.1


          F. Priority Partnership Interest. The first sentence of Section 7.14
             -----------------------------
     is hereby amended to delete the amount "$10,000,000" appearing in the fifth and 21st lines thereof and to insert in lieu thereof in each case the amount "$8,000,000". The form of the Amended Partnership Agreement annexed as Exhibit E to the Purchase Agreement, as referred to in Section 7.21, is hereby amended as follows:


               (i)  the definition of "Agreed Value" set forth in
     Article I is hereby amended to delete the phrase "Ten Million Dollars ($10,000,000)" appearing in the eighth line thereof and to insert in lieu thereof the phrase "Eight Million Dollars ($8,000,000)";


               (ii) the definition of "Class C Liquidation Preference" set forth in Article I is hereby amended to delete the phrase "Ten Million Dollars ($10,000,000)" appearing in the third line thereof and to insert in lieu thereof the phrase "Eight Million Dollars ($8,000,000)"; and


               (iii) the definition of "Net Agreed Value" set forth in Article I is hereby amended to delete the phrase "Ten Million Dollars ($10,000,000)" in the fifth line thereof and to insert in lieu thereof the phrase "Eight Million Dollars ($8,000,000)".

          G.  Non Compete.  The Parties agree that the aggregate consideration
              -----------
     to be reflected on Schedule 1 to the Non-Competition Agreement shall be $50,000.00.

          H.  Additional Covenant.  A new Section 7.31 shall be added to Article
              -------------------
     VII of the Agreement to read in its entirety as follows:

          "7.31  Tax Matters.  The Parties have heretofore discussed and
                 -----------
     considered Seller's contributing certain assets located in the States of California, New York and Washington to one or more subsidiary partnerships to be owned by Seller and/or an Affiliate of Seller and transferring 100 percent of the partnership interests in such partnerships and the equity of such Affiliate to Buyer and/or its designee as part of the Closing. The Parties shall negotiate in good faith a reasonable resolution of the issues relating to the implementation of the foregoing transactions prior to Closing, provided however that Seller shall not be entitled to refuse to
              -------- -------
     Close and/or terminate this Agreement as a result of failure by the Parties to reach such resolution as a result of disputes relating to the reasonableness of the tax reporting position to be taken in any such state with respect to such transactions unless (i) Seller shall have delivered to
                                       ------
     Buyer letters from each of Arthur Andersen & Co. and Sidley & Austin (or other counsel reasonably acceptable to Buyer) with respect to each such state to the effect that the tax reporting position to be taken in each such state regarding such transactions is reasonable and (ii)
                                                          ---
     notwithstanding receipt of such letters, Buyer nevertheless refuses to implement such transactions in such state or Buyer otherwise does not agree to make Seller economically whole at Closing for the tax effect that would have been realized had such transactions been effected in such state.
     Buyer and Seller agree to share equally the costs of obtaining such letters."

     3.  Seller Authority; Enforceability.  Each of Seller, General Partner (on
         --------------------------------
behalf of Seller and itself) and TFC has the partnership power and authority to execute, deliver and perform this Amendment. The execution, delivery and performance of this Amendment by each of Seller, General Partner (on behalf of Seller and itself) and TFC has been duly authorized and approved by all requisite corporate and partnership action, as applicable. This Amendment has been duly authorized, executed and delivered by each of Seller, General Partner (on behalf of Seller and itself) and TFC and is the legal, valid and binding obligation of each of Seller, General Partner and TFC, enforceable in accordance with its terms.

     4.  Buyer Authority; Enforceability.  Buyer has full power and authority to
         -------------------------------
execute, deliver and perform this Amendment. The execution, delivery and performance of this Amendment by Buyer has been duly authorized and approved by all requisite partnership action. This Amendment has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

     5.  Purchase Agreement.  Except as specifically set forth herein, the
         ------------------
Purchase Agreement shall remain in full force and effect. On and after the date hereof, each reference in the Purchase Agreement to "this Agreement", "the Purchase Agreement", "hereunder", "hereof", or words of like import referring to the Purchase Agreement, and each reference in every other Seller Ancillary Agreement or Buyer Ancillary Agreement to the "Purchase Agreement", "thereunder", "thereof", or other words of like import referring to the Purchase Agreement, shall mean the Purchase Agreement as amended by this Amendment. Notwithstanding this Amendment, each reference in the Purchase Agreement to "the date hereof" or to "the date of this Agreement" shall be deemed to refer to March 11, 1992 and not to the date of this Amendment.

     6.  Counterparts.  This Amendment may be executed in one or more
         ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     7.  Entire Agreement; Amendments.  This Amendment and the Exhibit referred
         ----------------------------
to herein, together with the Purchase Agreement, contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements or understandings between or among any of the parties hereto, including the letter of intent (the "Letter of Intent") dated December 20, 1991 among Seller, TFC and CCI, as amended, the Confidentiality Agreement (which shall survive any termination of this Agreement) and any disclosure made or omitted pursuant to the Private and Confidential Muzak Limited Partnership Review Document dated July 1991 delivered to Buyer with respect to the Business, as to which no representation or warranty is made.

This Amendment shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

     8.  Governing Law.  This Amendment shall be governed by and construed in
         -------------
accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.


MUZAK LIMITED PARTNERSHIP                         MLP OPERATING, L.P.

By:  FIELD/MUZAK, INC.                            By:  MLP ACQUISITION, L.P.
       General Partner                                 Managing General Partner

                                                  By:  MUSIC HOLDINGS CORP.
By:_________________________                           General Partner
     Title:

                                                     /s/ Mark E. Jennings
                                                  By:---------------------------
FIELD/MUZAK, INC.                                      Title: Vice President


By:_________________________
     Title:


THE FIELD CORPORATION


By:_________________________
     Title:

This Amendment shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

     8.  Governing Law.  This Amendment shall be governed by and construed in
         -------------
accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.


MUZAK LIMITED PARTNERSHIP                         MLP OPERATING, L.P.

By:  FIELD/MUZAK, INC.                            By:  MLP ACQUISITION, L.P.
       General Partner                                 Managing General Partner

   /s/ Ronald J. Smith                            By:  MUSIC HOLDINGS CORP.
By:-------------------------                           General Partner
     Title: Vice President

                                                  By:___________________________
FIELD/MUZAK, INC.                                      Title:

   /s/ Ronald J. Smith
By:-------------------------
     Title: Vice President


THE FIELD CORPORATION

   /s/ Ronald J. Smith
By:-------------------------
     Title: Vice President

                  Amendment No. 3 To Asset Purchase Agreement
                  -------------------------------------------

     AMENDMENT NO. 3 ("Amendment") dated as of August 26, 1992, to the Asset Purchase Agreement ("Purchase Agreement") dated as of March 11, 1992, among Muzak Limited Partnership, a Delaware limited partnership ("Seller"), Field/Muzak, Inc., a Delaware corporation ("General Partner"), The Field Corporation, a Delaware corporation ("TFC"), and MLP Operating, L.P., a Delaware limited partnership ("Buyer"), as amended pursuant to Section 6.8 thereof by Seller's letters dated April 22, 1992 and August 20, 1992, and as further amended by Amendment No. 1 thereto dated as of June 26, 1992 and Amendment No. 2 thereto dated July 31, 1992 ("Purchase Agreement"), and solely for the purposes of Sections 2.A, 2.G(a) and 2.V of this Amendment, Muzak Investment Partners, L.P., a limited partnership organized under the laws of Delaware ("MIP"), and solely for the purposes of Sections 2.U and 3 of this Amendment, MLP Communications Company, a general partnership formed under the laws of the State of Washington (the "FCC Partnership").

     WHEREAS, Seller, General Partner, TFC and Buyer (collectively, the "Parties") have entered into the Purchase Agreement, pursuant to which Buyer agreed to purchase substantially all the non-cash assets of Seller and to assume certain liabilities in connection therewith;

     WHEREAS, in order to facilitate the transactions contemplated by the Purchase Agreement, the Parties desire to amend the Purchase Agreement to reflect, among other things, (i) the Transfer of certain of the Purchased Assets from Seller to certain general partnerships owned by Seller and Melody, Inc. of Delaware ("Corporate Partner"), a Delaware corporation and a wholly owned subsidiary of Seller; particularly, concurrently with the execution hereof Seller is Transferring the Purchased Assets identified in Exhibit A hereto (the "Specified Assets") to the respective partnerships set forth in Exhibit A hereto (the "Subsidiary Partnerships") pursuant to the respective Transfer Agreements referenced in Item 2 of Exhibit A hereto (the "Transfer Agreements") and (ii) the Transfer by Seller to MIP of Seller's general partnership interests (the "California GP Interests") in Melody California Partnership and the subsequent Transfer at Closing by MIP to Buyer of the California GP Interests pursuant to the transfer agreement referenced in Item 3 of Exhibit A hereto (the "GP Transfer Agreement");

     WHEREAS, Seller owns all of the outstanding shares (the "Shares") of common stock, par value $.01 per share, of the Corporate Partner;

     WHEREAS, Seller and Corporate Partner own all of the general partner interests (the "GP Interests") in each of the Subsidiary Partnerships, in the respective percentages set forth in Exhibit A hereto and for the capital contributions set forth in said

Exhibit A (being the Specified Assets in the case of Seller and being cash in the case of the Corporate Partner) and pursuant to the respective Partnership Agreements of each Subsidiary Partnership referenced in Exhibit A hereto;

     WHEREAS, in connection with the foregoing Transfer of Specified Assets to the Subsidiary Partnerships, Seller desires to Transfer to Buyer, and Buyer desires to purchase from Seller, the GP Interests and the Shares owned by Seller and to purchase from MIP the California GP Interests to be owned by MIP;

     WHEREAS, the Parties further desire to amend the Purchase Agreement to reflect the Transfer by Seller to the FCC Partnership, all of the general partner interests of which are owned by MLP Acquisition and the Administrative General Partner in the respective percentages set forth in Exhibit B hereto, of the Purchased Assets set forth in Exhibit B hereto (the "FCC Assets"), other than the "Applications" identified in Section C. of said Exhibit B;

     WHEREAS, the Parties desire to amend the Purchase Agreement to replace the form of Management Option Plan set forth in Schedule 5.5 to the Purchase Agreement with the form of Management Option Plan attached as Exhibit E hereto and to supplement, amend and modify certain of the other items included in said
Schedule 5.5; and

     WHEREAS, the Parties desire to implement certain modifications to clarify the methodology for the calculation of the Closing Payment, the Earn-Out Payment and certain other payments to be made to Seller and/or Buyer so as to accommodate the Closing occurring on September 4, 1992.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Parties hereby agree as follows:

     1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement, and Article, Section and clause references refer to the Articles, Sections and clauses of the Purchase Agreement.

     2.  The Parties hereby agree to amend the Purchase Agreement as follows:

          A. The GP Interests and the Shares owned by Seller and the California GP Interests to be owned by MIP shall be included as "Purchased Assets" for all purposes of the Purchase Agreement and the term "Business" shall for all purposes include the Specified Assets, cash and operations of the Subsidiary Partnerships and Corporate Partner (it being understood that such Specified Assets and cash are not being directly Transferred to Buyer by Seller, and it being further understood that nothing herein shall derogate from Buyer's and Seller's respective obligations under Section 1.7 of the Purchase Agreement). In this regard, but not in limitation of the foregoing, (i) the first "WHEREAS" clause of the Purchase Agreement is hereby amended to add the phrase "directly and indirectly through the Subsidiary Partnerships" after the word "Seller" in the first line thereof;

(ii) Section 1.1 of the Purchase Agreement is hereby amended as follows: the phrase ", and in the case of the California GP Interests, MIP shall Transfer to Buyer, and Buyer shall purchase and acquire from MIP the California GP Interests" shall be added after the word "Seller" in the sixth line of said
Section 1.1; (iii) the phrase ", and in the case of the California GP Interests, all of MIP's right, title and interest," shall be added after the word "Seller's" in the eighth and fifteenth lines of said Section 1.1; (iv) the phrase "and in the case of the California GP Interests by MIP" shall be added after the word "Seller" in the eleventh line of said Section 1.1; and (v) the word "and" at the end of clause (xx) shall be deleted, a new clause (xxi) shall be added to read in its entirety as follows: "the GP Interests and the Shares owned by Seller and the California GP Interests to be owned by MIP, and", clause "(xxi)" shall be renumbered as clause "(xxii)" and "(xxi)" shall be substituted for the last roman numeral (i.e., "(xx)") in such clause.
                            ----

          B. For all intents and purposes of the Purchase Agreement, all references to the Transfer of Purchased Assets to Buyer shall, to the extent applicable to the FCC Assets, mean the transfer thereof to the FCC Partnership, and all references to Assumed Liabilities to be assumed by Buyer shall, to the extent applicable to the FCC Assets, mean assumption thereof by the FCC Partnership. In this regard, but not in limitation of the foregoing, the phrase "or, in the case of the "FCC Assets" (as defined in Schedule 7.29 hereto), to the FCC Partnership" shall be added after the word "Buyer" in the fifth line of
Section 1.1 of the Purchase Agreement, and the phrase ", or in the case of the FCC Assets, the FCC Partnership" shall be added after the word "Buyer" in the sixth line of said Section 1.1.

          C. Section 2.5(d)(i) is hereby amended to add the phrase "or to secure the "Specified Debt" (as such term is defined in the Amended Partnership Agreement)" after the word "business" in the third line thereof. Section 2.5(d)(v) is hereby amended (i) to add the phrase "Unless Seller or the holders of the Earn-Out Note consent thereto," before the word "Buyer" in the first line thereof, (ii) to add the phrase "(which for purposes of this sentence only shall include the "Put/Call Units", as such term is defined in the Amended Partnership Agreement)" after the word "interests" in the fourth line thereof, (iii) to add the phrase ", including for these purposes options issuable under the Management Option Plan" after the word "Date" in the ninth line thereof, (iv) to add the phrase "and (z) distributions by any Subsidiary to the Buyer" after the reference "(y)" in the last line of said first sentence, and (v) to add the phrase "(or their Affiliates)" after the word "financing" in the 13th line of the second sentence thereof and to add the phrase ", including without limitation the Put/Call Units and/or securities contemplated by Section 11.01
(f) of the Amended Partnership Agreement pursuant to the conversion and issuance provisions thereof" after the word "thereof" in the last line of the second sentence thereof.

          D. Section 1.3 is hereby amended to delete the word "and" at the end of clause (viii) thereof, to renumber existing clause "(ix)" as clause "(x)", and to add a new clause (ix) to read in its entirety as follows: "(ix) liabilities and obligations of the Subsidiary Partnerships and/or of the Corporate Partner arising or accruing from and after the Closing Date other than sales, use or other similar Taxes to the extent provided in Section 1.7."

          E. Section 1.4 is hereby amended to delete the word "and" at the end of clause (v) thereof, to renumber existing clause "(vi)" as clause "(vii)", and to add a new clause (vi) to read in its entirety as follows: "(vi) liabilities and obligations of the Subsidiary Partnerships and/or of the Corporate Partner arising or accruing prior to the Closing Date other than sales, use or other similar Taxes to the extent provided in Section 1.7."

          F. (a) The phrase "and, if applicable to the FCC Assets, the FCC Partnership" shall be added after the word "Buyer" in the fourth line of Section 1.3, and in each place such word appears in Sections 1.5 and 1.6.

              (b) Section 1.7 is hereby amended (i) to add the word "similar" after the word "other" in the third line thereof and (ii) to add the following sentence after the first sentence thereof: "Seller, on the one hand, and Buyer, on the other hand, also shall each be responsible for one-half (1/2) of all sales, use or other similar Taxes imposed on the Seller's contribution of the Specified Assets to the respective Subsidiary Partnerships or on a liquidating distribution of the Specified Assets by the respective Subsidiary Partnerships to the partners therein."

          G. (a) Seller and MIP hereby request, and Buyer hereby agrees, that the portion of the Purchase Price allocable pursuant to Section 2.2. to the California GP Interests (which portion shall be equal to the amount of the capital contribution made by Seller therefor as set forth in Exhibit A hereto) payable to MIP as consideration for MIP's Transfer thereof to Buyer shall be paid by Buyer directly to Seller's account as designated in the wire transfer instructions delivered to Buyer by Seller pursuant hereto and Seller hereby agrees to promptly deliver such portion of the Purchase Price to MIP.

              (b) For all purposes of Sections 2.3 and 2.4 of the Purchase Agreement, all calculations made pursuant to said sections will be prepared on a consolidated basis (i) prior to the Closing Date, treating the Specified Assets and cash of the Corporate Partner and the Subsidiary Partnerships as if directly owned by Seller, and as of and following the Closing Date, treating the Specified Assets and cash of the Corporate Partner and the

Subsidiary Partnerships as if directly owned by Buyer, and (ii) as of and following the Closing Date, treating the FCC Partnership as if wholly owned by Buyer and the FCC Assets as if directly wholly owned by Buyer, in each case contemplated by this clause (ii) without regard to the interests therein of MLP Acquisition and the Administrative General Partner.

              (c) Notwithstanding anything in the Agreement to the contrary, the Purchase Price shall be increased by an amount equal to all cash of the Corporate Partner and the Subsidiary Partnerships owned by such entities at the Closing. In this regard, (i) Section 2.3(b) is hereby amended to add the phrase "and any cash of the Corporate Partner and the Subsidiary Partnerships owned by such entities at the Closing shall be reflected as assets on the Closing Date Balance Sheet" after the word "Sheet" appearing in the last line of said Section 2.3(b) and (ii) Section 2.4(a) is hereby amended to add the phrase "and any cash of the Corporate Partner and the Subsidiary Partnerships owned by such entities at the Closing shall be reflected as assets on the Estimated Balance Sheet" after the word "Sheet" appearing in the last line of said Section 2.4(a).

          H.  Section 3.2 is hereby amended as follows:

              a. The word "and" shall be deleted from the end of clause (r) and a new clause (t) shall be added as follows: "(t) documentation evidencing the Transfer to Buyer of all of the GP Interests (including, without limitation, the California GP Interests), and stock certificates evidencing the Shares together with stock transfer powers executed in blank";

              b. A new clause "(u)" shall be added as follows: "(u) certified copies of the resolutions of the Board of Directors of Corporate Partner in connection with the matters contemplated hereby to be performed by it, a certificate of legal existence, good standing and tax good standing of the Corporate Partner issued as of a recent date by the Secretary of State of the State of Delaware, certificates of good standing and tax good standing of each jurisdiction in which Corporate Partner is qualified to transact business, and incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Corporate Partner executing any agreement contemplated hereby to be executed by it"; and

              c. A new clause "(v)" shall be added as follows: "(v) official evidence of legal existence and related matters of each Subsidiary Partnership issued as of a recent date with respect to each respective jurisdiction of formation of each Subsidiary Partnership; executed copies of the Partnership Agreement of each Subsidiary Partnership and the Transfer Agreement relating to the Transfer of Specified Assets to each Subsidiary Partnership and the Transfer Agreement relating to the Transfer of the California GP

Interests to MIP in each case certified by the President or Vice President of General Partner on behalf of Seller as being a true, correct and complete copy of the applicable agreement, and stating that each such agreement is in full force and effect as at the Closing and that there are no other agreements or arrangements relating to the Subsidiary Partnership and/or the Specified Assets and/or the California GP Interests to which Seller, MIP, Corporate Partner or any of the Subsidiary Partnerships are party or by which any of their assets are bound that have not been previously disclosed to Buyer."

          I.  Section 3.3 is hereby amended as follows:

              a. The word "and" shall be deleted from the end of clause (h), clause (i) shall be renumbered as clause "(k)" and new clauses "(i)" and "(j)" shall be added as follows:

              "(i) certified copies of the resolutions of the Board of Directors of the Administrative General Partner in connection with the matters contemplated hereby to be performed by it, a certificate of legal existence, good standing and tax good standing of the Administrative General Partner issued as of a recent date by the Secretary of State of the State of Delaware and incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Administrative General Partner executing any agreement contemplated hereby to be executed by it."

              "(j) official evidence of legal existence and related matters of the FCC Partnership issued as of a recent date with respect to the jurisdiction of formation of the FCC Partnership and certificates of good standing and tax good standing of each jurisdiction in which the FCC Partnership is qualified to transact business and incumbency and specimen signature certificates dated the Closing Date with respect to the officers and/or partners of the FCC Partnership executing any agreement contemplated hereby to be executed by it."

          J. Section 4.2 is hereby amended and restated in its entirety to provide as follows:

          "4.2.  SUBSIDIARIES AND INVESTMENTS.  Except for Marketable
                 ----------------------------
     Securities, the German Licensee Shares, the GP Interests owned by Seller as set forth in Schedule 4.36 hereto and the Shares, Seller does not own, directly or indirectly, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity."

          K. The first sentence of paragraph (b) of Section 4.5 is hereby amended and restated in its entirety to provide as follows: "Except (x) as set forth in Schedule 4.5(b), (y) for the Transfer of the Specified Assets to the Subsidiary Partnerships as set forth in Schedule 4.36 and (z) the subscription for and additional contributions in respect of the Shares, since the October Balance Sheet Date Seller has conducted the Business only in the ordinary course."

          L. For all intents and purposes of Sections 4.5(b), 4.13 and 4.19, all references to the "Business" and/or the "Purchased Assets", shall, to the extent applicable to the Specified Assets, also mean and include the Specified Assets. In this regard, but not in limitation of the foregoing, the phrase "and, in the case of the Specified Assets, the applicable Subsidiary Partnership" shall be added after the word "Seller" (i) in the second sentence of Section 4.5(b), (ii) in the second line of Section 4.13 and (iii) in each place such word appears in Section 4.19.

          M. The first sentence of paragraph (a) of Section 4.19 is hereby amended to add the following clause after the parentheses in the sixth line thereof: "and for matters related to the Transfer of the Specified Assets to the Subsidiary Partnerships as set forth in Schedule 4.36 hereto and the Transfer of the California GP Interests to MIP".

          N. The first line of Section 4.25 is hereby amended to add the following clause after the words "Schedule 4.25" therein: "and for matters related to the Transfer of the Specified Assets to the Subsidiary Partnerships as set forth in Schedule 4.36 hereto and the Transfer of the California GP Interests to MIP".

          O. Article IV of the Purchase Agreement is hereby amended by adding the following representations and warranties:

              a.  "4.33.  ORGANIZATION OF SUBSIDIARY PARTNERSHIPS, CORPORATE
                          --------------------------------------------------
PARTNER AND MIP.  Each of the Subsidiary Partnerships is a partnership duly
- ---------------
formed by Seller and the Corporate Partner pursuant to the laws of the state in which it is formed as set forth in Schedule 4.36 hereto and has full power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. The Corporate Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Corporate Partner is duly qualified to transact business as a foreign corporation and is in good standing in each of the states of California, New York and Washington. MIP is a limited partnership duly formed pursuant to the laws of Delaware and has full power and authority to acquire, own and Transfer the California GP Interests. MIP has never made retail sales in the State of California and is not required to hold and does not hold a retail seller's permit under Section 6006.5 of the California Sales and Use Tax Law."

              b.  "4.34.  SUBSIDIARY PARTNERSHIP INTERESTS AND SHARES.  The
                          -------------------------------------------
Shares are duly authorized, validly issued and outstanding and fully paid and non-assessable and are not subject to preemptive rights. The Corporate Partner has the power and authority to own the GP Interests owned by it."

              c.  "4.35.  NO PRIOR ACTIVITIES; NO SUBSIDIARIES.  Neither any of
                          ------------------------------------
the Subsidiary Partnerships nor the Corporate Partner has (a) incurred, nor will it incur prior to the Closing, directly or indirectly, any liabilities or obligations, and there are no lawsuits, claims, suits, audits, proceedings or, to the knowledge of Seller, investigations pending or threatened, against any of the Subsidiary Partnerships or the Corporate Partner, (b) any employees, (c) engaged in any business activity or transaction, or (d) entered into any agreement or arrangement with any Person, except, (x) in connecti on with its
                                          ------
organization and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby to be performed by it and
(y) in the case of clauses (c) and (d) of this Section 4.35, for ownership of the Specified Assets owned, held, used or disposed of by such Subsidiary Partnership as contemplated hereby (and in the case of the Corporate Partner, ownership of its GP Interests in each of the Subsidiary Partnerships) and the making available to Seller of such Specified Assets for use in the Business. Neither any of the Subsidiary Partnerships nor the Corporate Partner owns, directly or indirectly, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity (other than in the case of the Corporate Partner, its GP Interests in the Subsidiary Partnerships) or has Transferred any Specified Assets to any other Person other than in the ordinary course of business."

              d.  "4.36.  CAPITALIZATION OF THE SUBSIDIARY PARTNERSHIPS AND
                          -------------------------------------------------
CORPORATE PARTNER.  The GP Interests constitute all of the outstanding equity
- -----------------
interests in the Subsidiary Partnerships and the Shares constitute all of the outstanding equity interests of the Corporate Partner. There are no outstanding options, warrants, preemptive rights or other rights convertible into equity interests or to subscribe for equity interests in any of the Subsidiary Partnerships or the Corporate Partner, or any agreements, commitments or understandings with respect to the foregoing, other than as contemplated hereby. Each of Seller and Corporate Partner owns the GP Interests owned by it as set forth in Schedule 4.36, and Seller owns the Shares, free and clear of all Encumbrances other than Permitted Encumbrances (provided that, for purposes of this Section 4.36, Permitted Encumbrances shall not include any mechanics', materialmen's and similar liens) or as otherwise set forth on Schedule 4.36 hereto. The Seller has transferred the Specified Assets to each of the respective Subsidiary Partnerships and the Corporate Partner has made the cash capital contribution in each case as set forth in

Exhibit A hereto, and each of the Subsidiary Partnerships owns the Specified Assets owned by it as set forth in Schedule 4.36 hereto, free and clear of all Encumbrances except Permitted Encumbrances (provided that, for purposes of this Section 4.36, Permitted Encumbrances shall not include any mechanics', materialmen's and similar liens); in this regard, all parties who prior to the Transfer of the Specified Assets to the Subsidiary Partnerships had any security interest in respect of the Specified Assets have released said security interest and have waived until the earlier of the Closing or a date which is not later than 8 days after such Transfer any "Default" or "Potential Default" relating to such Transfer of the Specified Assets arising under the loan and/or security documentation (as each such term is defined therein) with respect to which such security interest was created."

              e.  "4.37.  AUTHORITY OF SELLER, CORPORATE PARTNER, MIP AND
                          -----------------------------------------------
SUBSIDIARY PARTNERSHIPS. The execution, delivery and performance by Seller,
- -----------------------
Corporate Partner, MIP and each Subsidiary Partnership of all agreements relating to or in connection with (i) in the case of the Seller, MIP and/or the Corporate Partner, its respective ownership of the GP Interests owned by it, or in the case of MIP to be owned by it, as set forth in Schedule 4.36 hereto including, without limitation, the Partnership Agreement of each Subsidiary Partnership, and (ii) in the case of the Seller and each of the Subsidiary Partnerships, the respective Transfer and ownership of the Specified Assets owned by each Subsidiary Partnership as set forth in Schedule 4.36 hereto, including, without limitation, the Transfer Agreement between Seller and each Subsidiary Partnership relating to the Specified Assets owned by such Subsidiary Partnership, and (iii) in the case of Seller and MIP, the Transfer to MIP of the California GP Interests, including, without limitation, the GP Transfer Agreement have been duly authorized and approved by all requisite corporate or partner actions, as applicable. The Partnership Agreement of each Subsidiary Partnership has been duly authorized, executed and delivered by each of Seller and the Corporate Partner (and, in the case of Melody California Partnership, by MIP effective as of August 29, 1992), the Transfer Agreement relating to the Transfer of Specified Assets owned by each Subsidiary Partnership has been duly authorized, executed and delivered by Seller and the applicable Subsidiary Partnership, and the GP Transfer Agreement has been duly authorized, executed and delivered by Seller and MIP, and each such Partnership Agreement, Transfer Agreement and GP Transfer Agreement is in full force and effect, is the legal, valid and binding obligation of Seller, of MIP, of Corporate Partner and each Subsidiary Partnership, as applicable to the extent they are each parties thereto, enforceable in accordance with its terms."

          P. Except as otherwise set forth herein, each of the representations and warranties set forth in Article IV of the Purchase Agreement in respect of any of the Purchased Assets previously owned by Seller prior to the Transfer thereof to the

Subsidiary Partnerships as contemplated hereby and thereafter constituting the Specified Assets shall apply to such Specified Assets after such Transfer as if such Specified Assets continued to be Purchased Assets owned directly by the Seller.

          Q. Article V of the Purchase Agreement is hereby amended by adding the following representations and warranties:

          "5.9.  ORGANIZATION AND OWNERSHIP OF FCC PARTNERSHIP. The
                 ---------------------------------------------
     FCC Partnership is a partnership duly formed by MLP Acquisition and the Administrative General Partner under the laws of Delaware and has full power and authority to own and lease and operate and use the FCC Assets and to carry on its business as proposed to be conducted. The FCC Partnership is duly qualified to transact business in each of Washington, Oregon, Massachusetts and Minnesota.

          "5.10.  NO PRIOR ACTIVITIES; NO SUBSIDIARIES.  The FCC
                  ------------------------------------
     Partnership has not (a) incurred, nor will it incur prior to the Closing Date, directly or indirectly, any liabilities or obligations, (b) engaged in any business activity or transaction, or (c) entered into any agreement or arrangement with any Person, except, in any such case, in connection with its organization and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby to be performed by it."

          R. Article VI of the Purchase Agreement is hereby amended to add thereto a new Section 6.11, to read in its entirety as follows:

          "6.11  ACQUISITION, DISPOSITION AND USE OF SPECIFIED ASSETS.
                 ----------------------------------------------------
     (i) If at any time following the date hereof and prior to the Closing Date Seller shall acquire any tangible personal property of a nature comparable to a Specified Asset and which is located in any of California, New York or Washington, and such acquisition is otherwise permitted pursuant to the Purchase Agreement, Seller may contribute such asset to such Subsidiary Partnership as is located in the state in which such asset is located, and Schedule 4.36 hereto shall be appropriately amended to reflect the contribution of such asset and the adjustment of Seller's and Corporate Partner's respective GP Interests in such Subsidiary Partnerships.

              (ii) If after the date hereof and prior to the Closing Date any of the Subsidiary Partnerships disposes of any asset owned by such Subsidiary Partnership, provided, that such
                                           --------
     disposition is otherwise permitted
     pursuant to the Purchase Agreement (for this purpose, treating such asset as if such asset were then directly owned by Seller), such Subsidiary Partnership may distribute the proceeds of such disposition to Seller and the Corporate Partner in accordance with their respective GP Interests in such Subsidiary Partnership as reflected on Schedule 4.36 hereto. Any such asset so disposed of shall no longer constitute a Specified Asset.

              (iii) Seller shall cause the Corporate Partner and each of the Subsidiary Partnerships to make their respective Specified Assets available without charge to Seller for use in the Business from the date hereof through and including the Closing Date and shall execute such documentation as is reasonably satisfactory to Buyer to evidence the foregoing. Seller has obtained insurance coverage for the Subsidiary Partnerships, at Seller's expense, if any, in form, coverage and substance meeting the standard established by Section 4.23."

          S. a. Clause (ii) of paragraph (a) of Section 6.4 is hereby amended and restated in its entirety to provide as follows: "(ii) Seller shall not, nor shall it attempt to, nor shall Seller cause or permit any of the Subsidiary Partnerships to, sell, attempt to sell, agree to sell or Transfer, encumber, or agree or attempt to encumber, any interest in the Business or the Purchased Assets and/or the Specified Assets, except (x) in the ordinary course of business, (y) as otherwise permitted pursuant hereto and (z) for the Transfer of the Specified Assets to the Subsidiary Partnerships;".

              b. Clause (ix) of Section 6.4 is hereby amended to add the following clause after the word "Seller" in the third line thereof: ", other than in connection with the Transfer of the Specified Assets in connection with the capitalization of the Subsidiary Partnerships as contemplated hereby and the Transfer of the California GP Interests to MIP".

          T. Section 7.25 of the Agreement is hereby amended to add the following phrase before the word "At" in the first line thereof: "Except for arrangements expressly disclosed in writing to Buyer prior to the Closing and on terms satisfactory to Buyer,".

          U. Pursuant to that certain letter agreement dated March 11, 1992 among the Parties, as renewed pursuant to the Letter Agreement dated July 31, 1992 among the Parties (the "FCC Letter"), Seller and Buyer have arranged for certain matters relating to the construction and operation of certain radio station facilities ("Facilities") relating to the "Applications" (as defined in the FCC Letter and as set forth in Exhibit B hereto). Notwithstanding the FCC Letter, the parties hereto agree that paragraph 3 of the FCC Letter shall read in its entirety as follows:

          "Upon completion of a Facility, Seller, Buyer and the FCC Partnership shall (i) execute an FCC Application and all other documents necessary to obtain the consent of the FCC to the assignment to the FCC Partnership of the channel capacity under the License relating to such Facility and (ii) execute a long term lease for the channel capacity under the License and the Facility relating to such License. Each such lease shall be in form and substance reasonably satisfactory to Buyer and Seller and shall provide for (a) rental payments of $1 per month from the FCC Partnership to Seller, (b) the purchase by the FCC Partnership of the License and Facility covered by such lease for the purchase price of $1 at any time during the term of the lease and in conformity with applicable law, and (c) the purchase by Buyer of the License and Facility covered by such lease for the purchase price of $1 upon the terms provided in such lease."

Capitalized terms used in this Section U. and not otherwise defined shall have the meaning ascribed thereto in the FCC Letter.

          V. A new Section 7.32 is hereby added to Article VII to read in its entirety as follows:

          "7.32  TRANSFER OF LIMITED PARTNERSHIP INTEREST IN MELODY
                 --------------------------------------------------
     CALIFORNIA PARTNERSHIP.  Not later than August 29, 1992, Seller
     ----------------------
     shall distribute to MIP all of the California GP Interests, pursuant to the terms of the Transfer Agreement relating thereto set forth on Exhibit A hereto. At Closing, MIP shall Transfer to Buyer all of such California GP Interests, free and clear of all Encumbrances other than Permitted Encumbrances (provided that for purposes of this Section 7.32, Permitted Encumbrances shall not include any mechanics', materialmen's and similar liens)."

          W. Except as otherwise set forth in this Amendment, each of the covenants and agreements of Seller set forth in Articles VI and VII of the Purchase Agreement shall apply to the Subsidiary Partnerships and Corporate Partner to the extent applicable to the Specified Assets, and any such covenant and agreement made in respect of any of the Purchased Assets previously owned by Seller prior to the Transfer thereof to the Subsidiary Partnerships as contemplated hereby and thereafter constituting the Specified Assets shall apply to such Specified Assets as if such Specified Assets continued to be Purchased Assets directly owned by Seller.

          X. Section 8.11 of the Purchase Agreement is hereby amended to read in its entirety as follows:

          "8.11  RESIGNATIONS AND RELEASES.  Seller shall have executed and
                 -------------------------
     delivered, and/or caused to be executed and delivered, to Buyer (i) resignations of and releases of liability (for the benefit of Corporate Partner and other parties specified in such release) from each of the officers, directors and shareholders of Corporate Partner and (ii) releases of liability (for the benefit of Corporate Partner, the Subsidiary Partnerships and other parties specified in such release) from each of Seller and MIP regarding their respective partnership interests in any of the Subsidiary Partnerships."

          Y. Section 10.1(a)(i) is hereby amended to add the phrase "4.33, the second and third sentences of Section 4.36, 4.37" after the reference "4.3" in the second line thereof and to add the reference "5.9" after the reference "5.2" in the second line thereof.

          Z. A new Schedule 4.36 is hereby added to the Purchase Agreement, to read in its entirety as set forth in Exhibit A hereto. A new Schedule 7.29 is hereby added to the Purchase Agreement, to read in its entirety as set forth in Exhibit B hereto. The form of Management Option Plan set forth in Schedule 5.5 is hereby deleted and replaced in its entirety by Exhibit D hereto. The equity commitments set forth in Schedule 5.5 contemplated by the first sentence of
Section 5.5 are hereby deleted and replaced in their entirety by the equity commitments set forth as Exhibit E hereto. The commitment of Barclays Bank PLC set forth in Schedule 5.5 contemplated by the second sentence of Section 5.5 is hereby amended, supplemented, and modified by the terms of the commitment of Barclay's Bank PLC attached as Exhibit F hereto, which Exhibit F is hereby added to Schedule 5.5, and in this regard the number "$10,000,000" appearing in the fourth line of Section 5.5 is hereby changed to "$7,500,000". Schedule 5.5 is hereby further amended to add thereto (i) the Barclays Put/Call Option Agreement and (ii) the Barclays Registration Rights Letter Agreement, in the respective forms thereof attached as Exhibit G hereto. The Commitment Letter from Union Bank of Switzerland ("UBS") set forth in Schedule 5.5 contemplated by the fourth sentence of Section 5.5 is hereby amended, supplemented and modified by the terms of the commitment of UBS set forth as Exhibit H hereto, which Exhibit H is hereby added to Schedule 5.5, and in this regard the number "$40,000,000" appearing in the fifteenth line of said Section 5.5 is hereby changed to $33,500,000". The form of Amended Partnership Agreement attached as Exhibit E to the Agreement is hereby deleted and replaced in its entirety by Exhibit I hereto. The Parties hereby agree that the form of confidentiality agreement agreed upon pursuant to Section 12.1(c) of the Purchase Agreement and Section
16.03 of the Amended Partnership Agreement shall be as set forth in Exhibit B to the Amended Partnership Agreement. The form of Earn-Out Note attached as Exhibit A to the Purchase Agreement is hereby deleted and replaced in its entirety by Exhibit J hereto.

          AA. The Parties hereby agree to amend the definition of "Transfer Event" in the Purchase Agreement to add the phrase: "(x) the Buyer to secure any indebtedness of the holder of such partnership interest to the Buyer incurred in connection with the purchase of such partnership interest and (y)" after the word "to" in the nineteenth line of such definition.

          BB. The Parties have further determined to extend the Termination Date and to make certain other modifications and amendments to the Agreement as set forth below:

              1. The Termination Date is hereby extended to be, and hereby is established as, September 4, 1992.

              2. The Parties acknowledge that, notwithstanding Section 3.1, the Closing Date is anticipated to be the earlier of September 4, 1992 or such other date prior thereto as the Parties shall mutually agree, but that notwithstanding anything to the contrary in the Agreement, the Parties intend for August 31, 1992 to be the date as of which calculations are to be made and measuring periods to commence for purposes of calculating the Closing Payment and adjustments thereto and the calculations to be made in respect of the Earn-Out Payment (collectively, the "Economic Calculations"). In this regard, the Parties hereby agree that each and every reference in Sections 2.3, 2.4 and 2.5 of the Agreement to the "Closing Date" and/or any defined term in said sections referencing the phrase "Closing Date" as used in such term shall be interpreted to reference August 31, 1992 (i.e., for purposes of the above referenced
                              ----
sections "Closing Date" means "August 31, 1992"), provided, that the modification described in this paragraph BB. 2. shall not apply to Section 2.5(d).

                  Notwithstanding the foregoing, interest, if any, on the amounts determined pursuant to paragraph BB. 5. hereof (including the interest components thereof) shall for purposes of Section 2.4 accrue from September 4, 1992.

              3. Notwithstanding paragraph BB. 2 above, the Parties acknowledge that the Economic Calculations shall in no way derogate from the obligations of (i) Seller to deliver all Seller's right, title and interest in and to the Purchased Assets as at the Closing Date and to retain all the Excluded Liabilities as at the Closing Date and (ii) Buyer to purchase all Seller's right, title and interest in and to the Purchased Assets as at the Closing Date and to assume all the Assumed Liabilities as of the Closing Date. In this regard, Seller agrees to promptly deliver to Buyer any proceeds received by Seller under any insurance policy contemplated by Section 4.23 regarding any event contemplated by Section 4.23 occurring during the "Holding Period" (as defined below) with respect to the Purchased Assets other than proceeds received relating to Excluded Liabilities.

              4. (a) Notwithstanding anything to the contrary set forth herein, at Closing Seller shall be entitled to retain as an Excluded Asset its cash, cash equivalents, bank deposits (including deposited but uncleared funds) and Marketable Securities (collectively, "Cash"), otherwise than as expressly provided for in this Amendment in respect of the Subsidiary Partnerships and the Corporate Partner, in an amount (the "August Base Amount") equal to Seller's Cash as at the close of business on August 31, 1992 determined in accordance with GAAP applying the same accounting principles, practices, methods and adjustments as were used by Seller in the preparation of the October Balance Sheet. At Closing, Seller, in consultation with the senior management of Seller, shall prepare and deliver to Buyer a schedule setting forth Seller's estimate of the August Base Amount, determined as aforesaid (the "Estimated August Base Amount"), and Seller's estimate of Seller's Cash as at the close of business on the day before the Closing Date (the "Estimated Closing Date Cash Amount").

                  (b) At the Closing (i) if the Estimated Closing Date Cash Amount exceeds the Estimated August Base Amount, Buyer shall be entitled to reduce the Closing Payment (as otherwise calculated pursuant to Section 2.4(b)) by the amount of the difference between the Estimated Closing Date Cash Amount and the Estimated August Base Amount and (ii) if the Estimated Closing Date Cash Amount is less than the Estimated August Base Amount, the Closing Payment (as otherwise calculated pursuant to Section 2.4(b)) shall be increased by an amount equal to the difference between the Estimated Closing Date Cash Amount and the Estimated August Base Amount. The amount of any such difference is herein referred to as the "Estimated Cash Adjustment Amount".

                  (c) Concurrently with the delivery of the Closing Date Balance Sheet, Buyer shall prepare, and shall deliver to Seller, a schedule setting forth Buyer's audited calculation of the August Base Amount and Cash as at the close of business on the day before the Closing Date, determined in accordance with GAAP applying the same accounting principles, practices, methods and adjustments as were used by Seller in the preparation of the October Balance Sheet (the "Closing Date Cash Amount") and setting forth the difference between the August Base Amount and the Closing Date Cash Amount (the "Cash Adjustment Amount"). If the Closing Payment as determined at the Closing using the Estimated Cash Adjustment Amount exceeds the amount the Closing Payment would have been had the Closing Payment been determined at Closing using the Cash Adjustment Amount instead of the Estimated Cash Adjustment Amount, (i) Buyer shall be entitled to further reduce the Closing Payment (as otherwise calculated pursuant to Section 2.4) by the amount of such excess or (ii) Seller shall promptly repay to Buyer the amount of such excess, as applicable. If the Closing Payment as determined at the Closing using the Estimated Cash Adjustment Amount is less than the amount the Closing Payment would have been had the Closing Payment been determined at Closing using the Cash Adjustment Amount instead of the Estimated Cash Adjustment Amount, the Closing Payment (as otherwise calculated pursuant to
Section 2.4) shall be increased by an amount equal to such difference in the calculation of the Closing Payment. The amount of such change in the Closing Payment as calculated in the circumstances contemplated by the two preceding sentences is herein referred to as the "Final Cash Adjustment Amount".

              5. (a) On the Closing Date, Seller, in consultation with the senior management of Seller, shall prepare and deliver to Buyer a schedule setting forth the amount of any deposit, draw made under the Seller Debt or capital contribution (the "Cash Infusions") made by or to Seller in compliance with the terms hereof after the close of business on August 31, 1992 and through the end of the remaining portion of the Holding Period (and not included in the August Base Amount), including, without limitation, the deposit made in respect of the September 1, 1992 payroll payments (the "Payroll") of the Business, other than any Cash Infusion made with respect to the payment contemplated by Section 7.4(c) and any Cash Infusion made in respect of satisfying, paying or discharging any other Excluded Liability.

                  (b) At Closing, Buyer shall pay to Seller an amount equal to the Cash Infusions minus any such portion of the Cash Infusions as shall have
                   -----
been repaid by Seller during the Holding Period (the "Adjusted Cash Infusion Amount"). In addition, at Closing Buyer shall pay to Seller interest on the Closing Payment, the August Base Amount and the Adjusted Cash Infusion Amount at the rate of 6.75% per annum (based on a 360 day year) for the number of days elapsed during the Holding Period (but excluding the last day of the Holding Period).

                  (c) At the time of making the final payments in respect of the Closing Payment adjustments pursuant to Section 2.4, Buyer shall pay to Seller, or Seller shall pay to Buyer, as applicable, interest on the Final Cash Adjustment Amount as calculated in the manner set forth in Section 2.4.

              6. The Parties agree that, notwithstanding paragraphs BB. 2, 4 and 5 above, any disputes arising with respect to the calculations made pursuant to said paragraphs shall be resolved by following as nearly as practicable the dispute resolution procedures set forth in Section 2.3(e), (f) and (g).

              7. Seller hereby covenants and agrees that, for the period from and including August 31, 1992 through and including the Closing Date (the "Holding Period"), in no event shall Seller, other than in consultation with Buyer, make any business decision or enter into any transaction during the Holding Period which may have a significant financial or operational effect on the Business. Without limiting the foregoing, under no circumstances shall Seller make any payment or distribution of cash or other current assets other than repayment of a Cash Infusion (i) under or in respect of the Seller Debt Credit Agreement dated March 9, 1989 during the Holding Period, (ii) to any Seller Group Member or Affiliate of Seller during the Holding Period and/or (iii) in respect of the items contemplated by paragraph DD. below during the Holding Period.

              8. (a) Buyer covenants and agrees that (i) it will not, under any circumstances, without the prior written consent of Seller, in any way access, withdraw, transfer or otherwise dispose of funds in the accounts maintained by and/or in the name of Buyer (other than any account established in connection with Buyer's financing of the purchase of the Purchased Assets at Union Bank of Switzerland, New York Branch, including, without limitation, the MLP Operating L.P. account at Bank of New York that was so established) (the "Buyer Accounts") in respect of the operation of the Business during the Holding Period and thereafter, other than to pay the Payroll and (ii) Buyer is operating such Buyer Accounts in trust for the benefit of Seller during the Holding Period, and Buyer acknowledges that Seller shall have beneficial ownership of the Buyer Accounts until the Closing Date.

                  (b) Buyer covenants and agrees that if the Agreement expires or terminates for any reason without the Closing having occurred, Buyer will remit to Seller all amounts actually in the Buyer Accounts.

          CC. If any sales, use or other similar Tax Returns for which Seller is the Responsible Party under Section 1.7 would, but for the provisions of Section 1.7, have a due date for the filing thereof that is subsequent to the Closing Date, then, notwithstanding the provisions of Section 1.7, Seller need not file such Tax Returns on the Closing Date, but rather shall prepare and file such Tax Returns by the due date provided under applicable law. In this regard, Buyer shall cooperate with Seller in the preparation of such Tax Returns, and Seller shall provide a copy of such Tax Returns to Buyer not later than 7 business days before the due date for the filing thereof so that Buyer shall have a reasonable opportunity to review and comment on them, provided, that such Tax Returns shall
                                           --------
in all events be filed by the due date thereof. On or before the due date thereof, Buyer shall remit to Seller the portion of the Taxes set forth in such Tax Returns for which Buyer is responsible as provided in Section 1.7.

          DD. Seller hereby represents and warrants that, following the Closing and after giving effect to Section 7.25 and Seller's obligations thereunder, Seller will have on hand unencumbered cash proceeds and/or other liquid assets from the Closing Payment, from existing resources and/or from other sources in an amount sufficient to pay or provide for the amount (in its good faith estimate) of the fees and expenses of its professional advisers (including, without limitation, legal, accounting and non-contingent financial adviser fees and expenses) and other transaction costs incurred in connection with the transactions contemplated hereby, plus $500,000.

     3. Seller, Buyer and the FCC Partnership acknowledge and agree that, for all tax, accounting and financial reporting purposes, each FCC Lease is intended, and is considered by them, to constitute a sale by Seller to Buyer on the Closing Date, of all the FCC Assets covered thereby, and will be so reflected by them on their respective tax returns and financial reports. Seller, Buyer and the FCC Partnership further agree that they will not take any position for tax, accounting or financial reporting purposes that is inconsistent with Buyer's ownership of such property from and after the Closing Date.

     4. Each of Seller, General Partner (on behalf of Seller and itself), MIP and TFC has the partnership power and authority to execute, deliver and perform this Amendment. The execution, delivery and performance of this Amendment by each of Seller, General Partner (on behalf of Seller and itself), MIP and TFC has been duly authorized and approved by all requisite corporate and partnership action, as applicable. This Amendment has been duly authorized, executed and delivered by each of Seller, General Partner (on behalf of Seller and itself), MIP and TFC and is the legal, valid and binding obligation of Seller, General Partner, MIP and TFC, enforceable in accordance with its terms.

     5. Each of Buyer and the FCC Partnership has full power and authority to execute, deliver and perform this Amendment. The execution, delivery and performance of this Amendment by each of Buyer and the FCC Partnership have been duly authorized and approved by all requisite partnership action. This Amendment has been duly authorized, executed and delivered by each of Buyer and the FCC Partnership and is the legal, valid and binding obligation of each of Buyer and the FCC Partnership, enforceable in accordance with its terms.

     6. The Parties agree that the FCC Partnership, notwithstanding its execution of this Amendment, is not to be treated as a party to the Agreement other than in connection with the matters contemplated by Sections 2.U. and 3 hereof. The Parties agree that MIP, notwithstanding its execution of this Amendment, is not to be treated as a party to the Agreement other than in connection with the matters contemplated by Sections 2.A. and 2.V. hereof

     7. Except as specifically set forth herein, the Purchase Agreement shall remain in full force and effect. It is agreed by the Parties that the Exhibits hereto and the addition of new

Schedules to the Agreement pursuant hereto do not constitute Disclosure pursuant to Section 6.8 of the Agreement.

     8. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     9. On and after the date hereof, each reference in the Purchase Agreement to "this Agreement", "the Purchase Agreement", "hereunder", "hereof", or words of like import referring to the Purchase Agreement, and each reference in every other Seller Ancillary Agreement or Buyer Ancillary Agreement to the "Purchase Agreement", "thereunder", "thereof", or other words of like import referring to the Purchase Agreement, shall mean the Purchase Agreement as amended by this Amendment. For purposes of this Amendment, the representations and warranties of Seller set forth in Section 2 hereof and the representations and warranties of Buyer set forth in Section 2 hereof are not made prior to the date of this Amendment.

     10. This Amendment and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto together with the Purchase Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements or understandings between or among any of the parties hereto, including the letter of intent (the "Letter of Intent") dated December 20, 1991 among Seller, TFC and CCI, as amended, the Confidentiality Agreement (which shall survive any termination of this Agreement) and any disclosure made or omitted pursuant to the Private and Confidential Muzak Limited Partnership Review Document dated July 1991 delivered to Buyer with respect to the Business, as to which no representation or warranty is made, other than (i) that certain letter agreement dated July 31, 1992 among the Parties with respect to the March 11, 1992 letter agreement among the Parties, as modified by Section 2.U. hereof, and (ii)
Section 7.31 of the Purchase Agreement added pursuant to Section 2.H. of Amendment No. 2 to the Purchase Agreement (in this regard, Buyer hereby acknowledges receipt of the letters from each of Arthur Andersen & Co. and Sidley & Austin referred to in said Section 7.31, and confirms that such letters are to the effect required of them by said Section 7.31 and that Buyer shall not require the delivery of any further letters (other than the opinions contemplated by Article VIII hereof, which opinions shall not be required to address state sales tax matters) as a condition to proceeding with the transactions described in such letters). This Amendment shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

     11. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

     12. Any term or provision hereof may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes hereof if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision hereof shall not be construed to be a waiver of such provision, nor in any way to affect the validity hereof or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach hereof shall be held to constitute a waiver of any other or subsequent breach.

                         Annex X to Amendment No. 3 to
                         -----------------------------
                            Asset Purchase Agreement
                            ------------------------

     AX-1. The statement of assets and liabilities of Seller attached to this Annex X shall be the "Estimated Balance Sheet" for all purposes of the Agreement, notwithstanding the delivery of any other such statement for such purpose.

     AX-2.  Notwithstanding anything in the Agreement to the contrary:

          (a) the allowance for bad debts on the Closing Date Balance Sheet shall equal the lesser of (i) $764,500 and (ii) 8.45% of the accounts receivable on the Closing Date Balance Sheet, but on the Closing Date Balance Sheet there shall be no variation from the principles, practices, methods and adjustments relating to such accounts receivable required by the Agreement, other than as aforesaid;

          (b) the $32,500 adjustment in respect of the Johnson Electronics (drive-through) inventory reflected on the Estimated Balance Sheet shall be correspondingly reflected on the Closing Date Balance Sheet, but no other adjustment in respect of such inventory (or any sale thereof) shall be reflected on the Closing Date Balance Sheet or otherwise in respect of the Purchase Price;

          (c) the $115,000 adjustment in respect of the payroll tax accrual reflected on the Estimated Balance Sheet shall be correspondingly reflected on the Closing Date Balance Sheet, and there shall be no variation on the Closing Date Balance Sheet from the principles, practices, methods and adjustments relating to such accrual (i.e., normal recognition on a straight-line basis
                          ----
corresponding to the recognition of salary expense); and

          (d) the Closing Date Balance Sheet shall reflect the following items consistently with the reflection thereof on the Estimated Balance Sheet: (i) prepaid insurance reflected on the Estimated Balance Sheet as $200,000 (estimated) of prepaid expense, (ii) Seller's cash actually used before August 31, 1992 to fund Buyer's operating accounts reflected on the Estimated Balance Sheet as an asset and (iii) petty cash retained by Buyer reflected on the Estimated Balance Sheet in the amount of $15,000.

     AX-3. It is contemplated that (a) certain ________ otherwise payable by Seller to certain of its employees ______________________________ Management Investment Plan shall be paid through ______________________ amount of the Closing Payment actually paid to ________________________ instead of being paid to Seller, such amounts _____________________ for the benefit of such employees via (i) cont_____ _________________
capital of Buyer in consideration of the issuance of partnership interests in Buyer to such employees and/or payments to such employees and (ii) withholding the balance thereof in compliance with tax requirements) (such reduction shall be effected for convenience only and not as a reduction of the Purchase Price, and Seller's constructive receipt of the aggregate amount of such reduction shall be treated for all purposes, as between Buyer and Seller, as Seller's actual receipt thereof) and (b) to the extent agreed to by Buyer and Seller before the Closing Date, Buyer shall pay certain prorated annual bonuses to certain current employees of Seller if such bonuses are paid after August 31, 1992 (in which case such payment shall be treated as a repayment of a Cash Infusion to the extent of such payment if the obligation to make such payment is not reflected as a liability on the Closing Date Balance Sheet). In either case
(a) or (b), Buyer acknowledges that it shall have, or shall cause its agent to have, responsibility for withholding and paying over such employees' taxes (but not the employer's portion thereof, it being understood that $308.24 of employer's portion will be paid over by Buyer in respect of one employee as a reduction to the Purchase Price) in respect of such amounts, as well as related reporting obligations. Seller shall cooperate with Buyer in respect of the foregoing.

                                      x-2